Exhibit 4.14

EXECUTION  VERSION

FAVOR SEA LIMITED

as Issuer

CHINA XD PLASTICS  COMPANY LTD.

as Parent Guarantor and

THE OTHER GUARANTORS NAMED HEREIN

and

CITICORP INTERNATIONAL LIMITED
as Trustee and as Collateral Agent

Indenture

Dated as of February 4, 2014

US$150,000,000

11.75% Guaranteed Senior Notes Due 2019

i

EXHIBITS
EXHIBIT A	Form of Note
EXHIBIT A	Form of Transfer Certificate for transfer from Restricted Global Note to Regulation S Global Note
EXHIBIT C	Form of Transfer Certificate for transfer from Regulation S Global Note to Restricted Global Note
EXHIBIT D	Form of Exchange Certificate for exchange of Regulation S Global Note for Restricted Global Note
EXHIBIT E	Form of Transfer Certificate for transfer from Certificated Note to Certificated Note
EXHIBIT F	Form of Authorization Certificate
EXHIBIT G	Form of Supplemental Indenture
EXHIBIT H	Trustee, Paying Agent and Transfer Agent and Registrar
SCHEDULE I	Guarantors
SCHEDULE II	Certain Terms of the Intercreditor Agreement

INDENTURE (the “Indenture”),  dated as of February 4, 2014, among Favor Sea Limited,  a company incorporated with limited  liability under the laws of the British Virgin Islands (the “Company”),  China XD Plastics Company Ltd., a company incorporated in the State of Nevada, United States (the “Parent Guarantor”),  Xinda Holding (HK) Company Limited,  a company incorporated in Hong Kong (the “Subsidiary  Guarantor”,  and together with the Parent Guarantor, the “Guarantors ”)  and Citicorp International Limited,  as Trustee and as Collateral Agent.

RECITALS

WHEREAS, the Company has duly authorized  the execution and delivery of this Indenture to provide for the issuance of up to US$150,000,000 aggregate  principal amount of the Company’s 11.75% Guaranteed  Senior Notes Due 2019 and, if and when issued, any Additional Notes as provided herein (the “Notes”).  Al  things  necessary to make this Indenture  a valid agreement  of the Company, in accordance with its terms, have been done, and the Company has done all things  necessary to make the Notes (in the case of the Additional  Notes, when duly authorized),  when executed by the Company and authenticated  and delivered by the Trustee and duly issued by the Company, the valid obligations  of the Company as hereinafter  provided.

WHEREAS, the Guarantors party hereto have duly authorized  the execution and delivery of this Indenture  as guarantors  of the Notes.  All things  necessary to make this Indenture a valid agreement  of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things  necessary to make the Guarantees, when the Notes are executed by the Company and authenticated  and delivered by the Trustee and duly issued by the Company, the valid obligations  of such Guarantor as hereinafter  provided.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit  of all Holders, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary,   in each case, whether or not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Restricted Subsidiary or such acquisition.

“Additional  Amounts” has the meaning set forth in Section 4.21.

“Additional  Notes” has the meaning set forth in Section 2.09.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent  yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Affiliate” means, with respect to any Person, any other Person (1) directly or indirectly controlling,  controlled  by, or under direct or indirect  common control with, such Person, (2) who is a director or officer  of such Person or any Subsidiary of such Person or of any Person referred to in clause (1) of this definition or (3) who is a spouse or any person cohabiting  as a spouse, child, parent, brother, sister, parent-in-law,  grandchild,  grandparent, uncle, aunt, nephew or niece of a Person described in clause (1) or (2). For purposes of this definition,  “control” (including, with correlative  meanings,  the terms “controlling,” “controlled  by” and “under common control with”),  as applied to any Person, means the possession, directly or indirectly,  of the power to direct or cause the direction of the management  and policies of such Person, whether through the ownership  of voting securities,  by contract or otherwise.

“Affiliate Transaction” has the meaning set forth in Section 4.15.

“Amended and Restated Series D Certificate ” means the Amended and Restated Certificate of Designation, Preferences and Rights of Series D Junior Convertible Preferred Stock of China XD Plastics Company Limited  dated January 24, 2014.

“Affiliate Transaction” has the meaning set forth in Section 4.15.

“Agent” means any Collateral Agent, Registrar,  Paying Agent, Authenticating Agent or Intercreditor  Agent (if any).

“Agent Members” has the meaning set forth in Section 2.06.

“Applicable  Premium” means, with respect to a Note at any redemption date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such redemption date of the redemption price of such Note at February 4, 2017 (such redemption price being described in Section 3.02(a) exclusive  of accrued interest), plus all required remaining scheduled interest payments due on such Note (but excluding accrued and unpaid interest to the redemption date) through February 4, 2017, computed using a discount rate equal to the Adjusted Treasury Rate plus 100 basis points, over (B) the principal amount of such Note on such redemption date.

“Asset Acquisition” means (1) an Investment  by the Parent Guarantor or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated  with the Parent Guarantor or any Restricted Subsidiary;  or (2) an acquisition by the Parent Guarantor or any Restricted Subsidiary of the property and assets of any Person other than the Parent Guarantor or any Restricted Subsidiary that constitute  substantially all of a division or line of business of such Person.

“Asset Disposition” means the sale or other disposition by the Parent Guarantor or any Restricted Subsidiary (other than to the Parent Guarantor or another Restricted Subsidiary)  of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary;  or (2) all or substantially all of the assets that constitute  a division or line of business of the Parent Guarantor or any Restricted Subsidiary.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or Sale and Leaseback Transaction)  of any of its property or assets (including any sale of Capital Stock of a Subsidiary or issuance of Capital Stock by a Restricted Subsidiary)  in one transaction or a series of related transactions  by the Parent Guarantor or any Restricted Subsidiary to any Person; provided that “Asset Sale” shal  not include:

(1) sales, transfers or other dispositions  of inventory,  receivables  and other current assets in the ordinary course of business;

(2) the making of any Permitted Investment  or Restricted Payment permitted to be made, and is made, under Section 4.07;

(3) sales, transfers or other dispositions  of assets with a Fair Market Value not in excess of US$1.0 million (or the Dollar Equivalent  thereof) in any transaction or series of related transactions;

(4) any sale, transfer, assignment  or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable  for use in connection with the business of the Parent Guarantor or the Restricted Subsidiaries;

(5) any transfer, assignment  or other disposition deemed to occur in connection with creating or granting any Permitted  Lien;

(6) a transaction covered by Section 5.01(a) or that constitutes  a Change of Control under this Indenture; and

(7) a sale, transfer or other disposition to the Parent Guarantor or a Restricted Subsidiary,  including,  without  limitation,  an issuance or sale by the Parent Guarantor or a Restricted Subsidiary of any Capital Stock of a Restricted  Subsidiary to the Parent Guarantor or to another Restricted Subsidiary.
“Attributable  Indebtedness” means, in respect of a Sale and Leaseback Transaction,  at the time of determination,  the present value, discounted at the interest rate implicit  in the Sale and Leaseback Transaction,  of the total obligations  of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction (including any period for which such lease has been extended), determined  in accordance with GAAP.

“Authenticating  Agent” refers to a Person engaged to authenticate  the Notes in the stead of the Trustee.

“Authorization  Certificate” has the meaning set forth in Section 2.02.

“Authorized  Officer” means, with respect to the Company or a Guarantor,  any one officer  or director, who, in each case, is authorized  to represent the Company or such Guarantor, as the case may be, in each case as evidenced to the Trustee in an Authorization Certificate.

“Average Life” means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive  scheduled principal payment of such Indebtedness and (b) the amount of such principal payment by (2) the sum of all such principal payments.

“Bank Deposit Secured Indebtedness” means Indebtedness of the Parent Guarantor or any Restricted Subsidiary that is secured by a pledge of one or more bank accounts of the Parent Guarantor or a Restricted Subsidiary and is used by the Parent Guarantor and its Restricted Subsidiaries  to in effect exchange foreign currency into Renminbi or vice versa.

“Board of Directors” means the board of directors of the Parent Guarantor or the Company, as the case may be, to manage the business of the Parent Guarantor or the Company, as applicable,  or (other than for purposes of determining Change of Control) any committee  of such board duly authorized  to take the action purported to be taken by such committee.

“Board Resolution” means any resolution of the Board of Directors taking an action which it is authorized  to take and adopted at a meeting duly called and held at which a quorum of disinterested  members (if so required) was present and acting throughout  or adopted by written resolution executed by every member of the Board of Directors.
“Business Day” means any day which is not a Saturday, Sunday, legal holiday or other day on which banking institutions  in The City of New York or in Hong Kong (or in any other place in which payments  on the Notes are to be made) are authorized  or required by law or governmental regulation to close.

“Capital Stock” means, with respect to any Person, any and al  shares, interests, participations  or other equivalents  (however designated, whether voting or non-voting)  in equity of such Person, whether outstanding on the Original Issue Date or issued thereafter, including, without  limitation,  all Common Stock and Preferred Stock but excluding debt securities convertible  into such equity.

“Capitalized  Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed)  which, in conformity  with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized  Lease Obligations” means the discounted  present value of the rental obligations  under a Capitalized  Lease.

“Certificated Notes” means the Notes, in certificated,  registered  form, executed and delivered  by the Company (and the Guarantors)  and authenticated  by the Trustee in exchange  for the Global Notes, (1) in the event that the Depositary is at any time unwilling or unable to act as depository for the Global Notes and a successor depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility or (2) when an Event of Default  has occurred and is continuing with respect to the Notes and the Company has received a written request from the Holder to do so.

“Change of Control” means the occurrence of one or more of the following events:

(1) (a) the merger, amalgamation or consolidation of the Parent Guarantor with or into another Person or the merger or amalgamation of another Person with or into the Parent Guarantor or the merger of any Person with or into a Subsidiary of the Parent Guarantor, unless immediately after such transaction the Permitted  Holders hold securities  of the surviving or transferee Person that represent at least a majority of the aggregate  voting power of the Voting Stock of the surviving or transferee Person, or (b) the direct or indirect  sale, assignment, conveyance,  transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions,  of all or substantially all the assets of the Parent Guarantor and its Subsidiaries,  taken as a whole, to another Person other than a Permitted Holder;

(2) the Permitted Holders are the beneficial  owners (as such term is used in Rule 13d- 3 of the Exchange  Act) of less than 30% of the total voting power of the Voting Stock of the Parent Guarantor;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange  Act) is or becomes the “beneficial  owner” (as defined above), directly or indirectly,  of total voting  power of the Voting Stock of the Parent Guarantor greater than such total voting power held beneficially by the Permitted Holders;

(4) individuals  who on the Original  Issue Date constituted  the Board of Directors of the Parent Guarantor, together with any new directors whose election to the Board of Directors of the Parent Guarantor was approved by a vote of at least two-thirds of the directors then still in office who were either directors on the Original Issue Date or whose election was previously so approved, cease for any reason to constitute  a majority of the Board of Directors of the Parent Guarantor then in office;

(5) the adoption of a plan relating to the liquidation or dissolution of the Parent Guarantor; or

(6) the Parent Guarantor ceasing to directly or indirectly own all outstanding Capital Stock of the Company (except a merger or consolidation of the Parent Guarantor, with and into the Company, or the liquidation of the Parent Guarantor following the transfer of all or substantially all of its assets to the Company, in each case in compliance  with the applicable provisions  herein).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Clearstream” means Clearstream Banking,  société anonyme, Luxembourg.

“Collateral” means al  collateral securing,  or purported to be securing,  directly or indirectly,  the Notes or any Guarantee pursuant  to the Security Documents,  and shall initially consist of the Capital Stock of the Company and the initial Subsidiary Guarantor.

“Collateral Agent” means the collateral agent appointed under this Indenture to hold the Collateral for the benefit  of the Holders pursuant to Section 12.04, which initially shall be Citicorp International Limited.

“Commodity  Hedging Agreement” means any commodities  swap agreement, commodities  cap agreement,  commodities  floor agreement,  commodities  futures agreement, commodities  option agreement or any other similar  agreement  or arrangement  which may consist of one or more of the foregoing agreements,  designed to manage commodities  prices and commodities  price risk.

“Common  Stock” means, with respect to any Person, any and al  shares, interests or other participations  in, and other equivalents  (however designated and whether voting or non-voting)  of such Person’s common stock or ordinary shares, whether or not outstanding at the date of this Indenture,  and includes,  without  limitation,  all series and classes of such common stock or ordinary shares.

“Company” means the party named as such in the preamble to this Indenture or any successor obligor  under this Indenture  and the Notes pursuant to this Indenture.

“Comparable  Treasury Issue” means the U.S. Treasury security having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized,  at the time of selection and in accordance with customary financial  practice, in pricing new issues of corporate debt securities  with a maturity comparable to the remaining term of the Notes from the redemption date to February 4, 2017.

“Comparable  Treasury Price” means, with respect to any redemption date:

(1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business  Day preceding such redemption date, as set forth in the daily statistical  release (or any successor release) published  by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m.  Quotations  for U.S. Government  Securities”;  or

(2) if such release (or any successor release) is not published  or does not contain such prices on such Business  Day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest  and lowest of such Reference Treasury Dealer Quotations, or (b) if fewer than three such Reference Treasury Dealer Quotations are available, the average of all such quotations.

“Consolidated Assets” means, with respect to any Restricted Subsidiary at any date of determination,  the Parent Guarantor’s  and its Restricted Subsidiaries’  proportionate interest in the total consolidated  assets of such Restricted Subsidiary and its Restricted Subsidiaries measured in accordance with GAAP as of the last day of the most recent fiscal quarter period for which consolidated  financial statements  of the Parent Guarantor and its Restricted Subsidiaries (which the Parent Guarantor shall use its reasonable best efforts to compile  in a timely manner) are available  (which may include  internal consolidated  financial statements).

“Consolidated EBITDA” means, with respect to any Person for any period, Consolidated Net Income of such Person for such period plus, to the extent such amount was deducted in calculating such Consolidated Net Income:

(1) Consolidated Interest Expense;

(2) income taxes (other than income taxes attributable  to extraordinary and non- recurring gains (or losses) or sales of assets); and

(3) depreciation expense, amortization expense and all other non-cash items reducing Consolidated Net Income (other than non-cash items in a period which reflect cash expenses paid or to be paid in another period), less all non-cash items increasing Consolidated  Net Income;

all as determined  on a consolidated  basis for such Person and its Subsidiaries  (excluding Unrestricted  Subsidiaries)  in conformity with GAAP; provided that (i) if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary,  Consolidated  EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount  equal to (A) the amount of the Consolidated Net Income attributable  to such Restricted Subsidiary multiplied  by (B) the percentage ownership  interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Parent Guarantor or any of the Restricted Subsidiaries;  (ii) in the case of any PRC CJV (consolidated  in accordance with GAAP), Consolidated EBITDA shall be reduced (to the extent not already reduced in accordance with GAAP) by any payments, distributions  or amounts (including the Fair Market Value of any non- cash payments,  distributions  or amounts)  required to be made or paid by such PRC CJV to the PRC CJV Partner, or to which the PRC CJV Partner otherwise  has a right or is entitled,  pursuant to the joint venture agreement  governing such PRC CJV; and (iii)  notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of a Person will be added to the Consolidated Net Income to compute Consolidated  EBITDA of such Person only to the extent that a corresponding amount of the income or profit of the Restricted Subsidiary would be permitted at the date of determination to be dividended  to such Person by such Restricted Subsidiary without  prior governmental  or other approval (which has not been obtained or waived), and without  direct or indirect  restriction pursuant to the terms of its charter and all agreements,  instruments,  judgments,  decrees, orders, statutes, rules and governmental  regulations applicable  to that Restricted Subsidiary or its stockholders.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum (without  duplication)  of (1) Consolidated  Interest Expense for such period and (2) all cash and non-cash dividends  paid, declared, accrued or accumulated  during such period on any Disqualified  Stock or Preferred Stock of such Person or any of its Subsidiaries  (other than Unrestricted  Subsidiaries)  held by Persons other than the Parent Guarantor or any Wholly Owned Restricted Subsidiary,  except for dividends  payable in the Parent Guarantor’s Capital Stock (other than Disqualified  Stock).

“Consolidated Interest Expense” means, with respect to any Person for any period, the amount that would be included  in gross interest expense on a consolidated  income statement prepared in accordance with GAAP for such period of such Person and its Restricted Subsidiaries,  plus, to the extent not included  in such gross interest expense, and to the extent incurred, accrued or payable during such period by such Person and its Restricted Subsidiaries, without  duplication,  (1) interest expense attributable  to Capitalized  Lease Obligations  and the interest portion of rent expense associated with Attributable  Indebtedness in respect of the relevant  lease giving rise thereto, determined  as if such lease were a capitalized  lease in accordance with GAAP, (2) amortization of debt issuance  costs and original  issue discount expense and non-cash interest  payments in respect of any Indebtedness, (3) the interest portion of any deferred payment  obligation,  (4) all commissions,  discounts and other fees and charges with respect to letters of credit or similar  instruments  issued for financing purposes or in respect of any Indebtedness, (5) the net costs associated with Hedging Obligations  (including the amortization of fees), (6) interest accruing on Indebtedness of any other Person that is guaranteed by, or secured by a Lien on any asset of, such Person or any of its Restricted Subsidiaries  and (7) any capitalized  interest;  provided that interest expense attributable  to interest on any
Indebtedness bearing a floating interest  rate will be computed on a pro forma basis as if the rate in effect on the date of determination had been the applicable  rate for the entire relevant period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries  for such period, on a consolidated  basis, determined  in conformity with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without  duplication):

(1) the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting except that:

(a)
subject to the exclusion contained in clause (5) below, the Parent Guarantor’s equity in the net income of any such Person for such period shall be included  in such Consolidated  Net Income up to the aggregate amount of cash actually distributed  by such Person during such period to the Parent Guarantor or a Restricted Subsidiary as a dividend  or other distribution (subject, in the case of a dividend  or other distribution paid to a Restricted Subsidiary,  to the limitations  contained in clause (3) below); and

(b)
the Parent Guarantor’s  equity in a net loss of any such Person for such period shall be included  in determining such Consolidated Net Income to the extent funded with cash or other assets of the Parent Guarantor or Restricted Subsidiaries;

(2) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated  with the Parent Guarantor or any of the Restricted Subsidiaries  or all or substantially all of the property and assets of such Person are acquired by the Parent Guarantor or any of the Restricted Subsidiaries;

(3) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration or payment  of dividends  or similar  distributions  by such Restricted Subsidiary of such net income is subject to prior governmental  or other approval (which has not been obtained or waived) or is not at the time permitted by the operation of the terms of its charter, articles of association or other constitutive  document or any agreement, instrument,  judgment,  decree, order, statute, rule or governmental  regulation applicable to such Restricted Subsidiary;

(4)  the cumulative effect of a change in accounting principles;

(5) any net after-tax gains realized on the sale or other disposition of (a) any property or asset of the Parent Guarantor or any Restricted Subsidiary that is not sold in the ordinary course of its business or (b) any Capital Stock of any Person (including any gains by the Parent Guarantor or a Restricted Subsidiary realized on sales of Capital Stock of the Parent Guarantor  or of any Restricted Subsidiary);

(6) any translation gains and losses due solely to fluctuations  in currency values and related tax effects;

(7)  any net after-tax extraordinary or non-recurring gains or losses; and

(8)  any non-cash expense, loss, income or gain relating to any change in fair value of (i) share options and other equity based compensation or (ii) convertible  securities  issued by the Parent Guarantor.

“Consolidated Net Worth” means, at any date of determination,  stockholders’ equity as set forth on the most recently available  semi-annual or annual consolidated  balance sheet of the Parent Guarantor and the Restricted Subsidiaries,  plus, to the extent not included,  any Preferred Stock of the Parent Guarantor, less any amounts  attributable  to Disqualified  Stock or any equity security convertible  into or exchangeable  for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable  from the sale of the Capital Stock of the Parent Guarantor or any of the Restricted Subsidiaries,  each item to be determined  in conformity with GAAP.

“continuing” means, with respect to any Default  or Event of Default,  that such Default  or Event of Default  has not been cured or waived.

“Corporate  Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered,  which at the date of this Indenture  is located at Citicorp International  Limited,  50th Floor, Citibank Tower, Citibank Plaza, 3 Garden Road, Central, Hong Kong.

“Creditor Representative” means (i) the Trustee (acting on the instructions  of the Holders pursuant to the terms of the Indenture  and the Security Documents)  or (ii) the trustee, administrative  agent or other representative  of holders of any Permitted Pari Passu Secured Indebtedness, acting in accordance with the terms of the agreements governing such Indebtedness.

“Currency  Hedging Agreement” means any currency swap agreement,  currency cap agreement  currency floor agreement, currency futures  agreement,  commodity option agreement or any other similar  agreement or arrangement  which may consist of one or more of the foregoing agreements,  designed to manage currencies  and currency risk.

“Custodian” means Citibank,  N.A., London Branch, as custodian for DTC.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which wil  initially be DTC. “Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the date that is 183 days after the Stated Maturity of the Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the date that is 183 days after the Stated Maturity of the Notes or (3) convertible  into or exchangeable  for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity  prior to the date that is 183 days after the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute  Disqualified Stock but for provisions  thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 183 days after the Stated Maturity of the Notes shall not constitute  Disqualified  Stock if the “asset sale” or “change  of control” provisions  applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions  contained in Section 4.13 and Section 4.14 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant  to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to Section 4.13 and Section 4.14.

“Distribution  Compliance  Period”, with respect to any Note, means the period of 40 consecutive  days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors  (as defined in Regulation S) in reliance  on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance  with respect to such Note or any predecessor of such Note.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved  in such computation into U.S. dollars at the noon buying rate for U.S. dollars in New York City for cable transfers as certified  for customs purposes by the Federal Reserve Bank of New York on the date of determination.

“DTC” means The Depository Trust Company and its successors.

“Equity Offering” means (i) any bona fide public or private offering of Capital Stock (other than Disqualified  Stock) of the Parent Guarantor other than to Affiliates  of the Parent Guarantor after the Original Issue Date or (ii) any bona fide underwritten secondary public offering or secondary private placement  of Capital Stock (other than Disqualified  Stock) of the Parent Guarantor beneficially owned by the Permitted Holders, after the Original  Issue Date, to the extent that the Permitted Holders or a company controlled  by such Person concurrently with such public offering or private placement purchases in cash an equal amount of Capital Stock (other than Disqualified  Stock) from the Parent Guarantor at the same price as the public offering or private placing price; provided that the aggregate gross cash proceeds received by the Parent Guarantor as a result of such offering described in clause (i) or (ii) or a combination thereof (excluding gross cash proceeds received from the Parent Guarantor or any of its Subsidiaries) shall be no less than US$5.0 million (or the Dollar Equivalent  thereof).

“Euroclear” means Euroclear Bank S.A./N.V.

“Event of Default” has the meaning set forth in Section 6.01. “Excess Proceeds” has the meaning set forth in Section 4.14.

“Exchange Act” means the United States Securities  Exchange  Act of 1934, as amended.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed  and willing seller under no compulsion to sell and an informed  and willing buyer under no compulsion to buy, as determined  in good faith by the Board of Directors, whose determination shall be conclusive  if evidenced by a Board Resolution.

“Fitch” means Fitch Inc., a subsidiary of Fimalac,  S.A., and its successors.

“Fixed Charge Coverage Ratio” means, on any Transaction Date, the ratio of (1) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which consolidated  financial  statements of the Parent Guarantor (which the Parent Guarantor shall use its reasonable best efforts to compile  in a timely manner) are available  (which may be internal consolidated  financial statements)  (the “Four Quarter Period”) to (2) the aggregate  Consolidated Fixed Charges during such Four Quarter Period. In making the foregoing calculation:

(a) pro forma effect shall be given to any Indebtedness Incurred, repaid or redeemed during the period (the “Reference Period”) commencing on and including the first day of the Four Quarter Period and ending on and including the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar  arrangement  (or under any predecessor revolving credit or similar  arrangement)  in effect on the last day of such Four Quarter Period), in each case as if such Indebtedness had been Incurred, repaid or redeemed on the first day of such Reference Period; provided that, in the event of any such repayment or redemption,  Consolidated EBITDA for such period shall be calculated  as if the Parent Guarantor or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to repay or redeem such Indebtedness;

(b) Consolidated Interest Expense attributable  to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate will be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Hedging Agreement  applicable to such Indebtedness if such Interest Rate Hedging Agreement  has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable  rate for the entire period;

(c) pro forma effect will be given to the creation, designation or redesignation of Restricted Subsidiaries  and Unrestricted  Subsidiaries  as if such creation, designation or redesignation had occurred on the first day of such Reference Period;

(d) pro forma effect will be given to Asset Dispositions  and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition)  that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(e) pro forma effect will be given to asset dispositions  and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition)  that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Parent Guarantor or any Restricted Subsidiary during such Reference Period and that would have constituted  Asset Dispositions  or Asset Acquisitions  had such transactions  occurred when such Person was a Restricted Subsidiary as if such asset dispositions  or asset acquisitions were Asset Dispositions  or Asset Acquisitions  that occurred on the first day of such Reference Period; provided that to the extent that clause (d) or (e) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition  (or asset acquisition or asset disposition),  such pro forma calculation will be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business  of the Person, that is acquired or disposed for which financial information is available.

“GAAP” means generally accepted accounting principles  in the United States as in  effect from time to time. At any time after the Original  Issue Date, the Parent Guarantor may elect to apply International Financial  Reporting Standards (“IFRS”) accounting principles  in lieu of GAAP and, upon any such election, references herein to GAAP and GAAP concepts shall thereafter be construed to refer to IFRS and corresponding IFRS concepts; provided that any such election,  once made, shall be irrevocable.  All ratios and computations  contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent  basis.

“Global Notes” has the meaning set forth in Section 2.04.

“guarantee” means any obligation,  contingent  or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing,  any obligation,  direct or indirect,  contingent  or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership  arrangements,  or by agreements  to keep-well, to purchase assets, goods, securities  or services, to take-or-pay, or to maintain financial statement  conditions  or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against  loss in respect thereof (in whole or in part); provided that the term “guarantee” shal  not include  endorsements for collection or deposit in the ordinary course of business.  The term “guarantee” used as a verb has a corresponding meaning.

“Guaranteed Indebtedness” has the meaning set forth in Section 4.12.

“Guarantor Pledgors” means the initial Guarantor Pledgors and any other Guarantor that pledges Collateral to secure the obligations  of the Company under the Notes and this Indenture and of such Guarantor under its Guarantee;  provided that “Guarantor  Pledgor” does not include  any person whose pledge under the Security Documents  has been released in accordance with the Security Documents,  this Indenture  and the Notes.

“Hedging Obligation” of any Person means the obligations  of such Person pursuant to any Commodity Hedging Agreement,  Currency Hedging Agreement  or Interest Rate Hedging Agreement.

“Holder” means the Person in whose name a Note is registered in the Note register. “Incur” means, with respect to any Indebtedness or Disqualified  Stock, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become  responsible  for, the payment of, contingently or otherwise, such Indebtedness or Disqualified Stock; provided that (1) any Indebtedness and Disqualified  Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (or fails  to meet the qualifications  necessary to remain an Unrestricted  Subsidiary)  will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary (or fails to meet such qualifications)  and (2) the accretion of original  issue discount shall not be considered an Incurrence  of Indebtedness.  The terms “Incurrence,” “Incurred” and “Incurring”  have meanings  correlative  with the foregoing.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness  of such Person for borrowed money;

(2) all obligations  of such Person evidenced by bonds, debentures, notes or other similar  instruments;

(3) al  obligations  of such Person in respect of letters of credit, bankers’ acceptances or other similar  instruments;

(4) all obligations  of such Person to pay the deferred and unpaid purchase price of property or services, except Trade Payables;

(5)  all Capitalized Lease Obligations and Attributable Indebtedness;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness;

(7) all Indebtedness of other Persons guaranteed by such Person to the extent such Indebtedness is guaranteed by such Person;

(8)  to the extent not otherwise included in this definition, Hedging Obligations;

(9) all Disqualified  Stock issued by such Person valued at the greater of its voluntary or involuntary liquidation  preference and its maximum fixed repurchase price plus accrued dividends;  and

(10) any Preferred Stock issued by (a) such Person, if such Person is a Restricted Subsidiary or (b) any Restricted Subsidiary of such Person valued at the greater of its voluntary or involuntary liquidation  preference and its maximum fixed repurchase price plus accrued dividends.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations  as described above and, with respect to contingent obligations,  the maximum  liability upon the occurrence of the contingency giving rise to the obligation;  provided:

(1) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized  portion of the original issue discount  of such Indebtedness at such time as determined  in conformity with GAAP;

(2) that money borrowed and set aside at the time of the Incurrence  of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest;  and

(3) that the amount of Indebtedness with respect to any Hedging Obligation shall be equal to the net amount payable if the Commodity Hedging Agreement,  Currency Hedging Agreement  or Interest Rate Hedging Agreement  giving rise to such Hedging Obligation terminated  at that time due to default by such Person.

“Initial Purchasers” means Morgan Stanley & Co. International plc, UBS AG, Hong Kong Branch, The Hongkong and Shanghai Banking Corporation Limited  and China Minsheng Banking Corp., Ltd. Hong Kong Branch.

“Intercreditor Agent” means the party named as such in any Intercreditor  Agreement  or any successor intercreditor  agent under such Intercreditor  Agreement.

“Intercreditor Agreement” means the intercreditor  agreement,  in a form satisfactory to the Trustee and the Collateral Agent, to be entered into by the Company, the Guarantor Pledgors, the Trustee, the Collateral Agent and the holders of Permitted  Pari Passu Secured Indebtedness (or their representative),  which shall include  the terms, conditions  and provisions  set forth in Schedule II hereto, as amended, waived, restated, replaced and/or supplemented  from time to time.

“Interest Payment Date” means February 4 and August 4 of each year, commencing August 4, 2014.

“Interest Rate Hedging Agreement” means any interest rate swap agreement,  interest rate cap agreement,  interest rate floor agreement,  interest rate future contract, interest rate option agreement  or any other similar  agreement  or arrangement  which may consist of one or more of any of the foregoing agreements,  designed  to manage interest rates and interest rate risk.

“Interest Record Date” has the meaning specified  in the Form of Note attached hereto as Exhibit  A.

“Investment” means:

(1)	any direct or indirect advance, loan or other extension of credit to another Person;

(2)	any capital contribution to another Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others);

(3)
any purchase or acquisition of Capital Stock (or options, warrants or other rights to acquire such Capital Stock), Indebtedness, bonds, notes, debentures or other similar  instruments  or securities  issued by another Person; or

(4)	any guarantee of any obligation of another Person.

For the purposes of Section 4.07 and Section 4.18: (1) the Parent Guarantor will be deemed to have made an Investment  in an Unrestricted  Subsidiary in an amount equal to the Fair Market Value of the Parent Guarantor’s  proportionate interest in the assets (net of the liabilities owed to any Person other than the Parent Guarantor or a Restricted Subsidiary and that are not guaranteed by the Parent Guarantor or a Restricted Subsidiary)  of a Restricted Subsidiary that is designated an Unrestricted  Subsidiary calculated  as of the time of such designation,  (2) any property transferred  to or from any Person shall be valued at its Fair Market Value at the time of such transfer, as determined  in good faith by the Board of Directors and (3) if the Parent Guarantor or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition,  such entity is no longer a Subsidiary of the Parent Guarantor, the Parent Guarantor shall be deemed to have made an Investment  on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of.

“Investment Grade” means a rating of “AAA,” “AA,” “A” or “BBB,” as modified  by a “+” or “-” indication,  or an equivalent  rating representing one of the four highest  rating categories, by S&P or any of its successors or assigns, or a rating of “Aaa,” or “Aa,” “A” or “Baa,” as modified  by a “1,” “2” or “3” indication,  or an equivalent  rating representing one of the four highest  rating categories, by Moody’s or any of its successors or assigns,  or the equivalent  ratings of any internationally recognized  rating agency or agencies, as the case maybe, which shall have been designated by the Parent Guarantor as having been substituted  for S&P or Moody’s or both, as the case may be.

“Lien” means any mortgage,  pledge, security interest, encumbrance,  lien or charge of any kind (including,  without  limitation,  any conditional  sale or other title retention agreement  or lease in the nature thereof or any agreement to create any mortgage,  pledge, security interest, lien, charge, easement or encumbrance  of any kind).

“Majority Creditors” means one or more trustee, administrative  agent or other representative  (including the Trustee) in respect of obligations  under the Notes or any Permitted Pari Passu Secured Indebtedness that represent at least 50% of the aggregate principal amount of all obligations  under the Notes and Permitted Pari Passu Secured Indebtedness.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Net Cash Proceeds” means:

(1) with respect to any Asset Sale (other than the issuance or sale of Capital Stock), the proceeds of such Asset Sale in the form of cash or Temporary Cash Investments  including payments in respect of deferred payment obligations  (to the extent corresponding to the principal,  but not interest, component thereof) when received in the form of cash or Temporary Cash Investments  and proceeds from the conversion of other property received when converted to cash or Temporary Cash Investments,  net of:

(a) brokerage commissions  and other fees and expenses (including fees and expenses of counsel and investment  banks) related to such Asset Sale;

(b) provisions  for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without  regard to the consolidated  results of operations of the Parent Guarantor and the Restricted Subsidiaries,  taken as a whole;

(c) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale; and

(d) appropriate amounts to be provided by the Parent Guarantor or any Restricted Subsidiary as a reserve against any liabilities  associated with such Asset Sale, including,  without limitation,  pension and other post-employment  benefit  liabilities,  liabilities  related to environmental matters and liabilities  under any indemnification obligations  associated with such Asset Sale, al  as determined  in conformity with GAAP and reflected in an Officers’  Certificate delivered  to the Trustee; and

(2) with respect to any Asset Sale consisting of the issuance  or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments  in respect of deferred payment obligations  (to the extent corresponding to  the principal,  but not interest, component  thereof) when received in the form of cash or Temporary Cash Investments  and proceeds from the conversion of other property received when converted to cash or Temporary Cash Investments,  net of attorneys’ fees, accountants’ fees, underwriters’  or placement agents’ fees, discounts  or commissions  and brokerage, consultant  and other fees incurred in connection with such issuance  or sale and net of taxes paid or payable as a result thereof.

“Non-Guarantor Subsidiaries” means al  of the Restricted Subsidiaries  that are not Subsidiary Guarantors.

“Notes” has the meaning assigned  to such term in the Recitals.

“Offer to Purchase” means an offer to purchase Notes by the Company from the Holders commenced by the Company by mailing a notice by first class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder at its last address appearing in the Note register (or otherwise communicating in accordance with the applicable  procedures of DTC) stating:

(1) the provision in this Indenture pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

(2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Offer to Purchase Payment Date”);

(3)  that any Note not tendered will continue to accrue interest pursuant to its terms;

(4) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Offer to Purchase Payment Date;

(5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled  “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified  in the notice prior to the close of business  on the Business  Day immediately preceding the Offer to Purchase Payment Date;

(6) that Holders will be entitled  to withdraw  their election if the Paying Agent receives, not later than the close of business on the third Business  Day immediately preceding the Offer to Purchase Payment Date, a facsimile  transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered  for purchase and a statement  that such Holder is withdrawing his election to have such Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased  portion of the Notes surrendered;  provided that each Note purchased and each new Note issued shall be in a principal amount of US$200,000 or any amount in excess thereof which is an integral multiple  of US$1,000.

One Business  Day prior to the Offer to Purchase Payment Date, the Company shall deposit with the Paying Agent money sufficient  to pay the purchase price of all Notes or portions thereof to be accepted by the Company for payment on the Offer to Purchase Payment Date. On or before the Offer to Purchase Payment Date, the Company shall (a) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; and (b) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate  specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail (or otherwise  deliver in accordance with applicable  procedures of DTC) to the Holders of Notes so accepted payment in an amount equal to the purchase price, and upon receipt of written order of the Company signed by an Officer the Trustee shall promptly authenticate  and mail (or otherwise  deliver in accordance with applicable procedures of DTC) (or cause to be transferred by book entry) to such Holders a new Note equal in principal amount to any unpurchased  portion of the Note surrendered;  provided that each Note purchased and each new Note issued shall be in a principal amount of US$200,000 or any  amount in excess thereof which is an integral multiple  of US$1,000. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Offer to Purchase Payment Date.

The Company will comply with Rule 14e-1 under the Exchange  Act and any other securities  laws and regulations  thereunder to the extent such laws and regulations  are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

The materials  used in connection with an Offer to Purchase are required to contain or incorporate by reference information concerning the business of the Parent Guarantor and its Subsidiaries  which the Company in good faith believes will assist such Holders to make an informed  decision with respect to the Offer to Purchase, including a brief description of the events requiring the Company to make the Offer to Purchase, and any other information required by applicable  law to be included  therein.  The offer is required to contain all instructions  and materials  necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.

“Offering Memorandum” means the offering memorandum  of the Company dated January 24, 2014 in connection with the offering of the Notes issued on the Original Issue Date.

“Officer” means one of the executive  officers  of the Parent Guarantor or, in the case of a Restricted Subsidiary,  one of the directors or officers  of such Restricted Subsidiary.

“Officers’ Certificate” means a certificate  signed by two Officers;  provided that, with respect to any Subsidiary Guarantor having only one Officer,  an “Officers’ Certificate” means a certificate  signed by such Officer.

“Opinion  of Counsel” means a written opinion from external legal counsel selected by the Company, provided that such counsel shall be reasonably acceptable to the Trustee in its sole discretion.

“Original  Issue Date” means the date on which the Notes are originally issued under this Indenture.

“Original  Series D Indebtedness” has the meaning set forth in Section 4.06.

“outstanding” when used with respect to the Notes means, as of the date of determination,  all Notes theretofore authenticated  and delivered under this Indenture, except:

(i) Notes theretofore  cancelled by the Trustee or accepted by the Trustee for cancellation;

(ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture  or provision therefor reasonably satisfactory to the Trustee has been made; and

(iii) Notes in exchange for or in lieu of which other Notes have been authenticated  and delivered  pursuant to this Indenture.

A Note does not cease to be outstanding because the Company or any Affiliate  of the Company holds the Note; provided that in determining whether the Holders of the requisite amount of outstanding Notes have given any request, demand, authorization,  direction,  notice, consent or waiver under this Indenture,  Notes owned by the Company or any Affiliate  of the Company shall be disregarded and deemed not to be outstanding,  except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization,  direction,  notice, consent or waiver, only Notes which a Responsible  Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes  to the satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Company or an Affiliate  of the Company.

“Pari Passu Guarantee” means a guarantee by any Guarantor of Indebtedness of the Company (including Additional  Notes); provided that (1) the Company and such Guarantor were permitted to Incur such Indebtedness by Section 4.06 and (2) such guarantee ranks pari passu with any outstanding Guarantee of such Guarantor.

“Paying Agent” means initially the Trustee acting in such capacity or subsequently any other party that replaces the Trustee and is appointed as the principal paying and transfer agent with respect to the Notes or any successor thereto and any paying and transfer agent with respect to the Notes subsequently appointed pursuant to a paying and transfer agent agreement  or letter of appointment.

“Payment Date” shall have the meaning set forth in Section 4.01.

“Permitted  Businesses” means any business which is the same as or reasonably ancillary or complementary to any of the businesses  of the Parent Guarantor and the Restricted  Subsidiaries  on the Original Issue Date.

“Permitted  Holders” means any or al  of the following:

(1)	Mr. Jie Han;

(2)	any Affiliate (other than an Affiliate as defined in clause (2) of the definition of Affiliate) of the Person specified in clause (1) of this definition;

(3)	the estate or trust of the Person specified in clause (1) of this definition or the legal representative thereof; and

(4)
any Person both the Capital Stock and the Voting Stock of which (or in the case of a trust, the beneficial interests  in which) are owned 80% or more by one or more of the Persons specified in clauses (1), (2) and (3) of this definition.

Any Person or group whose acquisition of beneficial ownership  constitutes  a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements  of this Indenture (or would result in a Change of Control Offer in the absence of the waiver of such requirement  by Holders in accordance with this Indenture) will thereafter constitute  additional Permitted  Holders.

“Permitted  Indebtedness” has the meaning set forth in Section 4.06(b). “Permitted  Investment” means:

(1)  any Investment in the Parent Guarantor or a Restricted Subsidiary that is primarily engaged in Permitted Businesses or a Person which will, upon the making of such Investment, become a Restricted Subsidiary that is primarily engaged in Permitted Businesses or will be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Parent Guarantor or a Restricted Subsidiary that is primarily engaged in Permitted Businesses;

(2)  cash or Temporary Cash Investments;

(3) payroll, travel and similar  advances made in the ordinary course of business to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4)  stock, obligations or securities received in satisfaction of judgments;

(5) an Investment  in an Unrestricted  Subsidiary consisting solely of an Investment  in another Unrestricted  Subsidiary;

(6) any Investment  pursuant to a Hedging Obligation designed solely to protect the Parent Guarantor or any Restricted Subsidiary against fluctuations  in commodity prices, interest rates or foreign currency exchange rates and not for speculation;

(7) receivables,  trade credits, finance  leases or other current assets owing to the Parent Guarantor or any Restricted Subsidiary,  if created or acquired in the ordinary course of business and payable or dischargeable  in accordance with customary trade terms within  90 days;

(8) Investments  consisting of consideration received in connection with an Asset Sale under clause (iv)(B)  of, and made in compliance  with, Section 4.14;

(9) pledges or deposits (x) with respect to leases or utilities  provided to third parties in the ordinary course of business  or (y) otherwise described in the definition of “Permitted Liens” or permitted under Section 4.08;

(10) loans or advances to vendors, contractors, suppliers  or distributors,  including advance payments  for equipment  and machinery made to the manufacturer  thereof, of the Parent Guarantor or any Restricted Subsidiary in the ordinary course of business and dischargeable  in accordance with customary trade terms within 90 days;

(11) Investments  in securities  of trade creditors, trade debtors or customers received pursuant to any plan of reorganization or similar  arrangement  upon the bankruptcy or insolvency of such trade creditor, trade debtor or customer;

(12) deposits made in order to comply with statutory or regulatory obligations  to maintain deposits for workers’ compensation claims  and other purposes specified by statute or regulation from time to time in the ordinary course of business; and

(13) Investments  in existence  on the Original Issue Date.

“Permitted  Liens” means:

(1) Liens for taxes, assessments, governmental  charges or claims  that are being contested in good faith by appropriate legal or administrative  proceedings  promptly instituted and diligently conducted and for which a reserve or other appropriate provision,  if any, as shall be required in conformity with GAAP shall have been made;

(2) statutory and common law Liens of landlords  and carriers, warehousemen, mechanics,  suppliers, repairmen or other similar  Liens arising in the ordinary course of business and with respect to amounts  not yet delinquent  or being contested in good faith by appropriate legal or administrative  proceedings promptly instituted  and diligently conducted and for which a reserve or other appropriate provision,  if any, as shall be required in conformity with GAAP shall have been made;

(3) Liens incurred or deposits made to secure the performance  of tenders, bids, leases, statutory or regulatory obligations,  bankers’ acceptances, surety and appeal bonds, government contracts, performance  and return-of-money bonds and other obligations  of a similar  nature incurred in the ordinary course of business (exclusive  of obligations  for the payment  of borrowed money);

(4) leases or subleases granted to others that do not materially interfere  with the ordinary course of business  of the Parent Guarantor and the Restricted Subsidiaries,  taken as a whole;

(5) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person (i) becomes a Restricted Subsidiary or (ii) is merged with or into or consolidated  with the Parent Guarantor or any Restricted Subsidiary;  provided that such Liens do not extend to or cover any property or assets of the Parent Guarantor or any Restricted Subsidiary other than the property or assets of such Person (if such Person becomes a Restricted Subsidiary)  or the property or assets acquired by the Parent Guarantor or such Restricted Subsidiary (if such Person is merged with or into or consolidated  with the Parent Guarantor or such Restricted Subsidiary);  provided further  that such Liens were not created in contemplation of or in connection with the transactions  or series of transactions  pursuant  to which such Person became a Restricted Subsidiary;

(6)  Liens in favor of the Parent Guarantor or any Restricted Subsidiary;

(7) Liens arising from the rendering of a final judgment  or order against the Parent Guarantor or any Restricted Subsidiary that do not give rise to an Event of Default;

(8) Liens securing reimbursement  obligations  with respect to letters of credit, performance  and surety bonds and completion guarantees  that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(9)  Liens existing on the Original Issue Date;

(10) Liens securing Permitted Refinancing Indebtedness in respect of Secured Indebtedness; provided that such Liens do not extend to or cover any property or assets of the Parent Guarantor or any Restricted Subsidiary other than the property or assets securing the Secured Indebtedness being refinanced;

(11) Liens securing Hedging Obligations  permitted to be Incurred under paragraph (v) of Section 4.06(b); provided that (i) Indebtedness relating to any such Hedging Obligation is, and is permitted under Section 4.08 to be, secured by a Lien on the same property securing such Hedging Obligation or (ii) such Liens are encumbering customary initial  deposits or margin deposits or are otherwise  within  the general parameters customary in the industry and incurred  in the ordinary course of business;

(12)  Liens under the Security Documents;

(13) Liens securing Attributable  Indebtedness of up to US$5.0 million (or the Dollar Equivalent)  that is permitted  to be Incurred under this Indenture;  provided that (a) such Lien covers only the properties that are the subject of the Sale and Leaseback Transaction pursuant to which such Attributable  Indebtedness is Incurred; and (b) the principal amount of the Attributable  Indebtedness secured by such Lien does not exceed 130% of the value of the property (at the time of the initial sale in connection with the Sale and Leaseback Transaction) that is the subject of the related Sale and Leaseback Transaction;

(14) Liens on the Collateral,  pari passu with the Lien for the benefit of the Holders, created by the Parent Guarantor, the Company and any Subsidiary Guarantor Pledgor that secures Permitted Pari Passu Secured Indebtedness;

(15) Liens on deposits securing trade letters of credit (and reimbursement  obligations relating thereto) incurred in the ordinary course of business;

(16)  any interest or title of a lessor in the property subject to any operating lease;

(17) easements, rights-of-way,  municipal  and zoning ordinances or other restrictions  as to the use of properties in favor of governmental agencies or utility companies that do not materially adversely affect the value of such properties or materially impair  the use for the purposes of which such properties are held by the Parent Guarantor or any Restricted Subsidiary;

(18) Liens on deposits made in order to comply with statutory obligations  to maintain deposits for workers compensation claims and other purposes specified  by statute made in the ordinary course of business  and not securing Indebtedness of the Parent Guarantor or any Restricted Subsidiary;

(19) Liens on assets of a Non-Guarantor Subsidiary securing Indebtedness of Non- Guarantor Subsidiaries  permitted to be Incurred under the covenant described under Section 4.06;

(20) Liens securing Indebtedness permitted  under paragraph (x) of Section 4.06(b); provided that such Lien (i) covers only the equipment,  property or assets acquired with such Indebtedness (but not any Capital Stock of Persons holding such equipment,  property or assets) and (ii) is created within 180 days of such acquisition;

(21) Liens securing Indebtedness permitted under paragraph (xii) of Section 4.06(b); provided that such Lien covers only (i) pledges of one or more bank accounts and (ii) accounts receivables  incurred in the ordinary course of business; and

(22) Liens securing Indebtedness permitted  under paragraph (xv) of Section 4.06(b); provided that (i) such Lien covers only pledges of one or more bank accounts and (ii) the total deposits in such pledged bank accounts shall not at any time exceed an amount equal to 110% of the aggregate outstanding principal amount of such Indebtedness (or the Dollar Equivalent thereof).

provided that for purposes of the Collateral, Permitted Liens shall mean Liens described in clauses (1), (5), (12) and (14) above only.

“Permitted  Pari Passu Secured Indebtedness” means Indebtedness of the Company (including Additional Notes) or the Parent Guarantor which ranks pari passu with the Notes or the Parent Guarantee, as the case may be, and any Pari Passu Guarantee of a Guarantor with respect to such Indebtedness; provided that (1) the Parent Guarantor, the Company or such Subsidiary Guarantor, as the case may be, was permitted  to Incur such Indebtedness under Section 4.06; (2) the holders of such Permitted Pari Passu Secured Indebtedness (or their representative  or agent), other than with respect to Additional Notes, become party to the Intercreditor  Agreement;  and (3) the Parent Guarantor or the Company and such Subsidiary Guarantor Pledgor deliver to the Trustee and the Collateral Agent an Opinion of Counsel and Officers’  Certificate  with respect to corporate and collateral matters in connection with the Security Documents,  including compliance  with the conditions  stated in (1) and (2) above.

“Permitted  Subsidiary Indebtedness” means Indebtedness of any Non-Guarantor Restricted Subsidiary;  provided that, on the date of Incurrence  of such Indebtedness, and after giving effect thereto and the application of the proceeds thereof, the aggregate principal amount outstanding of all Indebtedness of all Non-Guarantor Restricted Subsidiaries  issued (excluding any Indebtedness of any Non-Guarantor Restricted Subsidiary permitted  under paragraphs (i), (iii) and (v) of Section 4.06(b) does not exceed an amount equal to 15% of Total Assets (or the Dollar Equivalent  thereof).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“PRC” means the People’s Republic of China, excluding Hong Kong Special Administrative  Region, Macau and Taiwan.

“PRC CJV” means any future Subsidiary that is a Sino-foreign cooperative joint venture enterprise with limited  liability,  established  in the PRC pursuant to the Law of the People’s Republic  of China on Sino-foreign Cooperative Joint Ventures adopted on April 13, 1988 (as most recently amended on October 13, 2000) and the Detailed Rules for the Implementation of the Law of the People’s Republic  of China on Sino-foreign  Cooperative Joint Ventures promulgated  on September 4, 1995, as such laws and regulations  may be amended from time to time.

“PRC CJV Partner” means with respect to a PRC CJV, the other party or parties to the joint venture agreement  relating to such PRC CJV with the Parent Guarantor or any Restricted Subsidiary.

“Preferred Stock” as applied to the Capital Stock of any Person means Capital Stock of any class or classes that by its term is preferred as to the payment of dividends,  or as to the distribution  of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of any Indebtedness means the principal amount of such Indebtedness (or if such Indebtedness was issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized  portion of the original issue discount  of such Indebtedness), together with, unless the context otherwise indicates,  any premium then payable on such Indebtedness.

“QIB” has the meaning set forth in Section 2.04.

“Rating Agencies” means (1) S&P, (2) Moody’s and (3) Fitch; provided that if S&P, Moody’s or Fitch shal  not make a rating of the Notes publicly available,  one or more nationally recognized  statistical  rating organizations  (as defined in Section 3(a)(62) of the Exchange  Act), as the case may be, selected by the Company, which shal  be substituted  for S&P, Moody’s or Fitch, as the case may be.

“Rating Category” means (1) with respect to S&P, any of the following categories: “BB,” “B,” “CCC,” “CC,” “C” and “D” (or equivalent  successor categories); (2) with respect to Moody’s, any of the following categories: “Ba,” “B,” “Caa,” “Ca,” “C” and “D” (or equivalent successor categories);  (3) with respect to Fitch, any of the following categories: “BB,” “B,” “CCC,” “CC,” “C” and “D” (or equivalent  successor categories);  and (4) the equivalent  of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations,  gradations  within Rating Categories (“+” and “-” for S&P; “1,” “2” and “3” for Moody’s; “+” and “-” for Fitch; or the equivalent gradations  for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from “BB+” to “BB,” as wel  as from “BB-” to “B+,” wil  constitute  a decrease of one gradation).

“Rating Date” means (1) in connection with a Change of Control Triggering Event, that date which is 90 days prior to the earlier of (x) a Change of Control and (y) a public notice of the occurrence of a Change of Control or of the intention by the Parent Guarantor or any other Person or Persons to effect a Change of Control or (2) in connection with actions contemplated under Section 5.01, that date which is 90 days prior to the earlier of (x) the occurrence of any such actions as set forth therein and (y) a public notice of the occurrence of any such actions.

“Rating Decline” means (1) in connection with a Change of Control Triggering Event, the occurrence on, or within six months after the date of public notice of the occurrence of a Change of Control or the intention by the Parent Guarantor or any other Person or Persons to effect a Change of Control (which period shall be extended so long as the rating of the Notes, is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of any of the events listed below or (2) in connection with actions contemplated  under Section 5.01, the notification by any of the Rating Agencies  that such proposed actions will result in any of the events listed below:

(a) in the event the Notes are rated by all three of the Rating Agencies on the Rating Date as Investment  Grade, the rating of the Notes by any two of such three Rating Agencies  shall be below Investment  Grade;

(b) in the event the Notes are rated by any two, but not all three, of the Rating Agencies  on the Rating Date as Investment  Grade, the rating of the Notes by any of such two Rating Agencies shall be below Investment  Grade;

(c) in the event the Notes are rated by one, and only one, of the three Rating Agencies on the Rating Date as Investment  Grade, the rating of the Notes by such Rating Agency shall be below Investment  Grade; or

(d) in the event the Notes are rated below Investment  Grade by all three of the Rating Agencies  on the Rating Date, the rating of the Notes by any Rating Agency shall be decreased by one or more gradations  (including gradations  within Rating Categories as well as between Rating Categories).

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. Government securities dealer in The City of New York, selected by the Company in good faith.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average as determined  by the Parent Guarantor (acting in good faith),  of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount)  quoted in writing to the Parent Guarantor by such Reference Treasury Dealer at 5:00 p.m. (New York City Time) on the third Business  Day preceding such redemption date.

“Register” has the meaning assigned to such term in Section 2.05. “Registrar” has the meaning assigned to such term in Section 2.05. “Regulation S” means Regulation S under the Securities  Act. “Regulation S Global Note” has the meaning set forth in Section 2.04(c). “Regulation S Legend” has the meaning set forth in Section 2.04(d). “Relevant Jurisdiction” has the meaning set forth in Section 4.21(a).

“Responsible Officer” when used with respect to the Trustee shal  mean any officer of the Trustee having direct responsibility for the administration of this Indenture, or to whom corporate trust matters are referred because of that officer’s  knowledge  of and familiarity with the particular  subject.

“Restricted Certificated Note” has the meaning set forth in Section 2.04(d). “Restricted Global Note” has the meaning set forth in Section 2.04(c). “Restricted Note Legend” has the meaning set forth in Section 2.04(d). “Restricted Payments” has the meaning assigned to such term in Section 4.07.

“Restricted Subsidiary” means any Subsidiary of the Parent Guarantor other than an Unrestricted  Subsidiary

“Rule 144A” means Rule 144A under the Securities  Act.

“S&P” means Standard & Poor’s Ratings  Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transaction” means any direct or indirect  arrangement  relating to property (whether real, personal or mixed), now owned or hereafter acquired whereby the Parent Guarantor or any Restricted Subsidiary transfers such property to another Person and the Parent Guarantor or any Restricted Subsidiary leases it from such Person.

“SEC” means the Securities  and Exchange  Commission.

“Secured Indebtedness” means any Indebtedness of the Parent Guarantor or a Restricted Subsidiary secured by a Lien.

“Secured Party” means, each of (i) the Trustee (for itself and for the benefit  of the Holders), and (ii) (x) the holder of any other Permitted Pari Passu Secured Indebtedness (if there is only one creditor with respect to any series of Permitted Pari Passu Secured Indebtedness) or

(y) its representative  or agent thereof (if there is more than one such creditor), in each case that has become a party to the Intercreditor  Agreement  on behalf of itself,  or as the case may be, holder(s) of Permitted Pari Passu Secured Indebtedness.

“Secured Party Documents” mean, collectively,  this Indenture, any agency agreements and the documents evidencing any Permitted  Pari Passu Secured Indebtedness.

“Securities Act” means the U.S. Securities  Act of 1933, as amended.

“Securities Act Legends” means the Regulation S Legend and the Restricted Noted Legend, each a “Securities Act Legend”.

“Security Documents” means, collectively,  the pledges, charges, mortgages and any other agreements  or instruments  that may evidence or create, or purport to evidence or create, any Lien in favor of the Trustee, the Collateral Agent and/or any holder of any Permitted Pari Passu Secured Indebtedness in any or all of the Collateral.

“Senior Management” means the chief executive  officer  and the chief financial  officer of the Parent Guarantor.

“Series D Preferred Stock” means the Series D convertible  preferred stock, par value US$0.0001 per share, of the Company, which terms shall reflect and include  the terms in the Amended and Restated Series D Certificate,  as of the Original Issue Date.

“Stated Maturity” means, (1) with respect to any Indebtedness, the date specified  in the documentation governing such Indebtedness as the fixed date on which the final installment  of principal of such Indebtedness is due and payable as set forth in the documentation governing such Indebtedness and (2) with respect to any scheduled installment  of principal of or interest on any Indebtedness, the date specified  as the fixed date on which such installment  is due and payable as set forth in the documentation governing  such Indebtedness.

“Subordinated  Indebtedness” means any Indebtedness of the Company or any Guarantor that is contractually subordinated  or junior in right of payment  to the Notes or to any Guarantee, as applicable,  pursuant to a written agreement  to such effect.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly,  by such Person and one or more other Subsidiaries  of such Person.

“Subsidiary  Guarantee” means any guarantee of the obligations  of the Company under this Indenture and the Notes by any Subsidiary Guarantor.

“Subsidiary  Guarantor” means the initial  Subsidiary Guarantor named herein and any other Restricted Subsidiary that guarantees  the obligations  of the Company under this Indenture and the Notes; provided that “Subsidiary Guarantor” does not include  any Person whose Subsidiary Guarantee has been released in accordance with this Indenture  and the Notes.

“Subsidiary  Guarantor Pledgor” means any Subsidiary Guarantor that pledges or otherwise creates security over the Collateral to secure the obligations  of the Company under the Notes and this Indenture and of such Subsidiary Guarantor under its Subsidiary Guarantee; provided that “Subsidiary Guarantor Pledgor” does not include  any person whose pledge under the Security Documents  has been released in accordance with the Security Documents,  this Indenture and the Notes.

“Surviving Person” shal have the meaning as set forth in Section 5.01(a)(i). “Tax Redemption Date” shal have the meaning as set forth in Section 3.01. “Temporary  Cash Investment” means any of the following:

(1) direct obligations  of the United States of America, any state of the European Economic  Area, the PRC, Hong Kong or any agency of either of the foregoing or obligations fully and unconditionally guaranteed by the United States of America, any state of the European Economic  Area, the PRC, Hong Kong or any agency of either of the foregoing,  in each case maturing within one year; provided that any such direct obligations  of, or fully and unconditionally guaranteed  by, any state of the European Economic  Area is rated at least “BBB+” by S&P or “Baa3” by Moody’s;

(2) demand or time deposit accounts, certificates  of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized  under the laws of the United States of America, any state thereof any state of the European Economic Union, the United Arab Emirates  or Hong Kong and which bank or trust company has capital, surplus  and undivided  profits aggregating in excess of US$100 million (or the Dollar Equivalent  thereof) and has outstanding debt which is rated “A” (or such similar  equivalent  rating)  or higher  by at least one nationally recognized  statistical  rating organization (as defined in Section 3(a)(62) of the Exchange  Act);

(3) repurchase obligations  with a term of not more than 30 days for underlying securities  of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications  described in clause (2) above;

(4) commercial  paper, maturing not more than 180 days after the date of acquisition thereof, issued by a corporation (other than an Affiliate  of the Parent Guarantor) organized  and in existence  under the laws of the United States of America, any state thereof or any foreign country recognized  by the United States of America with a rating at the time as of which any investment  therein is made of “P-1” (or higher)  according to Moody’s or “A-1” (or higher) according to S&P;

(5) securities  maturing within one year of the date of acquisition thereof, issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political  subdivision or taxing authority thereof, and rated at least “A” by S&P or “A2” by Moody’s;

(6) any money market fund that has at least 95.0% of its assets continuously invested in investments  of the types described in clauses (1) through (5) above; and

(7) demand or time deposit accounts, certificates of deposit, overnight or call deposits and money market deposits with (i) Industrial and Commercial Bank of China, Agricultural Bank of China, Bank of China, China Construction Bank, Bank of Communication,  Longjiang Bank Corporation, China Guangfa  Bank, China Citic Bank International Limited,  Hongkong and Shanghai Banking Corporation and Societe Generale Bank,  (ii) any other bank or trust company organized  under the laws of the PRC or Hong Kong whose long-term debt is rated by Moody’s or S&P as high or higher  than any of those banks listed in clause (i) of this paragraph (7) or (iii) any other bank organized  under the laws of the PRC; provided that, in the case of clause (iii), such deposits do not exceed US$10.0 million (or the Dollar Equivalent  thereof) with any single bank or US$30.0 million (or the Dollar Equivalent  thereof) in the aggregate,  at any date of determination.

“Total Assets” means, as of any date, the total consolidated  assets of the Parent Guarantor and its Restricted Subsidiaries  measured in accordance with GAAP as of the last date of the most recent fiscal quarter for which consolidated  financial  statements of the Parent Guarantor (which the Parent Guarantor shall use its reasonable best efforts to compile in a timely manner) are available  (which may be internal consolidated  financial  statements);  provided that with respect to paragraph (x) of Section 4.06(b) and the definition of “Permitted  Subsidiary Indebtedness”,  Total Assets shal  be calculated after giving pro forma effect to include  the aggregate value of all the equipment,  property or assets the acquisition,  construction or improvement  of which requires or required the Incurrence of Indebtedness and calculation of Total Assets thereunder in each case of as of such date, as measured by the purchase price or cost therefor or budgeted cost provided in good faith by the Parent Guarantor or any of its Restricted Subsidiaries  to the bank or other similar  financial institutional  lender providing such Indebtedness.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness  or monetary obligation to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries  arising in the ordinary course of business in connection with the acquisition of goods or services and payable within 90 days.
“Transaction  Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article  7.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Parent Guarantor that at the time of determination shall be designated an Unrestricted  Subsidiary by the Board of Directors in the manner provided herein and (2) any Subsidiary of an Unrestricted  Subsidiary.

“U.S. Government Obligations” means securities  that are (1) direct obligations  of the United States of America for the payment  of which its full faith and credit is pledged or (2) obligations  of a Person controlled  or supervised  by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable  or redeemable at the option of the Company thereof at any time prior to the Stated Maturity of the Notes, and shall also include  a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government  Obligatio n or a specific  payment of interest on or principal of any such U.S. Government  Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized  to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government  Obligation or the specific  payment of interest on or principal of the U.S. Government  Obligation evidenced by such depository receipt.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of the Parent Guarantor, the ownership  of al  of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments  by foreign nationals  mandated by applicable  law) by the Parent Guarantor or one or more Wholly Owned Subsidiaries  of the Parent Guarantor;  provided that Subsidiaries  that are PRC CJVs shall not be considered Wholly Owned Subsidiaries.

SECTION 1.02     Rules of Construction.   Unless the context otherwise requires or except as otherwise expressly provided,

(b) an accounting term not otherwise defined has the meaning assigned  to it in accordance with GAAP;

(c) “herein,” “hereof” and other words of similar  import refer to this Indenture as a whole and not to any particular  Section, Article  or other subdivision;

(d) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits  of or to this Indenture unless otherwise  indicated;  and

(e) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).

ARTICLE II

ISSUE, EXECUTION, FORM AND REGISTRATION OF NOTES

SECTION 2.01                                 Authentica tio n and Delivery of Notes. On the Original Issue Date, the Company shall execute and deliver  Notes in an aggregate principal amount outstanding of not more than US$150,000,000 to the Trustee for authentication,  accompanied by an Officers’  Certificate  of the Company directing such authentication  and specifying  the amount of Notes to be authenticated,  the applicable  rate at which interest will accrue on such Notes, the date on which the original issuance of such Notes is to be authenticated,  the date from which interest will begin to accrue, the date or dates on which interest  on such Notes will be payable and the date on which the principal of such Notes will be payable and other terms relating to such Notes.  At any time and from time to time after the Original Issue Date, the Company may execute and deliver Notes to the Trustee for authentication,  accompanied  by an Officers’ Certificate  of the Company directing such authentication and specifying the amount of Notes to be authenticated,  the applicable  rate at which interest  will accrue on such Notes, the date on which the original issuance  of such Notes is to be authenticated,  the date from which interest will begin to accrue, the date or dates on which interest on such Notes will be payable and the date on which the principal of such Notes will be payable and other terms relating to such Notes.  In each case, the Trustee shall thereupon authenticate  and deliver said Notes to or upon the written order of the Company (as set forth in such Officers’ Certificate).

SECTION 2.02                                 Execution of Notes and Endorsement  of Subsidiary Guarantees.  (a)  The Notes shall be executed by or on behalf of the Company by the signature  of an Authorized  Officer of the Company.  Each of the Guarantors shall execute the endorsement of the Guarantees on the Notes by an Authorized  Officer  of such Guarantor.  Such signatures  may be the manual or facsimile  signature  of the present or any future Authorized  Officer.  With the delivery of this Indenture, the Company and each of the  Guarantors is furnishing,  and from time to time thereafter  may furnish,  a certificate  substantially in the form of Exhibit  F (an “Authorization  Certificate”) identifying and certifying the incumbency and specimen (or facsimile)  signatures  of the Authorized  Officers.   Until the Trustee receives a subsequent Authorization Certificate,  the Trustee shall be entitled  to conclusively rely on the last Authorization Certificate  delivered  to it for purposes of determining the Authorized Officers.  Typographical  and other minor errors or defects in any signature  shall not affect the validity or enforceability of any Note which has been duly authenticated  and delivered  by the Trustee.

(b) In case an Authorized  Officer who shall have signed any of the Notes shall cease to be such Authorized  Officer before the Note shall be authenticated  and delivered  by the Trustee or disposed of by or on behalf of the Company, such Note nevertheless  may be authenticated  and delivered  or disposed of as though the Person who signed such Note had not ceased to be such Authorized  Officer; and any Note may be signed on behalf of the Company by such Person as, at the actual date of the execution of such Note, shall be an Authorized  Officer, although at the date of the execution and delivery of this Indenture any such Person was not an Authorized  Officer.

SECTION 2.03                                 Certificate  of Authentication.   Only such Notes as shall bear thereon a certification of authentication substantially as set forth in the forms of the Notes in Exhibit  A hereto, executed by the Trustee by manual signature  of one of its authorized signatories,  shall be entitled  to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certification by the Trustee upon any Note executed by or on behalf of the Company shall be conclusive  evidence that the Note so authenticated  has been duly authenticated  and delivered  hereunder and that the Holder is entitled  to the benefits  of this Indenture.

SECTION 2.04                                 Form, Denomination and Date of Notes; Payments.
(a) The Notes and the Trustee’s certificates  of authentication shal  be substantially in the form set forth in Exhibit  A hereof.  On the Original Issue Date, the Notes shall be issued in the form provided in Section 2.04(c).  The Notes shall be numbered, lettered, or otherwise distinguished  in such manner or in accordance with such plans as the Authorized  Officer of the Company executing the same may determine  with the approval of the Trustee.

The Notes may be issued with appropriate insertions,  omissions,  substitutions  and variations,  and may have imprinted  or otherwise reproduced thereon such legend or legends, not inconsistent  with the provisions  of this Indenture, as may be required to comply with any law or with any rules or regulations  pursuant thereto, with the rules of any securities  market in which the Notes are admitted to trading, or to conform to general usage.

(b) Each Note shall be dated the date of its authentication.   Each Note shall bear interest from the date of issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for and shall be payable on the dates specified  on the face of the form of Note set forth as Exhibit  A hereto.  Interest on the Notes shall be calculated  on the basis of a 360-day year consisting of twelve 30-day calendar months.

(c) On the Original Issue Date, an appropriate Authorized  Officer of each of the Company and the Guarantors will execute and deliver to the Trustee for (i) Notes sold within  the United States to “qualified institutional  buyers” as defined in and pursuant  to Rule 144A under the Securities  Act (each, a “QIB”), one or more restricted global Notes (each, a “Restricted Global Note”) in definitive,  ful y registered form without  coupons, in a denomination of US$200,000 or any amount in excess thereof which is an integral multiple  of US$1,000, substantially in the form of Exhibit  A hereto; and (ii) for Notes sold outside the United States in offshore  transactions  in reliance on Regulation S under the Securities  Act, one or more Regulation S global Notes (each, a “Regulation S Global Note” and, together with the Restricted Global Note, “Global Notes”) in definitive,  fully registered form without  coupons, in a denomination of US$200,000 or any amount in excess thereof which is an integral multiple of US$1,000, substantially in the form of Exhibit  A hereto; all such Notes so executed and delivered  to the Trustee pursuant to clauses (i) and (ii) of this subsection (c) shall be in an aggregate principal amount that shall equal the aggregate principal amount of the Notes that are to be issued on the Original  Issue Date.  The aggregate  principal amount of the Restricted Global Notes and the Regulation S Global Notes may from time to time be increased or decreased by adjustments  made on the records of the Custodian for the Depositary or its nominee,  as hereinafter  provided.

(d) Each Restricted Global Note, each restricted Certificated  Note issued in exchange for interests in the Restricted Global Note (“Restricted Certificated Note”) shal bear the following legend (the “Restricted Note Legend”), unless such Note has been sold pursuant to a registration statement that has been declared effective  under the Securities  Act:

“THIS NOTE AND THE GUARANTEES  IN RESPECT HEREOF (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION  UNDER THE UNITED STATES SECURITIES  ACT OF 1933 (THE “SECURITIES  ACT”), AND THIS NOTE AND THE GUARANTEES  IN RESPECT HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED  IN THE ABSENCE OF SUCH REGISTRATION  OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES  ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED,  ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES  IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES  ACT) IN A TRANSACTION MEETING THE REQUIREMENTS  OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES  ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES  ACT PROVIDED BY RULE 144 THEREUNDER  (IF AVAILABLE)  OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION  STATEMENT UNDER THE SECURITIES  ACT, IN EACH OF CASES ( I ) THROUGH ( IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED  TO IN (A) ABOVE.”

Each Regulation S Global Note (and each Certificated  Note issued in exchange for interests in the Regulation S Global Note) shall, until after the expiration of the Distribut ion Compliance  Period of any Note, bear the following legend (the “Regulation S Legend”):

“THIS NOTE AND THE GUARANTEES  IN RESPECT HEREOF (OR ITS PREDECESSOR) WERE ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION  UNDER THE U.S. SECURITIES  ACT OF 1933, AS AMENDED (THE “SECURITIES  ACT”), AND MAY NOT BE TRANSFERRED  IN THE UNITED STATES EXCEPT PURSUANT TO AN AVAILABLE  EXEMPTION FROM THE REGISTRATION REQUIREMENTS  OF THE SECURITIES  ACT AND ALL APPLICABLE STATE SECURITIES  LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION  S UNDER THE SECURITIES  ACT. THIS LEGEND SHALL BE REMOVED AFTER THE EXPIRATION OF THE DISTRIBUTION  COMPLIANCE PERIOD (AS DEFINED IN THE INDENTURE).”

Each Global Note (i) shall be delivered  by the Trustee to DTC acting as the Depositary  or, pursuant to DTC’s instructions,  shal  be delivered by the Trustee on behalf of DTC to and deposited with the Custodian, and in either case shall be registered in the name of Cede & Co., or such other name as DTC shall specify,  and (ii) shall also bear a legend substantially to the following effect:

“UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) TO THE COMPANY OR ITS AGENT FOR REGISTRATION  OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED  IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE  OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED  BY AN AUTHORIZED REPRESENTATIVE  OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED  OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER  REFERRED  TO AND IS REGISTERED  IN THE NAME OF THE DEPOSITARY OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGEABLE  IN WHOLE OR IN PART FOR A SECURITY REGISTERED,  AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED,  IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.”

Global Notes may be deposited with such other Depositary that is a clearing agency registered under the Exchange  Act as the Company may from time to time designate in writing to the Trustee, and shall bear such legend as may be appropriate.

(e) Each Note issued hereunder that has more than a de minimis amount of original  issue discount for U.S. federal income tax purposes shall bear a legend in substantially the following form:

“THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE  TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY  OF THE NOTE. HOLDERS SHOULD CONTACT TAYLOR ZHANG AT 500 5TH AVE, STE4120, NEW YORK, NY 10110.”

(f) If at any time the Depositary notifies  the Company that it is unwilling or unable to continue  as Depositary for such Global Notes or if at any time the Depositary shall no longer be a clearing agency registered under the Exchange  Act, the Company shall appoint a successor Depositary with respect to such Global Notes. If (i) a successor Depositary for such Global Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility,  or (ii) an Event of Default  has occurred and is continuing with respect to the Notes and the Company has received a written request from the Holder to do so, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate  of the Company directing the authentication and delivery thereof, will authenticate and deliver,  Certificated  Notes (which may bear a Securities  Act Legend) in any authorized denominations  in an aggregate principal amount equal to the principal amount of such Global Notes in exchange for such Global Notes.

(g) Global Notes shall in all respects be entitled  to the same benefits  under this Indenture as Certificated  Notes authenticated  and delivered  hereunder.

(h) The Person in whose name any Note is registered  at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled  to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to the Interest Record Date and prior to such Interest Payment Date.

SECTION 2.05                                 Registration,Transfer and Exchange.   The Notes are issuable  only in registered  form.  The Company will keep at the office or agency to be maintained  for the purpose as provided in Section 4.02 (the “Registrar”), a register (the “Register”) in which, subject to such reasonable regulations  as it may prescribe, it wil  register, and will register the transfer of, Notes as provided in this Article.  The name and address of the registered holder of each Note and the amount of each Note, and all transfers and exchanges related thereto, will be recorded in the Register.  Such Register  shall be in written form in the English language  or in any other form capable of being converted into such form within a reasonable time.  Such Register shall be open for inspection by the Trustee at all reasonable times and upon reasonable notice.

Upon due presentation for registration of transfer of any Note, the Company shall execute and the Trustee shall authenticate  and deliver  in the name of the transferee or transferees a new Note or Notes in authorized  denominations  for a like aggregate principal amount.

A Holder may register the transfer of a Note only by written application to the Registrar stating the name of the proposed transferee  and otherwise complying with the terms of this Indenture.  No such registration of transfer shall be effected until,  and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register.   Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any agent of any of them shall treat the Person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.  Furthermore,  any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests  in such Global Note may be effected only through a book-entry system maintained  by the Holder of such Global Note (or its agent) and that ownership  of a beneficial interest in the Note shall be required to be reflected in a book entry.  At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged to the Registrar.   When Notes are presented to the Registrar with a request to register the transfer or to exchange  them for an equal principal amount of Notes of other authorized denominations,  the Registrar shall register the transfer or make the exchange as requested if the requirements  for such transactions  set forth herein are met.  To permit registrations  of transfers and exchanges,  the Company shall execute and the Trustee shall authenticate  Notes at the Registrar’s  request.

Every Note presented or surrendered for registration of transfer or for exchange  shall (if so required by the Company or the Registrar)  be duly endorsed, or be accompanied  by a written instrument  of transfer duly executed, by the Holder thereof or his attorney duly authorized  in writing in a form satisfactory to the Company and the Registrar.

The Company may require payment of a sum sufficient  to cover any transfer tax or other similar  governmental charge that may be imposed in connection with any exchange  or registration of transfer of Notes (other than any such transfer taxes or other similar  governmental charge payable upon exchanges).   No service charge to any Holder shall be made for any such transaction.

The Company shall not be required to exchange or register a transfer of (1) any Notes for a period of 15 days next preceding the first mailing of notice of redemption of Notes to be redeemed or (2) any Notes called or being called for redemption.

All Notes issued upon any registration of transfer or exchange  of the Notes shall be valid obligations  of the Company, evidencing the same debt and entitled  to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Claims against  the Company or the Guarantors  for the payment of principal of, premium, if any, or interest, on the Notes will become void unless presentation for payment is made as required in this Indenture within a period of six years.

SECTION 2.06                                 Book-entry Provisions  for Global Notes. (a) Each Restricted Global Note initially shall (1) be registered  in the name of a nominee  of the Depositary, (2) be delivered  to the Custodian on behalf of the Depositary and (3) bear the Restricted Note Legend.  Each Regulation S Global Note initially shall (i) be registered in the name of a nominee  for the Depositary,  (ii) be delivered  to the Custodian on behalf of the Depositary and (iii)  bear the Regulation S Legend.  Beneficial ownership  interests in a Regulation S Global Note shall not be exchangeable  for interests  in a Restricted Global Note or any Note without  the Regulation S Legend until the expiration of the Distribution Compliance Period.  Interests in the Regulation S Global Notes may be held by any member of, or participants  in, the Depositary, including Euroclear  and Clearstream (collectively,  the “Agent Members”).

Agent Members shall have no rights  under this Indenture with respect to any Global Note held on their behalf by the Depositary,  or the Custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any agent of any of them as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of any of them, from giving effect to any written certification,  proxy or other authorization furnished  by the Depositary or impair,  as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note.

(b) Except as provided in Section 2.07, transfers of a Global Note shall be  limited  to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees.   Interests of beneficial owners in a Global Note may be transferred, and transfers  increasing or decreasing the aggregate principal amount of Global Notes may be conducted only in accordance with the rules and procedures of the Depositary and, to the extent relevant,  the provisions  of Section 2.07.  In addition, Certificated  Notes shall be transferred to all beneficial owners in exchange for their beneficial interests  in any Restricted Global Note or Regulation S Global Note, respectively,  under the circumstances  set forth in Section 2.04(f). Notwithstanding anything to the contrary in this Section 2.06(b), no Regulation S Global Note may be exchanged  for a Certificated  Note until the end of the Distribution Compliance  Period applicable  to such Regulation S Global Note and receipt by the Trustee and receipt by the Trustee and the Company of any certificates  required by either of them pursuant to Rule 903(b)(3)(ii)(B)  under the Securities  Act.

(c) Any beneficial  interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will,  upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly,  will thereafter be subject to all transfer restrictions,  if any, and other procedures applicable  to beneficial  interests  in such other Global Note for as long as it remains such an interest.

(d) In connection with the transfer of an entire Restricted Global Note or Regulation S Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.06, the Restricted Global Note or Regulation S Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation,  and the Company shall execute, and the Trustee shall authenticate  and deliver, to each beneficial owner identified  by the Depositary in exchange for its beneficial  interest in such Restricted Global Note or Regulation S Global Note, as the case may be, an equal aggregate principal amount of Certificated  Notes of authorized denominations.

(e) Any Certificated  Note delivered  in exchange  for an interest  in a Restricted Global Note pursuant to paragraph (b) or (d) of this Section shall,  except as otherwise provided by paragraph (e) of Section 2.07, bear the Restricted Note Legend in accordance with Section 2.04(d).

(f) The registered holder of a Global Note may grant proxies and otherwise authorize  any Person, including Agent Members and Persons that may hold interests  through Agent Members, to take any action which a Holder is entitled  to take under this Indenture or the Notes.

(g) So long as the Global Notes remain outstanding and are held by or on behalf of the Custodian and/or the Depositary in the relevant clearing system(s), the rules and practice of such clearing system(s)  shall apply to the Notes.

SECTION 2.07                                 Special Transfer Provisio ns.   Unless and until the relevant  Securities  Act Legend is removed from a Certificated  Note or Global Note pursuant  to paragraph (d) below, the following additional provisions  shall apply to the proposed transfer, exchange or replacement  of Certificated  Notes or, to the extent relevant to the Trustee, the Registrar  or the Depositary, any beneficial interest in a Global Note:

(a) Transfers Between Global Notes

(i) Restricted Global Note to Regulation S Global Note. If the owner of a beneficial interest (an “Owner Transferor”)  in a Restricted Global Note wishes at any time, whether before or after the expiration of the Distribution Compliance  Period, to transfer such beneficial interest to a person (an “Owner Transferee”) who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such transfer may be effected, subject to the Applicable  Procedures, only in accordance with the provisions  of this Section 2.07(a)(i).  “Applicable  Procedures” means, with respect to any transfer or exchange of a beneficial interest in a Global Note, the rules and procedures of DTC, Euroclear and  Clearstream, Luxembourg to the extent the same are applicable  to such transfer or exchange and shall be complied  with by any Holder or any party which has a beneficial interest in a Global Note.  Upon receipt by the Registrar of (1) written instructions  given in accordance with the Applicable  Procedures from an Agent Member whose account is to be debited (an “Agent Member Transferor”)  with respect to the Restricted Global Note directing the Registrar to credit or cause to be credited to a specified  account of another Agent Member (an “Agent Member Transferee”) a beneficial interest in a Regulation S Global Note in a principal amount equal to the beneficial  interest in the Restricted Global Note to be transferred (the “Restricted Global Transferred Amount”),  (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member Transferee  to be credited with, and the account of the Agent Member Transferor to be debited for, the Restricted Global Transferred Amount  and (3) a certificate  in substantially the form set forth in Exhibit  B given by the Owner Transferor, the Registrar shall instruct  DTC to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Regulation S Global Note, by the Restricted Global Transferred  Amount, and to credit or cause to be credited to the account of the Agent Member Transferee a beneficial  interest in such Regulation S Global Note, and to debit or cause to be debited to the account of the Agent Member Transferor  a beneficial interest in such Restricted Global Note, in each case having a principal amount equal to the Rule 144A Transferred Amount.

(ii) Regulation S Global Note to Restricted Global Note. If an Owner Transferor wishes at any time to transfer a beneficial interest in a Regulation S Global Note to an Owner Transferee who wishes to take delivery thereof in the form of a beneficia l interest in a Restricted Global Note, such transfer may be effected, subject to the Applicable  Procedures, only in accordance with this Section 2.07(a)(ii).  Upon receipt by the Registrar of (1) written instructions given in accordance with the Applicable  Procedures from the Agent Member Transferor, directing the Registrar  to credit or cause to be credited to a specified account of an Agent Member Transferee  a beneficial  interest in the Restricted Global Note in a principal amount equal to that of the beneficial interest in the Regulation  S Global Note to be so transferred (the “Regulation S Global Transferred Amount”),  (2) a written order given in accordance with the Applicable  Procedures containing information regarding the account of the Agent Member Transferee to be credited with, and the account of the Agent Member Transferor to be debited for, the Regulation S Global Transferred  Amount and (3) a certificate  in substantially the form set forth in Exhibit  C given by the Owner Transferee, the Registrar  shall instruct  DTC to reduce the principal amount of the Regulation S Global Note, and increase the principal amount of the Restricted Global Note, by the Regulation S Global Transferred  Amount, and to credit or cause to be credited to the account of the Agent Member Transferee  a beneficial  interest in such Restricted Global Note, and to debit or cause to be debited to the account of the Agent Member Transferor  a beneficial  interest in such Regulation S Global Note, in each case having a principal amount equal to the Regulation S Global Transferred  Amount.

(b) Exchange  of Regulatio n S Global Note for Restricted Global Note.  If the owner of a beneficial  interest in a Regulation S Global Note wishes at any time after the expiration of the Distribution Compliance  Period, to exchange such interest for a beneficial interest in a Restricted Global Note (an “Owner Exchanger”), such exchange may be effected, subject to the Applicable  Procedures, only in accordance with this Section 2.07(b).  Upon receipt by the Registrar  of (1) written instructions  given in accordance with the Applicable Procedures from an Agent Member Transferor, directing the Registrar to credit or cause to be credited to a specified  account of an Agent Member Transferee  a beneficial interest in the Restricted Global Note equal to that of the beneficial  interest in the Regulation S Global Note to be so exchanged  (the “Global Exchanged Amount”),  (2) a written order given in accordance with the Applicable  Procedures containing information regarding the account of the Agent Member Transferee  to be credited with, and the account of the Agent Member Transferor to be debited for, the Global Exchanged  Amount  and (3) a certificate  in substantially the form set forth in Exhibit  D given by the Owner Exchanger,  the Registrar  shall instruct  DTC to reduce the principal amount of the Regulation S Global Note, and increase the principal amount of the Restricted Global Note, by the Global Exchanged  Amount, and to credit or cause to be credited to the account of Agent Member Transferee  a beneficial interest in such Restricted Global Note, and to debit or cause to be debited to the account of the Agent Member Transferor  a beneficial interest in such Regulation S Global Note, in each ease equal to the Global Exchanged  Amount.

(c) Restrictio ns  on Transfer  of Regulatio n S Global Note. (i) Prior to the expiration of the Distribution Compliance  Period, (A) the Regulation S Global Note shall be a temporary global security for purposes of Rules 903 and 904 under the Securities  Act, whether or not designated as such on the face of such Note, and (B) interests  in the Regulation S Global Note may only be held through Euroclear or Clearstream.  During the Distribution Compliance Period, beneficial  ownership  interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and may not be transferred  in the United States except pursuant to an available exemption from the registration requirements  of the Securities  Act and all applicable  state securities  laws.Upon the expiration of the Distribution Compliance  Period, beneficial ownership  interests in the Regulation S Global Note shall be transferable  in accordance with applicable  law and the other terms of the Indenture.

(d) Certificated  Note to Certifica ted  Note. If a Holder of a Certificated  Note (a “Certificated Holder Transferor”) wishes at any time to transfer al  or any portion of a Certificated  Note to a person who wishes to take delivery thereof in the form of a Certificated Note (a “Holder Transferee”), such transfer may be effected only in accordance with this Section 2.07(d).  Upon receipt by the Registrar  of (1) the Certificated  Note to be transferred duly endorsed, or accompanied by a written instrument  of transfer substantially in the form attached to the form of Notes in Exhibit  A duly executed, by the Certificated  Holder Transferor or his attorney duly authorized  in writing providing for the transfer to the Holder Transferee, and (2) a certificate  in substantially the form set forth in Exhibit  E given by the Certificated Holder Transferor,  the Registrar, upon notice from the Company that it has received any other additional documentation and evidence in a form satisfactory to the Company (including but not limited  to an opinion of counsel) as the Company may, in its absolute discretion,  require to evidence that the transfer is being made in compliance  with an applicable  exemption from registration,  shall cancel the Certificated  Note, and the Company shall execute, and the Registrar  shall authenticate  and deliver,  a new Certificated  Note for the principal amount of the Certificated  Note so transferred, registered in the name of the Holder Transferee.   If any Certificated  Note is so transferred  in part but not in whole, then the Company shall execute, and the Registrar shall authenticate  and deliver, a new Certificated  Note for the principal amount of the Certificated  Note not so transferred, registered in the name of the Certificated  Holder Transferor.

(e) Securities  Act Legend.  Upon the registration of transfer, exchange or replacement  of Notes bearing a Securities  Act Legend, the Registrar shall deliver only Notes that bear the same Securities  Act Legend unless (i) the requested transfer, exchange  or replacement  with respect to Restricted Global Notes, is after the time period referred to in Rule 144(d) under the Securities  Act as in effect with respect to such transfer, exchange or replacement,  or (ii) there is delivered to the Registrar  an Opinion of Counsel to the effect that neither such legend nor the related restrictions  on transfer are required in order to maintain compliance  with the provisions  of the Securities  Act.  Upon the registration of transfer, exchange or replacement  of Notes not bearing a Securities  Act Legend, the Registrar  shall deliver Notes that do not bear a Securities  Act Legend.

(f) General.  By its acceptance of any Note bearing a Securities  Act Legend, each Holder of such a Note acknowledges the restrictions  on transfer of such Note set forth in this Indenture and in such Securities  Act Legend and agrees that it will transfer such Note only as provided in this Indenture.  The Registrar  shall not register a transfer of any Note unless such transfer complies  with the restrictions  on transfer of such Note set forth in this Indenture.  In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar  or the Company such certifications,  legal opinions  or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements  of the Securities  Act; provided that the Registrar  shall not be required to determine  (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions  or other information.

The Registrar  shall retain copies of all letters, notices and other written communications received pursuant to Section 2.06 or this Section 2.07 in accordance with its customary procedures.  The Company shall have the right  to inspect and make copies of all such letters, notices or other written communications  at any reasonable time upon the giving of reasonable written notice to the Registrar.

(g) The Trustee shall have no obligation or duty to monitor, determine  or inquire as to compliance  with any restrictions  on transfer imposed under this Indenture or under applicable  law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants  or beneficial  owners of interests  in any Global Note) other than to require delivery of such certificates  and other documentation or evidence as are required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine  the same to determine  substantial  compliance  as to form with the express requirements hereof.

SECTION 2.08                                 Mutilated,  Defaced, Destroyed, Stolen and Lost Notes.
(a) The Company shall execute and deliver  to the Trustee Certificated  Notes in such amounts and at such times as to enable the Trustee to fulfill  its responsibilities  under this Indenture  and the Notes.

(b) In case any Note shall become mutilated,  defaced or be apparently destroyed, lost or stolen, upon the request of the registered  holder thereof, the Company in its discretion may execute, and, upon the written request of Authorized  Officers of the Company, the Trustee shall authenticate  and deliver, a new Note, bearing a number not contemporaneously outstanding,  in exchange  and substitution for the mutilated  or defaced Note, or in lieu of and substitution for the Note so apparently destroyed, lost or stolen.  In every case the applicant for a substitute  Note shall furnish to the Company, the Guarantors and the Trustee and any agent of  the Company, the Guarantors or the Trustee such security or indemnity as may be required by each of them to indemnify and defend and to save each of them harmless  and, in every case of destruction,  loss or theft evidence to their satisfaction of the apparent destruction,  loss or theft of such Note and of the ownership  thereof.  Upon the issuance of any substitute  Note, such Holder, if so requested by the Company or the Guarantors, will pay a sum sufficient  to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute  Note.  The Trustee is hereby authorized,  in accordance with and subject to the foregoing conditions  in this clause (b), to authenticate  and deliver  from time to time, Notes in exchange  for or in lieu of Notes, respectively,  which become mutilated,  defaced, destroyed, stolen or lost.  Each Note delivered in exchange for or in lieu of any Note shall carry all the rights to interest (including rights to accrued and unpaid interest and Additional  Amounts)  which were carried by such Note.

(c) All Notes surrendered for payment or exchange  shall be delivered  to the Trustee.  The Trustee shall cancel and destroy all such Notes surrendered for payment or exchange, in accordance with its Note destruction policy, and, upon receipt of as written request from the Company, shall deliver  a certificate  of destruction to the Company and the Guarantors.

(d) In the event any such mutilated,  defaced, destroyed, lost or stolen certificate has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new certificate,  pay such Notes.

SECTION 2.09                                 Further Issues.  Subject to the covenants described in Article 4 and in accordance with the provisions  of this Indenture,  the Company may, from time  to time, without  notice to or the consent of the Holders, create and issue additional notes (the “Additional  Notes”) having the same terms and conditions  as the Notes (including the benefit of the Guarantees) in all respects (or in all respects except for the issue date, issue price and the first interest period and, to the extent necessary, certain temporary securities  law transfer restrictions) (a “Further  Issue”) so that such Additional Notes may be consolidated  and form a single  class with the previously outstanding Notes and vote together as one class on all matters with respect to the Notes; provided that the issuance  of any such Additional  Notes will then be permitted  under Section 4.06 and the other provisions  in this Indenture;  provided further that if Additional Notes that are consolidated  and form a single  series with previously outstanding Notes are not fungible  with the previously outstanding Notes for U.S. federal income tax purposes, a separate CUSIP, ISIN or other identifying number must be used for such Additional Notes.

SECTION 2.10                                 Cancellation of Notes; Disposition Thereof.  All Notes surrendered for payment, redemption,  registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be canceled by it; and no Notes shall be issued in lieu thereof except as expressly permitted  by any of the provisions  of this Indenture. The Trustee shall dispose of canceled Notes held by it in accordance with its customary procedures, and upon receipt of a written request from the Company, deliver a certificate  of disposition to the Company.  If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness  represented by such Notes unless and until the same are delivered  to the Trustee for cancellation.

SECTION 2.11                                 CUSIP Numbers.  The Company in issuing the Notes may use “CUSIP” numbers  (if then generally in use), and, if so, the Trustee shal  use for the Notes “CUSIP” numbers in notices of redemption as a convenience  to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers  either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
ARTICLE III

 REDEM PTION

SECTION 3.01                                 Redemption for Tax Reasons.  (a) The Notes may be redeemed, at the option of the Company or a Surviving Person with respect to the Company, in whole but not in part, upon giving not less than 30 days’ nor more than 60 days’ notice to the Holders, the Trustee and the Paying Agent (which notice shall be irrevocable),  at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Amounts),  if any, to (but not including)  the date fixed by the Company or the Surviving Person, as the case may be, for redemption (the “Tax Redemption Date”) if, as a result of:

(i) any change in, or amendment  to, the laws (or any regulations  or rulings  promulgated  thereunder)  of a Relevant Taxing Jurisdiction,  excluding any applicable treaty with the Relevant  Taxing Jurisdiction,  affecting taxation;  or

(ii) any change in the existing official position or the stating of an official position regarding the application or interpretation of such laws, regulations  or rulings (including a holding,  judgment  or order by a court of competent jurisdiction), which change or amendment  becomes effective  or, in the case of an official position,  is announced (A) with respect to the Company or any initial Guarantor, on or after the Original Issue Date, or (B) with respect to any Guarantor who guarantees the Notes after the Original Issue Date or a Surviving Person, on or after the date such Guarantor or Surviving Person becomes a Guarantor or Surviving Person, with respect to any payment  due or to become due under the Notes or this Indenture, the Company, a Surviving Person or a Guarantor, as the case may be, is, or on the next Interest Payment Date would be, required to pay Additional  Amounts, and such requirement  cannot be avoided by the taking of reasonable measures by the Company, a Surviving Person or a Guarantor, as the case may be; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company, a Surviving Person or a Guarantor, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.

(b) Prior to the mailing of any notice of redemption of the Notes pursuant to Section 3.01(a), the Company, a Surviving Person or a Guarantor, as the case may be, will deliver to the Trustee at least 30 days but not more than 60 days before a redemption date:

(i) an Officers’  Certificate  stating that such change or amendment referred to in the prior paragraph has occurred, describing the facts related thereto and stating that such requirement  cannot be avoided by the Company, a Surviving Person or a Guarantor, as the case may be, taking reasonable measures; and

(ii) an Opinion of Counsel or an opinion of a tax consultant,  in either case of recognized  standing with respect to tax matters of the Relevant  Taxing Jurisdiction, stating that the requirement  to pay such Additional Amounts  results from such change or amendment  referred to in the prior paragraph.

The Trustee is entitled  to accept and rely on such certificate  and opinion as sufficient evidence of the satisfaction of the conditions  precedent described above without  further verification,  in which event it shall be conclusive  and binding on the Holders.

SECTION 3.02                                 Optional Redemption.

(a) On or after February 4, 2017, the Company may on any one or more occasions redeem all or any part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest,  if any, on the Notes redeemed, to (but not including)  the applicable  date of redemption,  if redeemed during the twelve-month period beginning on February 4 of the years indicated  below:

Year	Redemption Price
2017	105.875%
2018	102.938%

(b) The Company may at its option redeem the Notes, in whole but not in part, at any time prior to February 4, 2017, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable  Premium as of, and accrued and unpaid interest, if any, to (but not including)  the redemption date.

(c) At any time and from time to time prior to February 4, 2017, the Company may at its option redeem up to 35% of the aggregate principal amount of the Notes with the Net Cash Proceeds of one or more sales of Common Stock of the Parent Guarantor in an Equity Offering at a redemption price of 111.75% of the principal amount of the Notes redeemed, plus accrued and unpaid interest,  if any, to (but not including)  the redemption date; provided that at least 65% of the aggregate principal amount of the Notes issued on the Original Issue Date remains  outstanding after each such redemption and any such redemption takes place within 60 days after the closing of the related Equity Offering.

(d) The Company wil  give not less than 30 days’ nor more than 60 days’ notice to the Holders and the Trustee of any redemption.

(e) If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows: (i) if the Notes are listed on any national securities exchange, in compliance  with the requirements  of the principal national securities  exchange  on which the Notes are listed; or (ii) if the Notes are not listed on any national securities  exchange, on a pro rata basis, by lot or such other method as the Company shall determine  and so instruct in writing to the Trustee in accordance with this Indenture.

(f) A Note of US$200,000 in principal amount or less shall not be redeemed in part.  If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount to be redeemed.  A new Note in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note. On and after the redemption date, interest  will cease to accrue on Notes or portions of them called for redemption.

SECTION 3.03                                 Method and Effect of Redemption.   (a) The notice of redemption will identify the Notes to be redeemed and will include  or state the following:

(i) the redemption date;

(ii)  the redemption price, including the portion thereof representing any accrued interest;

(iii)  the place or places where Notes are to be surrendered for redemption;

(iv) Notes called for redemption must be so surrendered in order to collect the redemption price;

(v) on the redemption date the redemption price will become due and payable on Notes called for redemption,  and interest on Notes called for redemption will cease to accrue on and after the redemption date; and

(vi) if any Note contains a CUSIP, ISIN or Common Code number, no representation is being made as to the correctness of the CUSIP, ISIN or Common Code number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(b) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption to the Paying Agent, the Company shall redeem such Notes at the redemption price.  On and after the redemption date, interest will cease to accrue on Notes or

portions of them called for redemption.   Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

ARTICLE IV

 COVENANTS

SECTION 4.01                                 Payment of Notes.  (a) The Company will pay the principal of and interest, and Additional Amounts,  if any, on the Notes on the dates and in the manner provided in the Notes and this Indenture.  Not later than at the close of business one Business  Day prior to the Interest Payment Date, the due date of any principal on any Notes, the Tax Redemption Date pursuant to Section 3.01 or the redemption date pursuant  to Section 3.02 (each a “Payment Date”), the Company wil  pay or cause to be paid to the account of the Paying Agent at the office  of the Paying Agent at Citibank, N.A., London Branch, c/o Citibank,  N.A., Dublin Branch, One North Wall Quay, Dublin 1, Ireland,  in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, in immediately available  funds, an amount which shall be sufficient  to pay the aggregate amount of interest or principal or both, as the case may be, becoming due in respect of the Notes on such Payment Date; provided that if the Company or any Affiliate  of the Company is acting as Paying Agent, it shall, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient  to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture.   In each case the  Company shall promptly notify the Trustee and the Paying Agent of its compliance  with this paragraph.  For the avoidance of doubt, the Paying Agent shall not be bound to make payment to the Holders until the Paying Agent is satisfied  that full payment has been received from the Company, or the Guarantors, as the case may be.

(b) The Company shall procure that on or before 11:00 a.m. (New York City time) on the second Business  Day prior to each Payment Date the bank through which such payment is to be made will send to the Paying Agent confirmation that it has received from the Company an irrevocable  instruction to make the relevant payment (by facsimile  transmission or SWIFT).

(c) An installment  of principal or interest will be considered paid on the date due if the Trustee (or the Paying Agent, other than the Company or any Affiliate  of the Company) holds on that date money designated for and sufficient  to pay the installment.   If the Company or any Affiliate  of the Company acts as Paying Agent, an installment  of principal or interest will be considered paid on the due date only if paid to the Holders.

(d) The Trustee (or the Paying Agent, which will include  the Company or any Affiliate  of the Company if it is acting as Paying Agent) will make payments in respect of the Notes represented by the Global Notes by check mailed  at the expense of the Company to the address of the Holders as such address appears in the Note register maintained  by the Registrar or by wire transfer of immediately available  funds to the accounts specified  by the Holders of the Global Notes. With respect to Certificated  Notes, the Trustee (or Paying Agent) will make all payments by wire transfer of immediately available  funds to the accounts specified  by the Holders thereof or, if no such account is specified,  by mailing a check to each Holder’s registered address; provided that if the Company or any Affiliate  of the Company is acting as Paying Agent, it shall make such payment to the Holders as specified  above.

(e) At least three Business  Days prior to the first Payment Date and, if there has been any change with respect to the matters set forth in the below-mentioned  certificate,  at least three Business  Days prior to each Payment Date thereafter, the Company shall furnish the Trustee with an Officers’ Certificate  instructing the Trustee as to any circumstances  in which payments of principal of, or interest on, the Notes due on such date shall be subject to deduction or withholding for, or on account of, any Taxes described in Section 4.21 and the rate of any such deduction or withholding.   If any such deduction or withholding shall be required and if  the Company therefore becomes liable to pay Additional Amounts,  if any, pursuant to Section 4.21 then at least three Business  Days prior to each Payment Date, the Company shall furnish the Trustee with a certificate  which specifies  the amount required to be withheld  on such payment to Holders of the Notes, and the Additional Amounts,  if any, due to the Holders of the Notes, and at least one Business  Day prior to such Payment Date, will pay to the Trustee such Additional  Amounts,  if any, as shall be required to be paid to such Holders.

(f) Whenever the Company appoints a Paying Agent other than the Trustee for the purpose of paying amounts due in respect of the Notes, it will cause such Paying Agent to execute and deliver to the Trustee an instrument or an agreement pursuant to which such agent shall agree with the Company, among other things,  to be bound by and observe the provisions of this Indenture  (including the Notes).  The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument  in which such Paying Agent shall agree with the Trustee:

(i) that it will hold all sums received by it as such Paying Agent for the payment of the principal of, or interest on, the Notes (whether such sums have been paid to it by or on behalf of the Company or by any other obligor  on the Notes or the Subsidiary Guarantee) in trust for the benefit  of the Holders or of the Trustee;

(ii) that it will give the Trustee written notice of any failure  by the Company (or by any other obligor on the Notes or the Subsidiary Guarantee)  to make any payment of the principal,  or interest on, the Notes and any other payments  to be made by or on behalf of the Company under this Indenture, when the same shall be due and payable; and

(iii) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of a failure referred to in clause (ii) above.

Anything in this Section 4.01 to the contrary notwithstanding,  the Company may at any time, for the purpose of obtaining a satisfaction and discharge  of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder, as required by this Section 4.01 and such sums shall be held by the Trustee upon the trusts herein contained.  If the Paying Agent shall pay all sums held in trust to the Trustee as required under this Section 4.01, the Paying Agent shall have no further  liability for the money so paid over to the Trustee.

Anything in this Section 4.01 to the contrary notwithstanding,  the agreements  to hold sums in trust as provided in this Section 4.01 are subject to the provisions  of Section 8.04.

SECTION 4.02                                 Maintenance  of Office or Agency.  (a)  The Company will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company hereby initially designates the office of the Paying Agent at Citibank,  N.A., London Branch,   c/o Citibank, N.A., Dublin Branch, One North Wall Quay, Dublin 1, Ireland, as such office  of the Company.  The Company will give prompt written notice to the Trustee of the location,  and any change in the location,  of such office or agency.  If at any time the Company fails  to maintain any such required office or agency or fails  to furnish the Trustee with the address thereof, such presentations,  surrenders, notices and demands may be made or served to the Trustee.

(b) The Company may also from time to time designate one or more other offices  or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations;  provided, however, that no such designation or rescission shall in any manner relieve  the Company of its obligation to maintain an office or agency in each place where principal of, and interest on, any Notes are payable. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office  or agency.

(c) So long as the Notes are listed on the Singapore Exchange  Securities  Trading Limited  (the “SGX ST”) and the rules of the SGX ST so require, if any Global Note is exchanged for Certificated  Notes, the Company (1) will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment  or redemption,  and (2) make through the SGX-ST an announcement  of the exchange  that will include  all material information with respect to the delivery of the Certificated  Notes, including details of the paying agent in Singapore.  The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof.  If the Company maintains  a paying agent with respect to the Notes in a member state of the European Union, such paying agent will be located in a member state of the European Union that is not obligated to withhold or deduct tax pursuant to European Council Directive  2003/48/EC or any other directive implementing the conclusions  of ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings  income, or any law implementing or complying with, or introduced  in order to conform to, such Directive  or such other directive.   The Company has initially appointed the Paying Agent and Registrar listed in Exhibit  H.

SECTION 4.03                                 Governme nta l  Approvals and Licenses;  Compliance with Law.  The Parent Guarantor will, and will cause each Restricted Subsidiary to, (a) obtain and maintain in full force and effect all governmental approvals, authorizations,  consents, permits, concessions and licenses  as are necessary to engage in the Permitted Businesses;  (b) preserve and maintain good and valid title to its properties and assets (including land-use rights);  and (c) comply with all laws, regulations,  orders, judgments  and decrees of any governmental body, except to the extent that failure  to so obtain, maintain, preserve and comply would not reasonably be expected to have a material adverse effect on (a) the business, properties, financial  position, results of operations or prospects of the Parent

Guarantor and its Restricted Subsidiaries,  taken as a whole, or (b) the ability of the Company to perform its obligations  under the Notes or this Indenture or the ability of the Parent Guarantor or any Subsidiary Guarantor to perform its obligations  under its Guarantee or this Indenture.

SECTION 4.04                                 Payment of Taxes and other Claims.  The Parent Guarantor will pay or discharge,  and cause each of its Subsidiaries  to pay or discharge  before the same become delinquent  (a) all material taxes, assessments  and governmental  charges levied or imposed upon the Parent Guarantor or any Subsidiary or its income or profits or property and (b) all material lawful claims  for labor, materials  and supplies  that, if unpaid, might  by law become a Lien upon the property of the Parent Guarantor or any Subsidiary,  other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings  and for which adequate reserves have been established.

SECTION 4.05                                 Intentio na lly Omitted.

SECTION 4.06                                 Limitatio n on Indebtedness.  (a)  The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness (including Acquired Indebtedness); provided that the Company and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) and any Non-Guarantor Subsidiary may Incur Permitted Subsidiary Indebtedness if, after giving effect to the Incurrence of such Indebtedness or Permitted Subsidiary Indebtedness and the receipt and application of the proceeds therefrom,  (x) no Default  or Event of Default  has occurred and is continuing and (y) the Fixed Charge  Coverage Ratio would not be less than 3.0 to 1.0.  Notwithstanding the foregoing,  the Parent Guarantor will not permit any Restricted Subsidiary to Incur any Disqualified  Stock (other than Disqualified  Stock held by the Company or a Guarantor, so long as it is so held).

(b) Notwithstanding the foregoing,  the Parent Guarantor and the Restricted Subsidiaries  may Incur, to the extent provided below, each and al  of the following (“Permitted Indebtedness”):

(i) Indebtedness under the Notes (excluding any Additional Notes) and each Guarantee;

(ii) Indebtedness of the Parent Guarantor or any Restricted Subsidiary outstanding on the Original  Issue Date excluding Indebtedness permitted  under Section 4.06(b)(i), (iii),  (v), (vi), (vii), (viii),  (ix), (xi) and (xiv);  provided that all Indebtedness of Non- Guarantor Subsidiaries  outstanding on the Original  Issue Date shall be included  in the calculation of Permitted Subsidiary Indebtedness;

(iii) Indebtedness of the Parent Guarantor or any Restricted Subsidiary owed to the Parent Guarantor or any Restricted Subsidiary;  provided that (A) any event which results in (x) any Restricted Subsidiary to which such Indebtedness is owed ceasing to be a Restricted Subsidiary or (y) any subsequent transfer of such Indebtedness (other than to the Parent Guarantor or any Restricted Subsidiary)  shall be deemed, in each case, to constitute  an Incurrence of such Indebtedness not permitted by this clause (iii),  (B) if the Company is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated in right  of payment to the Notes, and if any Guarantor is the obligor on such Indebtedness (and the Company is not the obligee),  such Indebtedness must be unsecured and expressly subordinated  in right of payment to the Guarantee of such Guarantor and (C) if the Indebtedness is owed to the Company or any Guarantor, such Indebtedness must be evidenced by an unsubordinated  promissory note or a similar  instrument  under applicable  law;

(iv) Indebtedness (“Permitted Refinancing Indebtedness”) of the Parent Guarantor or any Restricted Subsidiary issued in exchange  for, or the net proceeds of which are used to refinance  or refund, replace, exchange,  renew, repay, redeem, defease,  discharge or extend (collectively,  “refinance” and “refinances” and “refinanced” shal  have a correlative  meaning),  then outstanding Indebtedness (or Indebtedness repaid substantially concurrently with, but in any case prior to, the Incurrence of such Permitted Refinancing Indebtedness) Incurred under the proviso in Section 4.06(a) or clauses (i), (ii), (x), (xii)  or (xv) of Section 4.06(b) and any refinancings  thereof in an amount not to exceed the amount so refinanced  (plus premiums,  accrued interest, fees and expenses);  provided that (A) Indebtedness the proceeds of which are used to refinance  the Notes or Indebtedness that is pari passu with, or subordinated  in right of payment to, the Notes or any Guarantee shall only be permitted  under  this clause (iv) if (1) in case the Notes are refinanced  in part or the Indebtedness to be refinanced is pari passu with the Notes or any Guarantee, such new Indebtedness, by its terms or by the terms of any agreement  or instrument  pursuant  to which such new Indebtedness is issued or outstanding,  is expressly made pari passu with, or subordinate  in right of payment to, the remaining Notes or such Guarantee, as the case may be, or (2) in case the Indebtedness to be refinanced  is subordinated  in right  of payment to the Notes or any Guarantee, such new Indebtedness, by its terms or by the terms of any agreement  or instrument  pursuant to which such new Indebtedness is issued or remains  outstanding,  is expressly made subordinate  in right of payment to the Notes or such Guarantee, as the case may be, at least to the extent that the Indebtedness to be refinanced  is subordinated  to the Notes or such Guarantee, as the case may  be, (B) such new Indebtedness, determined  as of the date of Incurrence  of such new
Indebtedness,  does not mature prior to the Stated Maturity of the Indebtedness to be refinanced, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced,  and (C) in no event may Indebtedness of the Company or any Guarantor be refinanced  pursuant to this clause (iv) by means of any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor.

(v) Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant  to Hedging Obligations  designed solely to protect the Company or any Restricted Subsidiary from fluctuations  in interest rates, currencies  or the price of commodities and not for speculation;

(vi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar  instrument  inadvertently,  except in the case of daylight overdrafts, drawn against insufficient  funds in the ordinary course of business;  provided, however, that this Indebtedness is extinguished  within five Business  Days of Incurrence;

(vii) Indebtedness of the Parent Guarantor or any Restricted Subsidiary in respect of workers’ compensation claims  and claims  arising under similar  legislation,  or in connection with self-insurance  or similar  requirements,  in each case in the ordinary course of business;

(viii) Indebtedness arising from agreements  of the Parent Guarantor or a Restricted Subsidiary  providing for indemnification,  adjustment  of purchase price, earn-out or other similar  obligations,  in each case Incurred or assumed in connection with the disposition of any business, assets of the Parent Guarantor or of a Restricted Subsidiary,  other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of any of the Parent Guarantor’s or a Restricted Subsidiary’s  business or assets for the purpose of financing an acquisition;  provided, however, that the maximum assumable  liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Parent Guarantor and/or the relevant  Restricted Subsidiary in connection with the disposition;

(ix) obligations  with respect to trade letters of credit, bid, performance and surety bonds and completion guarantees provided by the Parent Guarantor or any of its Restricted Subsidiaries  securing obligations,  entered into in the ordinary course of business, to the extent the letters of credit, bonds or guarantees are not drawn upon or, if and to the extent drawn upon is honored in accordance with its terms and, if to be reimbursed,  is reimbursed  no later than 30 days following receipt by the Parent Guarantor or such Restricted Subsidiary of a demand for reimbursement  following payment on the letter of credit, bond or guarantee;

(x) Indebtedness of the Parent Guarantor or any Restricted Subsidiary:

(A)  representing Capitalized Lease Obligations incurred in the ordinary course of business;  or

(B) constituting purchase money Indebtedness incurred to finance  all or any part of the purchase price of equipment,  property or assets to be used in Permitted Businesses  in the ordinary course of business by the Parent Guarantor or a Restricted Subsidiary,  including any such purchase through the acquisition of Capital Stock of any Person that owns such real or personal property or equipment  which will,  upon acquisition,  become a Restricted Subsidiary; provided, however, that (A) the aggregate principal amount of such purchase money  Indebtedness shall not exceed the purchase price of such equipment,  property or assets so acquired, (B) such purchase money Indebtedness shall be Incurred no later than 180 days after the acquisition of such equipment,  property or assets and (C) on the date of the Incurrence of any Indebtedness permitted by this clause (x) and after giving effect thereto, the sum of (1) the aggregate principal amount outstanding of such Indebtedness Incurred under this clause (x) (together with any Permitted  Refinancing Indebtedness thereof), plus (2) the aggregate principal amount outstanding of all Indebtedness Incurred under clause (xii)  and clause (xv) below (together with any Permitted  Refinancing Indebtedness thereof) does not exceed an amount equal to 20% of Total Assets;

(xi) (A) guarantees  by the Parent Guarantor and any Restricted Subsidiary of Indebtedness of the Company or any Guarantor permitted under this Indenture  or
(B) guarantees  by any Non-Guarantor Subsidiary of Indebtedness of any other Non-Guarantor Subsidiary permitted  to be incurred  under this Indenture;  provided that, in each case, if such guarantee is of Subordinated  Indebtedness, such guarantee shall be subordinated  to the Notes and the relevant Guarantee;

(xii) Indebtedness of the Parent Guarantor or any Restricted Subsidiary maturing within one year used by the Parent Guarantor or any Restricted Subsidiary for working capital; provided that on the date of the Incurrence  of any Indebtedness permitted by this clause (xii) and after giving effect thereto, the sum of (1) the aggregate principal amount outstanding of such Indebtedness Incurred under this clause (xii) (together with any Permitted Refinancing Indebtedness thereof), plus (2) the aggregate principal amount outstanding of all Indebtedness Incurred under clause (x) above and clause (xv) below (together with any Permitted Refinancing Indebtedness thereof) does not exceed an amount equal to 20% of Total Assets;

(xiii) in addition to the items referred to in clauses (i) through (xii)  above and clauses (xiv) and (xv) below, Indebtedness of the Parent Guarantor and its Restricted Subsidiaries  in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (xiii)  and then outstanding,  not to exceed US$5.0 million (or the Dollar Equivalent  thereof) at any time outstanding;

(xiv) Indebtedness represented by the Series D Preferred Stock outstanding as of the Original Issue Date (which,  for the avoidance of doubt, shall reflect and include  the terms of the Amended and Restated Series D Certificate)  (the “Original  Series D Indebtedness”) and any Indebtedness deemed to be Incurred to refinance  the Original  Series D Indebtedness solely as a result of any extension of the maturity date of the Series D Preferred Stock; and

(xv) Bank Deposit Secured Indebtedness Incurred by the Parent Guarantor or any Restricted Subsidiary;  provided that on the date of the Incurrence  of such Indebtedness and after giving effect thereto, the sum of (1) the aggregate principa l amount outstanding of all such Indebtedness Incurred pursuant to this clause (xv) (together with any Permitted Refinancing Indebtedness thereof), plus (2) the aggregate principal amount outstanding of all Indebtedness Incurred pursuant to clauses (x) and (xii)  above (together with any Permitted Refinancing Indebtedness thereof) does not exceed an amount equal to 20% of Total Assets.

(c) For purposes of determining compliance  with this Section 4.06, in the event that an item of Indebtedness meets the criteria  of more than one of the types of Permitted Indebtedness, or of Indebtedness described in the proviso in Section 4.06(a) and one or more types of Permitted Indebtedness, the Parent Guarantor, in its sole discretion,  shall classify,  and from time to time may reclassify,  such item of Indebtedness and only be required to include  the amount of such Indebtedness as one of such types.

(d) For purposes of determining compliance  with any U.S. dollar-denominated restriction on the Incurrence  of Indebtedness, the U.S. dollar-equivalent  principal amount of Indebtedness denominated  in a foreign currency shall be calculated  based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed,  in the case of revolving credit Indebtedness; provided that if such Indebtedness constitutes  Permitted  Refinancing Indebtedness Incurred to refinance  other Indebtedness denominated  in a foreign currency, and such refinancing would cause the applicable  U.S. dollar-denominated  restriction to be exceeded if calculated  at the relevant currency exchange rate in effect on the date of such refinancing,  such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount  of such Permitted Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.   Notwithstanding any other provision of this Section 4.06, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.06 shall not be deemed to be exceeded solely as a result of fluctuations  in the exchange  rate of currencies.The  principal amount of any Permitted  Refinancing Indebtedness, if Incurred in a different  currency from the Indebtedness being refinanced,  shall be calculated  based on the currency exchange rate applicable  to the currencies  in which such Permitted  Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 4.07                                 Limitation on Restricted Payments.   (a)  The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments or any other actions described in clauses (i) through (iv) below being collectively referred to as “Restricted Payments”):

(i) declare or pay any dividend  or make any distribution on or with respect to the Parent Guarantor’s  or any of the Restricted Subsidiaries’  Capital Stock (other than dividends  or distributions  payable or paid solely in shares of the Parent Guarantor’s or any Restricted Subsidiary’s  Capital Stock (other than Disqualified  Stock or Preferred Stock) or in options, warrants or other rights  to acquire shares of such Capital Stock) held by Persons other than the Parent Guarantor or any Wholly Owned Restricted Subsidiary;

(ii) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of the Parent Guarantor or any Restricted Subsidiary or any direct or indirect  parent of the Parent Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Persons other than the Parent Guarantor or any Restricted Subsidiary;

(iii) make any voluntary or optional principal payment, or voluntary or optional redemption,  repurchase, defeasance, or other acquisition or retirement  for value, of Subordinated Indebtedness (excluding any intercompany Indebtedness between or among the Parent Guarantor and any Restricted Subsidiary);  or

(iv) make any Investment,  other than a Permitted  Investment; if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A) a Default  or Event of Default  has occurred and is continuing or would occur as a result of such Restricted Payment;

(B) the Parent Guarantor could not Incur at least US$1.00 of Indebtedness under the proviso in Section 4.06(a); or

(C) such Restricted Payment, together with the aggregate amount of all Restricted Payments made by the Parent Guarantor and the Restricted Subsidiaries  after the Original Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii),  (iv), (v) (to the extent such Restricted Payment is made to the Parent Guarantor or a Restricted Subsidiary),

(vii) and (viii) of Section 4.07(b)), shall exceed the sum of:

(1) 50% of the aggregate amount of the Consolidated  Net Income of the Parent Guarantor (or, if the Consolidated  Net Income is a loss, minus  100% of the amount of such loss) accrued on a cumulative  basis during the period (taken as one accounting period) beginning on July 1, 2013 and ending on the last day of the Parent Guarantor’s  most recently ended fiscal quarter for which consolidated  financial  statements of the Parent Guarantor (which the Parent Guarantor shall use its reasonable best efforts to compile in a timely manner and which may be internal financial  statements)  are available  and have been provided to the Trustee at the time of such Restricted Payment;  plus

(2) 100% of the aggregate Net Cash Proceeds received by the Parent Guarantor after the Original Issue Date as a capital contribution to its common equity by, or from the issuance and sale of its Capital Stock (other than Disqualified  Stock) to, a Person who is not  a Subsidiary of the Parent Guarantor, including any such Net Cash Proceeds received upon (A) the conversion by a Person who is not a Subsidiary of the Parent Guarantor of any Indebtedness (other than Subordinated Indebtedness) of the Parent Guarantor into Capital Stock (other than Disqualified  Stock) of the Parent Guarantor, or (B) the exercise by a Person who is not a Subsidiary of the Parent Guarantor of any options, warrants or other rights  to acquire Capital Stock of the Parent Guarantor (other than Disqualified  Stock), in each case after deducting the amount of any such Net Cash Proceeds used to redeem, repurchase, defease or otherwise  acquire or retire for value any (x) Subordinated  Indebtedness or (y) Capital Stock of the Parent
Guarantor or any Restricted Subsidiary (other than such Capital Stock held by the Parent Guarantor or any Restricted Subsidiary);  plus

(3) the amount by which Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries  is reduced on the Parent Guarantor’s  consolidated  balance sheet upon the conversion or exchange  (other than by a Subsidiary of the Parent Guarantor) subsequent to the Original Issue Date of any Indebtedness of the Parent Guarantor  or any of its Restricted Subsidiaries  convertible  or exchangeable  for Capital Stock (other than Disqualified  Stock) of the Parent Guarantor (less the amount of any cash, or the Fair Market Value of any other property, distributed  by the Parent Guarantor upon such conversion or exchange);  provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Parent Guarantor  or any of its Restricted Subsidiaries  from the Incurrence of such Indebtedness;  plus

(4) an amount equal to the net reduction in Investments  (other than reductions  in Permitted Investments)  that were made after the Original Issue Date in any Person resulting from (A) payments  of interest on Indebtedness, dividends  or repayments  of loans or advances by such Person, in each case to the Parent Guarantor or any Restricted Subsidiary (except, in each case, to the extent any such payment or proceeds are included  in the calculation of Consolidated  Net Income), (B) the unconditional release of a guarantee provided by the Parent Guarantor or a Restricted Subsidiary after the Original Issue Date of an obligation of another Person, (C) to the extent that an Investment  made after the Original Issue Date is sold or otherwise liquidated  or repaid for cash, the lesser of (x) cash return of capital with respect to  such Investment  (less the cost of disposition,  if any) and (y) the initial  amount of such Investment,  or (D) redesignations  of Unrestricted  Subsidiaries  as Restricted Subsidiaries,  not to

exceed, in each case, the amount of Investments  (other than Permitted Investments)  made by the Parent Guarantor or a Restricted Subsidiary after the Original  Issue Date in any such Person; plus

(5)  US$10.0 million (or the Dollar Equivalent thereof).

(b) The foregoing provision shall not be violated  by reason of:

(i) the payment of any dividend  or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption,  such payment  or redemption would comply with the preceding paragraph;

(ii) the redemption, repurchase, defeasance or other acquisition or retirement  for value of Subordinated  Indebtedness of the Company or any Guarantor with the Net Cash Proceeds of, or in exchange for, a substantially concurrent  Incurrence of Permitted Refinancing Indebtedness in respect of such Subordinated  Indebtedness in accordance with Section 4.06(b)(iv);

(iii) the redemption, repurchase or other acquisition of Capital Stock of the Company or any Guarantor (or options, warrants or other rights  to acquire such Capital Stock) in exchange  for, or out of the Net Cash Proceeds of, a substantially concurrent  capital contribution or sale (other than to a Subsidiary of the Parent Guarantor) of, shares of Capital Stock (other than Disqualified  Stock) of the Parent Guarantor (or options, warrants or other  rights to acquire such Capital Stock); provided that the amount of any such Net Cash Proceeds that are utilized  for any such Restricted Payment will be excluded from clause (C)(2) of
Section 4.07(a);

(iv) the redemption, repurchase, defeasance or other acquisition or retirement  for value of Subordinated  Indebtedness of the Company or any Guarantor in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent capital contribution or sale (other than to a Subsidiary of the Parent Guarantor) of, shares of the Capital Stock (other than Disqualified  Stock) of the Parent Guarantor (or options, warrants or other rights to acquire such Capital Stock); provided that the amount of any such Net Cash Proceeds that are utilized  for any such Restricted Payment will be excluded from clause (C)(2) of Section 4.07(a);

(v) the payment of any dividends  or distributions  declared, paid or made by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable  to the Parent Guarantor, to all holders of any class of Capital Stock of such Restricted Subsidiary,  at least a majority of which is held, directly or indirectly through Restricted Subsidiaries,  by the Parent Guarantor;

(vi) the repurchase, redemption or other acquisition of Capital Stock of the Parent Guarantor from employees,  former employees,  directors or former directors of the Parent Guarantor or any Restricted Subsidiary (or their estate or authorized  representatives)  upon the death, disability or termination of employment  of such employees or directors pursuant to agreements  or plans (including employment  agreements  and share option plans) approved by the board of directors of the Parent Guarantor in an aggregate amount not to exceed US$5.0 million (or the Dollar Equivalent  thereof) in any fiscal year of the Parent Guarantor;

(vii) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; or

(viii) an acquisition of the Capital Stock of a Restricted Subsidiary from a minority shareholder  of such Restricted Subsidiary which increases the proportion of the Capital Stock of such Restricted Subsidiary held, directly or indirectly,  by the Parent Guarantor;

provided that, in the case of clauses (ii), (iii) and (iv) of this Section 4.07(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of the actions or payments  set forth therein.

(c) The amount of any Restricted Payments  (other than cash) will be the Fair Market Value on the date of the Restricted Payment  of the asset(s) or securities  proposed to be transferred or issued by the Parent Guarantor or the Restricted Subsidiary,  as the case may be, pursuant to the Restricted Payment.  The value of any assets or securities  that are required to be valued by this covenant wil  be the Fair Market Value.  The Board of Directors’ determination of the Fair Market Value of a Restricted Payment  or any such assets or securities  must be based upon an opinion or an appraisal issued by an independent  appraisal or investment  banking firm of recognized  international standing if the Fair Market Value exceeds US$10.0 million (or the Dollar Equivalent  thereof).

(d) Not later than the date of making any Restricted Payment in excess of US$10.0 million (or the Dollar Equivalent  thereof), the Parent Guarantor will deliver  to the Trustee an Officers’  Certificate  stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations  required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.08                                 Limitation on Liens.  The Parent Guarantor will not, and will not permit the Company or any Subsidiary Guarantor to, directly or indirectly,  incur, assume or permit to exist any Lien of any nature whatsoever on the Collateral (other than Permitted Liens). The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly,  incur, assume or permit to exist any Lien of any nature whatsoever on any of its assets or properties of any kind (including Capital Stock of Subsidiaries)  that is not Collateral,  or income  or profits therefrom,  or assign or convey any right to receive therefrom, whether owned at the Original  Issue Date or thereafter acquired, except Permitted  Liens, unless the Notes are (or the related Guarantee in the case of Liens of a Guarantor is) secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated  in right of payment to the Notes, prior to) the obligation or liability secured by such Lien, for so long as such obligation or liability is secured by such Lien.

SECTION 4.09                                 Limitation on Sale and Leaseback Transactions.   The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction;  provided that the Parent Guarantor or a Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(a) the Parent Guarantor or such Restricted Subsidiary,  as the case may be, could have (x) Incurred Indebtedness in an amount equal to the Attributable  Indebtedness relating to such Sale and Leaseback Transaction under Section 4.06 and (y) incurred  a Lien to secure such Indebtedness pursuant to Section 4.08, in which case, the corresponding Indebtedness will be deemed Incurred and the corresponding Lien will be deemed incurred  pursuant to those provisions;

(b) the gross cash proceeds of that Sale and Leaseback Transactio n are at least equal to the Fair Market Value of the property that is the subject of such Sale and Leaseback Transaction;  and

(c) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Parent Guarantor or such Restricted Subsidiary,  as the case may be, applies the proceeds of such transaction in compliance  with, Section 4.14.

SECTION 4.10                                 Limitation on Dividend  and Other Payment Restrictio ns  Affecting Restricted Subsidiaries.   (a)  Except as provided in Section 4.10(b), the Parent Guarantor  will not, and will not permit any Restricted Subsidiary to, directly or indirectly,  create or otherwise cause or permit to exist or become effective  any encumbrance  or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends  or make any other distribution on any Capital Stock of such Restricted Subsidiary owned by the Parent Guarantor or any other Restricted Subsidiary;

(ii) pay any Indebtedness or other obligation owed to the Parent Guarantor or any other Restricted Subsidiary;

(iii) make loans or advances to the Parent Guarantor or any other Restricted Subsidiary;  or

(iv) sell, lease or transfer any of its property or assets to the Parent Guarantor or any other Restricted Subsidiary;

provided that for the avoidance of doubt the following shall not be deemed to constitute such an encumbrance  or restriction: (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions  prior to dividends  or liquidating distributions  being paid on Common Stock; (ii) the subordination of loans or advances made to the Parent Guarantor or any Restricted Subsidiary to other Indebtedness Incurred by the Parent Guarantor or any Restricted Subsidiary; and (iii)  the provisions  contained  in documentation governing Indebtedness requiring transactions  between or among the Parent Guarantor and any Restricted Subsidiary or between or among any Restricted Subsidiary to be on fair and reasonable terms or on an arm’s length basis.

(b)  The provisions of Section 4.10(a) do not apply to any encumbrances or restrictions:

(i) existing in agreements  as in effect on the Original Issue Date, or in the Notes, the Guarantees, this Indenture, the Security Documents  or any Permitted Pari Passu Secured Indebtedness,  or any extensions,  refinancings,  renewals or replacements  of any of the foregoing agreements;  provided that, as determined  in good faith by the Board of Directors, the encumbrances  and restrictions  in any Permitted  Pari Passu Secured Indebtedness and any such extension,  refinancing,  renewal or replacement,  taken as a whole, are no more restrictive  in any material respect than those encumbrances  or restrictions  in this Indenture or that are then in effect and that are being extended, refinanced,  renewed or replaced, respectively;

(ii)  existing under or by reason of applicable law, rule, regulation or order;

(iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary,  at the time of such acquisition and not incurred in contemplation thereof, which encumbrances  or restrictions  are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, and any extensions,  refinancings,  renewals or replacements thereof; provided that the encumbrances  and restrictions  in any such extension,  refinancing, renewal or replacement,  taken as a whole, are no more restrictive  in any material respect than those encumbrances  or restrictions  that are then in effect and that are being extended, refinanced, renewed or replaced;

(iv) that otherwise would be prohibited  by Section 4.10(a)(iv) if they arise, or are agreed to, in the ordinary course of business and (A) restrict in a customary manner the subletting,  assignment  or transfer of any property or asset that is subject to a lease or license, (B) exist by virtue of any Lien on, or agreement  to transfer, option or similar  right with respect to any property or assets of the Parent Guarantor or any Restricted Subsidiary not otherwise prohibited  by this Indenture  or (C) do not relate to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Parent Guarantor or any Restricted Subsidiary in any manner material to the Parent Guarantor or any Restricted  Subsidiary;

(v) with respect to a Restricted Subsidiary and imposed pusuant to an agreement  that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary that is permitted by Section 4.06, Section 4.11 and Section 4.14; or

(vi) with respect to any Restricted Subsidiary and imposed pursuant to an agreement  that has been entered into for the Incurrence of Indebtedness (1) permitted under clauses (x), (xii) or (xv) of Section 4.06(b) (and any Permitted Refinancing Indebtedness thereof) if, as determined  in good faith by the Board of Directors, the encumbrances  or restrictions  are (x) customary for such type of agreement  and (y) would not, at the time agreed to, be expected to materially and adversely affect the ability of the Company and the Guarantors’  to make required payment on the Notes and the Guarantees or (2) permitted under Section 4.06(b) (other than clauses (x), (xii) and (xv) thereof) if, as determined  in good faith by the Board of Directors, the encumbrances  or restrictions,  taken as a whole, are no more restrictive  in any material respect than those applicable  to the Parent Guarantor and the Restricted Subsidiaries  in this Indenture;  or

(vii)  existing in customary  provisions  in joint venture agreements  and other similar  agreements  permitted  under this Indenture,  to the extent such encumbrance  or restriction relates to the activities  or assets of a Restricted Subsidiary that is a party to such joint venture and if (as determined  in good faith by the Board of Directors) (1) the encumbrances  or restrictions  are customary for a joint venture or similar  agreement  of that type and (2) the encumbrances  or restrictions  would not, at the time agreed to, be expected to materially and adversely affect (x) the ability the Company to make the required payments on the Notes, or (y) any Guarantor to make required payments  under its Guarantee.

SECTION 4.11                                 Limitation on Sales and Issuances of Capital Stock in Restricted Subsidiaries.   The Parent Guarantor will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock of a Restricted Subsidiary (including in each case options, warrants or other rights to purchase shares of such Capital Stock) except:

(a) (i) to the Parent Guarantor or a Wholly Owned Restricted Subsidiary or (ii) in the case of a Restricted Subsidiary that is not Wholly Owned, pro rata to its shareholders  or incorporators or on a basis more favorable to the Parent Guarantor and its Restricted Subsidiaries;  provided that in the case of clause (ii) only, the Parent Guarantor or such Restricted Subsidiary applies the Net Cash Proceeds of such issuance or sale in accordance with Section 4.14;

(b) to the extent such Capital Stock represents director’s qualifying shares or is required by applicable  law to be held by a Person other than the Parent Guarantor or a Wholly Owned Restricted Subsidiary;

(c) the issuance or sale of Capital Stock of a Restricted Subsidiary (which remains  a Restricted Subsidiary after any such issuance or sale); provided that the Parent Guarantor or such Restricted Subsidiary applies the Net Cash Proceeds of such issuance  or sale in accordance with Section 4.14; and

(d) the issuance or sale of Capital Stock of a Restricted Subsidiary if, immediately after giving effect to such issuance  or sale, such Restricted Subsidiary would no longer be a Restricted Subsidiary and any remaining Investment  in such Person would have been permitted  to be made under Section 4.07 if made on the date of such issuance or sale and provided that the Parent Guarantor complies  with Section 4.14.

SECTION 4.12                                 Limitation on Issuances of Guarantees by Restricted Subsidiaries.   (a)  The Parent Guarantor will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly,  to guarantee any Indebtedness (“Guaranteed Indebtedness”) of the Company or any Restricted Subsidiary, unless (i) (A) such Restricted Subsidiary simultaneously executes and delivers  a supplemental indenture  to this Indenture providing for an unsubordinated  Subsidiary  Guarantee of payment of the Notes by such Restricted Subsidiary and (B) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement,  indemnity or subrogation or any other rights  against the Parent Guarantor or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until the Notes have been paid in full or (ii) such guarantee  is permitted  by clause (ii), (iii),  (xi)(B) or (xv) of Section 4.06(b).

(b) If the Guaranteed Indebtedness (i) ranks pari passu in right of payment with the Notes or any Guarantee, then the guarantee of such Guaranteed Indebtedness shall rank pari passu in right of payment  with, or subordinated  to, the Guarantee or (ii) is subordinated  in right of payment to the Notes or any Guarantee, then the guarantee of such Guaranteed Indebtedness shall be subordinated  in right  of payment to the Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated  to the Notes or the Guarantee.

SECTION 4.13                                 Repurchase of Notes Upon a Change of Control Triggering Event.  (a) Not later than 30 days following a Change of Control Triggering Event, the Company will make an Offer to Purchase all outstanding Notes (a “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to (but not including)  the Offer to Purchase Payment Date (as defined in clause (2) of the definition of “Offer to Purchase”).

(b) Each of the Company and the Parent Guarantor shall timely repay all Indebtedness or obtain consents as necessary under or terminate,  agreements  or instruments  that would otherwise prohibit  a Change of Control Offer required to be made pursuant  to this  Section 4.13.

(c) Notwithstanding the foregoing,  the Company will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the same manner, at the same times and otherwise in compliance  with the requirements  set forth in this Indenture applicable  to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn  under such Change of Control Offer.

(d) None of the Trustee, the Collateral Agent or the Agents shall be required to monitor  or take any steps to ascertain whether a Change of Control Triggering Event, or any event which could lead to the occurrence of a Change of Control Triggering Event, has occurred or may occur.

SECTION 4.14                                 Limitatio n on Asset Sales.  (a)  The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, consummate  any Asset Sale, unless:

(i) no Default  or Event of Default  shall have occurred and be continuing or would occur as a result of such Asset Sale;

(ii) the consideration received by the Parent Guarantor or such Restricted Subsidiary,  as the case may be, is at least equal to the Fair Market Value of the assets sold or disposed of;

(iii) in the case of an Asset Sale that constitutes  an Asset Disposition, the Parent Guarantor could Incur at least US$1.00 of Indebtedness under the proviso in Section 4.06(a) after giving pro forma effect to such Asset Disposition;

(iv) at least 75% of the consideration  received consists of cash, Temporary Cash Investments  or Replacement  Assets (as defined below); provided that in the case of an Asset Sale in which the Parent Guarantor or such Restricted Subsidiary receives Replacement  Assets involving aggregate consideration in excess of US$10.0 million (or the Dollar Equivalent  thereof), the Parent Guarantor shall deliver  to the Trustee an opinion as to the fairness  to the Parent Guarantor or such Restricted Subsidiary of such Asset Sale from a financial point of view issued by an independent  accounting,  appraisal or investment  banking firm of recognized  international standing.  For purposes of this provision,  each of the following will be deemed to be cash:

(A) any liabilities,  as shown on the Parent Guarantor’s  most recent consolidated  balance sheet, of the Parent Guarantor or any Restricted Subsidiary (other than contingent  liabilities  and liabilities  that are by their terms subordinated  to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assumption,  assignment,  novation or similar  agreement in writing that validly releases the Parent Guarantor or such Restricted Subsidiary,  as the case may be, from further  liability;  and

(B) any securities,  notes or other obligations  received by the Parent Guarantor or any Restricted Subsidiary from such transferee that are promptly,  but in any event within 30 days of closing,  converted by the Parent Guarantor or such Restricted Subsidiary,  as the case may be, into cash, to the extent of the cash received in that conversion.

(b) Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Parent Guarantor or any Restricted Subsidiary,  as the case may be, may apply such Net Cash Proceeds to:

(i) permanently repay unsubordinated  Indebtedness of the Parent Guarantor or any Restricted Subsidiary (and, if such unsubordinated  Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments  with respect thereto) in each case owing to a Person other than the Parent Guarantor or a Restricted Subsidiary or any Affiliate  of the Parent Guarantor; or

(ii) acquire properties and assets (other than current assets) that will be used in the Permitted  Businesses  (including any Capital Stock in a Person holding such property or assets, which is primarily engaged in a Permitted Business  and is or will upon the acquisition by the Parent Guarantor or any Restricted Subsidiary of such Capital Stock become a Restricted Subsidiary)  (“Replacement Assets”);

provided that, pending the application of Net Cash Proceeds in accordance with clauses (i) or (ii) of this Section 4.14(b), such Net Cash Proceeds may be temporarily invested only in cash or Temporary Cash Investments.

(c) Any Net Cash Proceeds from Asset Sales that are not applied or invested  as provided in Section 4.14(b) wil  constitute  “Excess Proceeds”.  Excess Proceeds of less than US$10.0 million (or the Dollar Equivalent  thereof) will be carried forward and accumulated. When accumulated  Excess Proceeds exceed US$10.0 million (or the Dollar Equivalent  thereof), within ten days thereof, the Parent Guarantor or the Company must make an Offer to Purchase Notes having a principal amount equal to:

(i) accumulated  Excess Proceeds, multiplied  by;

(ii) a fraction (x) the numerator  of which is equal to the outstanding principal amount of the Notes and (y) the denominator  of which is equal to the outstanding principal amount of the Notes and all pari passu Indebtedness similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest US$1,000.  The offer price in any Offer to Purchase will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash.

(d) If any Excess Proceeds remain after consummation of an Offer to Purchase, the Parent Guarantor or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited  by this Indenture.   If the aggregate principal amount of Notes (and any other pari passu Indebtedness) tendered in such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis based on the principal amount of the Notes and such other pari passu Indebtedness tendered.  Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

SECTION 4.15                                 Limitation on Transactions  With Shareholders  and Affiliates.   (a)  The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly,  enter into, conduct, renew or extend any transaction or arrangement  (including,  without  limitation,  the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with (x) any holder (or any Affiliate  of such holder) of 10.0% or more of any class of Capital Stock of the Parent Guarantor or (y) any Affiliate  of the Parent Guarantor (each an “Affiliate Transaction”),  unless:

(i) the Affiliate  Transaction is on fair and reasonable terms that are no less favorable to the Parent Guarantor or the relevant  Restricted Subsidiary,  as the case may be, than those that would have been obtained at the time of the Affiliate  Transaction in a comparable transaction by the Parent Guarantor or the relevant  Restricted Subsidiary with a Person that is neither such a holder nor an Affiliate  of the Parent Guarantor;  and

(ii)  the Parent Guarantor delivers to the Trustee:

(A) with respect to any Affiliate  Transaction or series of related Affiliate  Transactions  involving aggregate  consideration in excess of US$5.0 million (or the Dollar Equivalent  thereof), a Board Resolution set forth in an Officers’  Certificate  certifying that such Affiliate  Transaction complies  with this covenant and such Affiliate  Transaction has been approved by a majority of the disinterested  members of the Board of Directors; and

(B) with respect to any Affiliate  Transaction or series of related Affiliate  Transactions  involving aggregate  consideration in excess of US$10.0 million (or the Dollar Equivalent  thereof), in addition to the Board Resolution required in clause (ii)(A)  above, an opinion as to the fairness  to the Parent Guarantor or such Restricted Subsidiary,  as the case may be, of such Affiliate  Transaction from a financial point of view issued by an independent accounting,  appraisal or investment  banking firm of recognized  international standing.

(b) The foregoing limitation does not limit,  and shall not apply to:

(i) the payment of reasonable and customary regular  fees to directors of the Parent Guarantor who are not employees  of the Parent Guarantor;

(ii) transactions  between or among the Parent Guarantor and any Wholly Owned Restricted Subsidiary or between or among Wholly Owned Restricted Subsidiaries;

(iii) any Restricted Payment of the type described in clause (i) or (ii) of Section 4.07(a) (other than Restricted Payments  made in respect of Series D Preferred Stock) if permitted by Section 4.07;

(iv)  any sale of Capital Stock (other than Disqualified Stock) of the Parent Guarantor;

(v) any employment,  consulting,  service or termination agreement,  or reasonable and customary indemnification arrangements,  entered into by the Parent Guarantor or any Restricted Subsidiary with directors, officers,  employees and consultants  in the ordinary course of business and the payment of reasonable compensation pursuant thereto;

(vi) transactions  with a Person (other than an Unrestricted  Subsidiary) that is an Affiliate  of the Parent Guarantor solely because the Parent Guarantor owns, directly or indirectly,  Capital Stock in such Person;

(vii) transactions  with customers, clients,  suppliers or joint venture partners in the ordinary course of the business  of the Parent Guarantor and its Restricted Subsidiaries  and otherwise  in compliance  with the terms of this Indenture;  provided that in the reasonable determination of the members of the Board of Directors or Senior Management  of the Parent Guarantor, such transactions  or agreements  are on terms that are no less favorable to the Parent Guarantor or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transactions  or agreements  in a comparable transaction or agreement by the Parent Guarantor or such Restricted Subsidiary with an unrelated  Person;

(viii) Restricted Payments in respect of the Series D Preferred Stock made in accordance with the terms thereof to the extent permitted under Section 4.07; and

(ix) the payment of compensation to officers  and directors of the Parent Guarantor or any Restricted Subsidiary,  in the ordinary course of business, pursuant to an employee stock or share option plan, restricted stock plans, long-term incentive  plans or similar employee benefits  plans; provided that such scheme or plans is in compliance  with the listing rules of the Nasdaq Global Market or such other recognized  stock exchange  on which any  Capital Stock of the Parent Guarantor is listed, for so long as any Capital Stock of the Parent Guarantor is listed on the Nasdaq Global Market or such other stock exchange.

(c) In addition,  the requirements  of clause (ii) of Section 4.15(a) shall not apply to (i) Investments  (other than Permitted Investments)  not prohibited  by Section 4.07, (ii) transactions  pursuant  to agreements  in effect on the Original  Issue Date and described in the Offering Memorandum,  or any amendment  or modification or replacement  thereof, so long as such amendment,  modification or replacement  is not more disadvantageous  to the Parent Guarantor and its Restricted Subsidiaries  than the original agreement  in effect on the Original Issue Date and (iii)  any transaction between or among the Parent Guarantor, any Wholly Owned Restricted Subsidiary and any Restricted Subsidiary that is not a Wholly Owned

Restricted Subsidiary or between or among Restricted Subsidiaries  that are not Wholly Owned Restricted Subsidiaries;  provided that in the case of clause (iii),  (A) such transaction is entered into in the ordinary course of business  and (B) none of the minority shareholders  or minority partners of or in such Restricted Subsidiary that is not a Wholly Owned Subsidiary is a Person described in clause (x) or (y) of Section 4.15(a).

SECTION 4.16                                 Limitation on Business  Activities.   The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, engage in any business other than Permitted Businesses;  provided, however, that the Parent Guarantor or any Restricted Subsidiary may own Capital Stock or an Unrestricted  Subsidiary or joint venture or other entity (other than any Restricted Subsidiary)  that is engaged in a business other than Permitted  Businesses  as long as any Investment  therein is not prohibited  under Section 4.07.

SECTION 4.17                                 Use of Proceeds.  The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, use the net proceeds from the sale of the Notes issued and sold on the Original  Issue Date, in any amount, for any purpose other than (a) as specified  under “Use of Proceeds” in the Offering Memorandum and (b) pending the application of all of such net proceeds in such manner, to invest the portion of such net proceeds not yet so applied in cash or Temporary Cash Investments.

SECTION 4.18                                 Designation of Restricted and Unrestricted Subsidiaries.   (a)  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted  Subsidiary;  provided that:

(i) no Default  or Event of Default  shall have occurred and be continuing at the time of or after giving effect to such designation;

(ii) such Restricted Subsidiary  and its Subsidiaries  do not own any Disqualified  Stock of the Company or any Guarantor or Disqualified  Stock or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor or hold any Indebtedness of, or any Lien on any property, assets or proceeds of, the Parent Guarantor or any Restricted Subsidiary,  if such Disqualified  Stock or Preferred Stock or Indebtedness could not be Incurred under Section 4.06 or such Lien would violate  Section 4.08;

(iii) such Restricted Subsidiary and its Subsidiaries  do not own any Voting Stock of another Restricted Subsidiary,  and all of its Subsidiaries  are Unrestricted Subsidiaries  or are being concurrently designated to be Unrestricted  Subsidiaries  in accordance with this Section 4.18(a);

(iv) none of the Parent Guarantor or any Restricted Subsidiary guarantees or provides credit support or is directly or indirectly liable  for the Indebtedness of such Restricted Subsidiary;  and

(v) the Investment  deemed to have been made thereby in such newly- designated Unrestricted  Subsidiary and each other newly designated Unrestricted  Subsidiary being concurrently redesignated  would be permitted  to be made under Section 4.07.

(b) The Board of Directors may designate  any Unrestricted  Subsidiary to be a Restricted Subsidiary;  provided that:

(i) no Default  or Event of Default  shall have occurred and be continuing at the time of or after giving effect to such designation;

(ii) any Indebtedness of such Unrestricted  Subsidiary outstanding at the time of such designation which will be deemed to have been Incurred by such newly- designated Restricted Subsidiary as a result of such designation would be permitted  to be Incurred under Section 4.06;

(iii) any Lien on the property of such Unrestricted  Subsidiary at the time of such designation which will be deemed to have been incurred by such newly-designated Restricted Subsidiary as a result of such designation would be permitted to be incurred under Section 4.08;

(iv) such Unrestricted  Subsidiary is not a Subsidiary of another Unrestricted  Subsidiary (that is not concurrently being designated as a Restricted Subsidiary);

(v) if such newly designated  Restricted Subsidiary is not organized under the laws of the PRC, such newly designated  Restricted Subsidiary will upon such designation execute and deliver to the Trustee a supplemental  indenture  to this Indenture by which such newly designated Restricted Subsidiary will become a Subsidiary Guarantor; and

(vi) if such Restricted Subsidiary is not organized  under the laws of the PRC or directly owned by a Restricted Subsidiary organized  under the laws of the PRC, all Capital Stock of such Restricted Subsidiary owned by the Parent Guarantor or any Restricted Subsidiary will be pledged as required under  Section 12.02.

(c) Any such designation of a Restricted Subsidiary or an Unrestricted  Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified  copy of the resolution of the Board of Directors of the Parent Guarantor giving effect to such designation or revocation, as the case may be, and an Officers’  Certificate  certifying that such designation or revocation complied  with the foregoing conditions.

SECTION 4.19                                 Anti-Layering.   The Parent Guarantor will not, and will not permit the Company or any Subsidiary Guarantor to, Incur any Indebtedness if such Indebtedness is contractually subordinated  in right of payment to any other Indebtedness of the Parent Guarantor, the Company or any Subsidiary Guarantor, as the case may be, unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the Guarantees on substantially identical terms. This Indenture shall not treat (1) unsecured Indebtedness as subordinated  or junior to Secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

SECTION 4.20                                 Provision of Financia l Statements  and Reports.  (a)  So long as any of the Notes remain outstanding,  the Parent Guarantor will file with the Trustee and furnish to the Holders upon request, as soon as they are available  but in any event not more than

10 calendar days after they are filed, with the SEC or any other recognized  exchange  on which the Parent Guarantor’s  Common Stock is at any time listed for trading, true and correct copies of any financial or other report in the English language  filed  with the SEC or such exchange; provided that if at any time the Parent Guarantor  is no longer subject to the reporting  requirements  of Section 13 or 15(d) of the Exchange  Act and does not otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to the rules and regulations  promulgated  by the SEC, and the Common Stock of the Parent Guarantor ceases to be listed for trading on a recognized  stock exchange,  the Parent Guarantor will file with the Trustee and furnish to the Holders:

(i) as soon as they are available,  but in any event within 90 calendar days after the end of the fiscal year of the Parent Guarantor, copies of the financial  statements  (on a consolidated  basis and in the English language)  of the Parent Guarantor in respect of such financial year (including a statement  of income, balance sheet and cash flow statement)  prepared in accordance with GAAP and audited by a member firm of an internationally recognized  firm of independent  accountants;  and

(ii) as soon as they are available,  but in any event within 45 calendar days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Guarantor, copies of the financial  statements (on a consolidated  basis and in the English language)  of the Parent Guarantor in respect of such quarter (including a statement  of income, balance sheet and cash flow statement) prepared in accordance with GAAP and reviewed by a member firm of an internationally recognized  firm of independent  accountants.

(b) In addition,  so long as any Note remains  outstanding,  the Parent Guarantor wil  provide to the Trustee (i) within 120 days after the close of each fiscal year, an Officers’ Certificate  stating (x) the Fixed Charge Coverage Ratio with respect to the four most recent fiscal quarters and showing in reasonable detail the calculation  of the Fixed Charge Coverage Ratio, including the arithmetic  computations  of each component of the Fixed Charge Coverage Ratio, with a certificate  (or, if unavailable,  written confirmation)  from the Parent Guarantor’s external auditors verifying the accuracy and correctness of the calculation and arithmetic computation;  provided, that the Parent Guarantor shall not be required to provide such auditor certificate  (or written confirmation)  if the external auditors refuse to provide such certificate  (or confirmation)  as a result of the general policy of such external auditors, and (y) the fiscal year-end of the Parent Guarantor (if the Parent Guarantor has elected to change the manner in which it fixes its fiscal year-end); and (ii) as soon as possible and in any event within 10 days after the Parent Guarantor becomes aware or should reasonably become aware of the occurrence of a Default,  an Officers’  Certificate  setting forth the details of the Default,  and the action which the Parent Guarantor proposes to take with respect thereto.

(c) Further, the Company and each Guarantor have agreed that, for as long as any Notes are “restricted  securities” within the meaning of Rule 144(a)(3) under the Securities Act, during any period in which the Company or such Guarantor  is neither subject to Section 13 or 15(d) of the Exchange  Act, nor exempt from reporting pursuant  to Rule 12g3-2(b) thereunder, the Company or such Guarantor, as the case may be, shall supply to (i) any Holder or beneficial owner of a Note or (ii) a prospective purchaser of a Note or a beneficial interest therein designated  by such Holder or beneficial owner, the information specified  in, and meeting the requirements  of Rule 144A(d)(4) under the Securities  Act upon the request of any Holder or beneficial  owner of a Note.

(d) If the Parent Guarantor has designated  any of its Subsidiaries  as Unrestricted Subsidiaries,  then the annual and quarterly financial  information required by this Section 4.20 shall include  a reasonably detailed presentation,  as determined  in good faith by Senior Management  of the Parent Guarantor, either on the face of the financial  statements or in the footnotes to the financial  statements and in the “Management’s  Discussion and Analysis  of Financial  Condition and Results of Operations” section of the Offering Memorandum,  of the financial condition and results of operations of the Parent Guarantor and its Restricted Subsidiaries  separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(e) In the event that any direct or indirect  parent company of the Parent Guarantor becomes a Guarantor of the Notes, the Parent Guarantor may satisfy its obligations under this covenant to provide consolidated  financial  information of the Parent Guarantor by furnishing consolidated  financial  information relating to such parent; provided that (1) such financial statements  are accompanied  by consolidating financial  information for such parent,  the Parent Guarantor, the Company, the Subsidiary Guarantors and the Non-Guarantor Subsidiaries  and (2) such parent is not engaged in any business  in any material respect other than such activities  as are incidental  to its ownership,  directly or indirectly,  of the Capital Stock of the Parent Guarantor.

(f) Delivery of reports, information and documents  by the Company or a Guarantor to the Trustee (except any Officers’  Certificate  or compliance  certificates  specifically addressed to the Trustee) is for informational  purposes only. The Trustee shall have no obligation to examine,  verify,  distribute  or request such reports, information or documents from the Company or a Guarantor and the Trustee’s receipt of such shal  not constitute  constructive notice of any information contained therein or determinable  from information contained  therein, including the Company’s and each Guarantor’s,  as the case may be, compliance  with any of its covenants hereunder (as to which the Trustee is entitled  to conclusively rely exclusively on an Officers’  Certificate  or such compliance  certificate  without  further verification).

SECTION 4.21                                 Additiona l Amounts.   (a)  All payments  of principal of, and premium (if any) and interest on the Notes or under the Guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments  or governmental charges of whatever nature imposed or levied  by or within any jurisdiction in  which the Company, a Surviving Person or an applicable  Guarantor is organized  or resident for tax purposes or any political subdivision or taxing authority thereof or therein (each, as  applicable,  a “Relevant Taxing Jurisdiction”)  or any jurisdiction through which payment is made or any political  subdivision or taxing authority thereof or therein (together with the  Relevant  Taxing Jurisdictions,  the “Relevant Jurisdictions”),  unless such withholding or deduction is required by law or by regulation or governmental  policy having the force of law.  In the event that any such withholding or deduction is so required, the Company, a Surviving Person or the applicable  Guarantor, as the case may be, will pay such additional amounts (“Additional  Amounts”)  as wil  result in receipt by the Holder of each Note, of such amounts  as would have been received by such Holder had no such withholding or deduction been required, except that no Additional Amounts  shall be payable:

(i) for or on account of:

(A) any tax, duty, assessment or other governmental  charge that would not have been imposed but for:

(1) the existence of any present or former connection between the Holder or beneficial  owner of such Note, and the Relevant  Jurisdiction other than merely holding such Note or the receipt of payments or enforcement  of rights thereunder  or under a Guarantee, including,  without  limitation,  such Holder or beneficial owner being or having been a national,  domiciliary or resident of such Relevant  Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent  establishment  therein;

(2) the presentation  of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of, premium,  if any, or interest on, such Note became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the Holder thereof would have been entitled  to such Additional  Amounts if it had presented such Note for payment on any date within such 30-day period; or

(3) the failure  of the Holder or beneficial owner to comply with a timely request of the Company, a Surviving Person or any Guarantor addressed to the Holder or beneficial owner, as the case may be, to provide information concerning such Holder’s or beneficial owner’s nationality,  residence, identity or connection with any Relevant Jurisdiction,  if and to the extent that due and timely compliance  with such request would have reduced or eliminated  any withholding or deduction as to which Additional  Amounts  would have otherwise been payable to such Holder;

(B) any estate, inheritance,  gift, sale, transfer, personal property or similar  tax, assessment or other governmental charge;

(C) any withholding or deduction that is imposed or levied on a payment to an individual  and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive  implementing the conclusions  of the ECOFIN Council  meeting of November 26-27, 2000 on the taxation of savings  income or any law implementing or complying with, or introduced  in order to conform to, such Directives ;

(D) any tax, duty, assessment or other governmental  charge to the extent such tax, duty, assessment  or other governmental  charge results from the presentaiton of the Note (where presentation is required) for payment and the payment can be made without such withholding or deduction by the presentation of the Note for payment elsewhere;

(E) any tax, assessment, withholding or deduction required by sections 1471 through 1474 (or any successor provisions  or amendments  thereof)  of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”),  any current or future U.S. Treasury Regulations  or rulings  promulgated  thereunder,  any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement  between the United States and any other jurisdiction to implement  FATCA, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(F) any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (A), (B), (C), (D) and (E); or

(ii) to a Holder that is a fiduciary,  partnership  or person other than the sole beneficial  owner of any payment, to the extent that such payment would be required to be included  in the income under the laws of a Relevant  Jurisdiction,  for tax purposes, of a beneficiary or settlor with respect to the fiduciary,  or a member of that partnership  or a beneficial owner who would not have been entitled  to such Additional  Amounts had that beneficiary, settlor, member or beneficial  owner been the Holder thereof.

(b) The Company or the relevant  Guarantor will (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld  to the relevant authority in accordance with applicable  law. The Company or the relevant  Guarantor will make reasonable efforts to obtain certified  copies of tax receipts evidencing the payment of any taxes so deducted or withheld  from the Relevant  Jurisdiction imposing such taxes. The Company or the relevant Guarantor will furnish to the Trustee, within 60 days after the date the payment of any taxes so deducted or withheld  is due pursuant to applicable law, either certified  copies of tax receipts evidencing such payment or, if such receipts are not obtainable,  other evidence of such payments.   Upon request, copies of those receipts or other evidence of payments,  as the case may be, will be made available  by the Trustee to the Holders or beneficial owners of the Notes. At least 30 days prior to each date on which any payment  under or with respect to the Notes is due and payable, if the Company or a Guarantor will be obligated to pay Additional Amounts  with respect to such payment, the Company wil  deliver to the Trustee an Officers’ Certificate  stating the fact that such Additional Amounts  will be payable and the amounts so payable and will set forth such other information necessary to enable the Paying Agent to pay such Additional Amounts  to the Holders on such payment date.  In addition, the Company will pay any stamp, issue, registration,  documentary,  value added or other similar  taxes and other duties (including interest and penalties)  payable in any Relevant  Jurisdiction in respect of the creation, issue, offering,  execution or enforcement  of the Notes, or any documentation with respect thereto.

(c) Whenever there is mentioned in any context the payment of principal of, and any premium or interest on, any Note or under any Guarantee, such mention shall be deemed to include payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional  Amounts are, were or would be payable in respect thereof.

SECTION 4.22                                 Maintenance  of Insurance.  The Parent Guarantor will, and will cause its Restricted Subsidiaries  to, maintain insurance  with reputable and financially sound carriers against  such risks and in such amounts as is customarily carried by similarly situated businesses, including,  without  limitation,  property and casualty insurance.

SECTION 4.23                                 No Payments For Consents.  The Parent Guarantor will not, and will not permit any of its Subsidiaries  to, directly or indirectly,  pay or cause to be paid any consideration,  whether by way of interest,  fee or otherwise,  to any Holder for or as an inducement  to any consent, waiver or amendment  of any of the terms or provisions  of this Indenture, the Notes or any Guarantee unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to such consent, waiver or amendment.

SECTION 4.24                                 Suspensions  of Certain Covenants.  If on any date following the date of this Indenture, the Notes have a rating of Investment  Grade from any two of the Rating Agencies and no Default  or Event of Default  has occurred and is continuing (a “Suspension Event”), then, beginning on that day and continuing until such time, if any, at which the Notes cease to have a rating of Investment  Grade from at least two of the Rating Agencies,  the following provisions  of this Indenture will be suspended:

(1)	Section 4.06;

(2)	Section 4.07;

(3)	Section 4.09;

(4)	Section 4.10;

(5)	Section 4.11;

(6)	Section 4.12;

(7)	Section 4.14; and

(8)	Section 4.16.

During any period that the foregoing covenants have been suspended, the Board of Directors may not designate any of the Restricted Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.18 or the definition of “Unrestricted  Subsidiary.”

Such covenants will be reinstituted  and apply according to their terms as of and from the first day on which a Suspension Event ceases to be in effect.  Such covenants will not, however, be of any effect with regard to actions of the Parent Guarantor or any Restricted Subsidiary properly taken in compliance  with the provisions  of this Indenture during the continuance  of the Suspension Event. Following such reinstitution,  the calculations  under Section 4.07 will be made as if such covenant had been in effect since the date of this Indenture and throughout  the continuance  of the Suspension Event (and accordingly,  Restricted Payments  made during the continuance  of the Suspension Event will reduce the amount available  to be made as Restricted Payments under Section 4.07(a)) except that no Default  or Event of Default  will be deemed to have occurred solely by reason of a Restricted Payment made while  that covenant was  suspended.

Promptly following  the occurrence of any Suspension Event or any Suspension Event ceasing to be in effect, the Parent Guarantor will provide  an Officers’ Certificate to the Trustee regarding such occurrence.

ARTICLE V

CONSOLIDATION, M ERGER AND SALE OF ASSETS

SECTION 5.01                                 Consolidation,  Merger and Sale of Assets.  (a)  Neither the Parent Guarantor nor the Company may consolidate  with, merge with or into another Person, permit any Person to merge with or into it, or sell, convey, transfer, lease or otherwise dispose of al  or substantially al  of its and its Restricted Subsidiaries’  properties and assets (computed on a consolidated  basis) (as an entirety or substantially an entirety in one transaction or a series of related transactions)  unless  each of the following conditions  is satisfied:

(i) the Parent Guarantor or the Company, as the case may be, shall be the continuing Person, or the Person (if other than it) formed by such consolidation or merger, or with or into which the Parent Guarantor or the Company consolidated  or merged, or that  acquired or leased such property and assets (the “Surviving  Person”) shal  be a corporation organized  and validly existing under the laws of the British Virgin Islands, the Cayman Islands, Hong Kong, the United States, any state or territory thereof or the District  of Columbia,   and shall expressly assume, by a supplemental indenture  to this Indenture,  executed and delivered to the Trustee, all the obligations  of the Parent Guarantor or the Company, as the case may be, under this Indenture, the Notes, the Security Documents  and the Intercreditor  Agreement,  as the case may be, including the obligation to pay Additional Amounts  with respect to any jurisdiction in which it is organized  or resident for tax purposes or through which it makes payments,  and this Indenture, the Notes, the Security Documents  and the Intercreditor  Agreement  shall remain in full force and effect;

(ii) immediately after giving effect to such transaction,  no Default  or Event of Default  shall have occurred and be continuing;

(iii) immediately after giving effect to such transaction on a pro forma basis, the Parent Guarantor, the Company or the Surviving Person, as the case may be, shall have a Consolidated  Net Worth equal to or greater than the Consolidated  Net Worth of the Parent Guarantor or the Company, as the case may be, immediately prior to such transaction;

(iv) immediately after giving effect to such transaction on a pro forma basis, the Parent Guarantor, the Company or the Surviving Person, as the case may be, could Incur at least US$1.00 of Indebtedness under the proviso in Section 4.06(a);

(v) the Parent Guarantor shal  deliver to the Trustee (x) an Officers’ Certificate  (attaching the arithmetic  computations  to demonstrate compliance  with clauses (iii) and (iv) of this Section 5.01(a)) and (y) an Opinion of Counsel, in each case stating that such consolidation,  merger or transfer and the relevant  supplemental indenture  complies  with this provision and that all conditions  precedent provided for herein relating to such transaction have been complied  with;

(vi) each Guarantor, unless such Guarantor is the Person with which the Parent Guarantor or Company, as the case may be, has entered into a transaction described under this Section 5.01, shall execute and deliver a supplemental  indenture  to this Indenture confirming that its Guarantee shall apply to the obligations  of the Parent Guarantor, the Company or the Surviving Person, as the case may be, under and in accordance with the Notes and this Indenture;  and

(vii)	no Rating Decline shall have occurred.

(b) No Subsidiary Guarantor will consolidate  with, merge with or into another Person, permit any Person to merge with or into it, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Subsidiary Guarantor and its Restricted Subsidiaries  (computed on a consolidated  basis) (as an entirety or substantially an entirety in one transaction or a series of related transactions)  to another Person, unless each of the following conditions  is met:

(i) such Subsidiary Guarantor shall be the continuing Person, or the Person (if other than it) formed by such consolidation or merger, or with or into which the Subsidiary Guarantor consolidated  or merged, or that acquired or leased such property and assets shall be a corporation organized  and validly existing under the laws of the British Virgin Islands, the Cayman Islands, Hong Kong, the United States, any state or territory thereof or the District of Columbia  and shall expressly assume, by a supplemental  indenture  to this Indenture, executed and delivered  to the Trustee, all the obligations  of such Subsidiary Guarantor under this Indenture, the Notes and its Guarantee, including the obligation to pay Additional Amounts  with respect to any jurisdiction in which it is organized  or resident for tax purposes or through which it makes payments, and this Indenture,  the Notes and such Guarantee shall remain in full force and effect;

(ii) immediately after giving effect to such transaction,  no Default  or Event of Default  shall have occurred and be continuing;

(iii) immediately after giving effect to such transaction on a pro forma basis, the Parent Guarantor shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Parent Guarantor immediately prior to such transaction;

(iv) immediately after giving effect to such transaction on a pro forma basis, the Parent Guarantor could Incur at least US$1.00 of Indebtedness under the proviso in Section 4.06(a);

(v) the Parent Guarantor shal  deliver to the Trustee (x) an Officers’ Certificate  (attaching the arithmetic  computations  to demonstrate compliance  with clauses (iii) and (iv) of this Section 5.01(b)) and (y) an Opinion of Counsel, in each case stating that such consolidation,  merger or transfer and the relevant  supplemental indenture  complies  with this provision and that all conditions  precedent provided for herein relating to such transaction have been complied  with; and

(vi)  no Rating Decline shall have occurred;

provided that this paragraph shall not apply to any sale or other disposition that complies  with Section 4.14 or any Subsidiary Guarantor whose Subsidiary Guarantee is unconditionally released in accordance with the provisions  of Section 10.11.

Notwithstanding the foregoing,  (i) any Subsidiary Guarantor may merge with or into or transfer all or part of its properties and assets to the Company or any Guarantor, so long as the Company or such Guarantor survives  such merger, (ii) the Parent Guarantor may merge with an Affiliate  of the Parent Guarantor solely for the purpose of reincorporating the Parent Guarantor in the British Virgin Islands, the Cayman Islands, Hong Kong, the United States, any state or territory thereof or the District  of Columbia  so long as the amount  of Indebtedness of the Parent Guarantor and the Restricted Subsidiaries  is not increased thereby and (iii)  the Parent Guarantor may merge or consolidate  with and into the Company, or be liquidated  following the transfer of all or substantially all of its assets to the Company, in each case in compliance  with the applicable  provisions  of this Indenture;  provided that on and after such merger, consolidation or liquidation,  al  references to “Parent Guarantor” and the “Company” in this Indenture  shal  refer to the continuing Person.

Upon any consolidation,  merger, winding up, sale, assignment,  conveyance, transfer,  lease or other disposition of all or substantially all of the assets of the Company or a Guarantor in accordance with this covenant, the Company and a Guarantor, as the case may be, will be released from its obligations  under this Indenture  and the Notes or its Guarantee, as the case may be, and the continuing Person will succeed to, and be substituted  for, and may exercise every  right and power of, the Company or a Guarantor, as the case may be, under the Indenture, the Notes and such Guarantee; provided that, in the case of a lease of all or substantially all its  assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes, and a Guarantor will not be released from its obligations  under its Guarantee.

ARTICLE VI

 DEFAULT AND REMEDIES

SECTION 6.01                                 Events of Default.   Each of the following events is an “Event of Default”:

(a) default in the payment of principal of (or premium, if any, on) the Notes when the same becomes due and payable at maturity, upon acceleration, redemption, required purchase or otherwise;

(b) default in the payment  of interest or Additional  Amounts  on any Note when the same becomes due and payable, and such default continues  for a period of 30 consecutive days;

(c) default in the performance  or breach of the provisions  of Section  4.08 or Section 5.01, or the failure  by the Parent Guarantor or the Company to make an Offer to Purchase in the manner described under Sections 4.13 or Section 4.14 or any failure  by the Parent Guarantor to create, or cause its Restricted Subsidiaries  to create, a first priority Lien (subject to Permitted Liens and the Intercreditor  Agreement  (if any)) on the Collateral in accordance with the provisions  described under Section 12.01 or 12.02;

(d) the Parent Guarantor or any Restricted Subsidiary defaults  in the performance  of or breaches any other covenant or agreement in this Indenture or under the notes (other than a default  specified in clause (a), (b) or (c) above) and such default  or breach continues  for a period of 30 consecutive  days after written notice by the Trustee or the Holders of 25% or more in aggregate  principal amount of the Notes;

(e) there occurs with respect to any Indebtedness of the Parent Guarantor or any Restricted Subsidiary having an outstanding principal amount of US$15.0 million (or the Dollar Equivalent  thereof) or more in the aggregate for all such Indebtedness of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default  that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and/or (ii) a default in payment  of principal of, or interest or premium on, or any other amounts in respect of, such Indebtedness when the same becomes due and payable;

(f) one or more final judgments  or orders for the payment of money are rendered against the Parent Guarantor or any Restricted Subsidiary and are not paid or discharged, and there is a period of 60 consecutive  days following entry of the final judgment or order that causes the aggregate  amount for all such final judgments  or orders outstanding and not paid or discharged  against all such Persons to exceed US$15.0 million (or the Dollar Equivalent  thereof) during which a stay of enforcement,  by reason of a pending appeal or otherwise, is not in effect;

(g) an involuntary case or other proceeding is commenced  against the Parent Guarantor or any Restricted Subsidiary with respect to it or its debts under any applicable bankruptcy, insolvency or other similar  law now or hereafter in effect seeking the appointment of a receiver, liquidator,  assignee, custodian,  trustee, sequestrator or similar  official  of the Parent Guarantor or any Restricted Subsidiary or for any substantial part of the property and assets of the Parent Guarantor or any Restricted Subsidiary and such involuntary case or other proceeding remains  undismissed  and unstayed for a period of 60 consecutive  days; or an order for relief is entered against  the Parent Guarantor or any Restricted Subsidiary under any applicable  bankruptcy, insolvency or other similar  law as now or hereafter in effect;

(h) the Parent Guarantor or any Restricted Subsidiary (i) commences  a voluntary case under any applicable  bankruptcy, insolvency or other similar  law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment  of or taking possession by a receiver, liquidator,  assignee, custodian, trustee, sequestrator or similar  official of the Parent Guarantor or any Restricted Subsidiary or for all or substantially all of the property and assets of the Parent Guarantor or any Restricted Subsidiary,  or (iii)  effects any general assignment  for the benefit of creditors;

(i) any Guarantor denies or disaffirms  its obligations  under its Guarantee, is declared null and void in a judicial proceeding or, except as permitted by this Indenture,  any Guarantee is determined  to be unenforceable  or invalid  or will for any reason cease to be in full force and effect;

(j) any default by the Company or any Guarantor Pledgor in the performance of any of its obligations under the Security Documents or the Intercreditor Agreement (if any) that adversely affects the enforceability, validity, perfection or priority of the applicable Lien on the Collateral or that adversely affects the condition or value of the Collateral;  or

(k) the Company or any Guarantor Pledgor denies or disaffirms  its obligations under any Security Document  or the Intercreditor  Agreement  (if any) or, other than in accordance with this Indenture, the Security Documents  and the Intercreditor  Agreement  (if any), any Security Document  or the Intercreditor  Agreement  (if any) ceases to be or is not in full force and effect or the Collateral Agent ceases to have a first-priority Lien (subject to Permitted Liens and the Intercreditor  Agreement  (if any)) over the Collateral (if any).

SECTION 6.02                                 Acceleration.   If an Event of Default  (other than an Event of Default  specified in clause (g) or (h) of Section 6.01) occurs and is continuing under this Indenture, the Holders of at least 25% in aggregate principal amount of the Notes then outstanding,  by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the written direction of such Holders shall, declare the principal of, premium,  if any, and accrued and unpaid interest  on the Notes to be immediately due and payable.  Upon a declaration of acceleration,  such principal of, premium,  if any, and accrued and unpaid interest  shall be immediately due and payable.  If an Event of Default specified  in clause (g) or (h) of Section 6.01 occurs with respect to the Parent Guarantor or any Restricted Subsidiary,  the principal of, premium,  if any, and accrued and unpaid interest  on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

SECTION 6.03                                 Other Remedies.   If an Event of Default  occurs and is continuing,  the Trustee shall upon written direction of the Holders of at least 25% in aggregate principal amount of the Notes pursue, in its own name or as trustee of an express trust, any available  remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or, subject to the Intercreditor  Agreement  (if any), to enforce the performance  of any provision of the Notes, this Indenture  or the Security Documents.   The Trustee or the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.   In addition, if an Event of Default occurs and is continuing,  the Trustee shall upon written direction of the Holders of at least 25% in aggregate  principal amount of outstanding Notes (i) give the Collateral Agent a written notice of the occurrence of such continuing Event of Default  and (ii) instruct  the Collateral Agent in accordance with the terms of this Indenture, the Security Documents  and the Intercreditor Agreement  (if any) to, foreclose on the Collateral in accordance with the terms of the Security Documents  and the Intercreditor  Agreement  (if any) and take such further  action on behalf of the Holders with respect to the Collateral as the Trustee deems appropriate.

SECTION 6.04                                 Waiver of Past Defaults.   The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may on behalf of all the Holders waive all past defaults (except with respect to nonpayment  of principal,  premium or interest) and rescind and annul a declaration of  acceleration and its consequences if (x) all existing Events of Default,  other than the non- payment of the principal of, premium,  if any, and interest on the Notes that have become due solely by such declaration of acceleration,  have been cured or waived; and (y) the rescission would not conflict  with any judgment  or decree of a court of competent jurisdiction.Upon such waiver, the Default  will cease to exist, and any Event of Default  arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default  or impair  any right consequent thereon.

SECTION 6.05                                 Control by Majority.  The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available  to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee or the Collateral Agent.

However, the Trustee or the Collateral Agent may refuse to follow  any direction that conflicts with law, this Indenture or the Security Documents,  that may involve  the Trustee or the Collateral Agent in personal liability,  or that the Trustee or the Collateral Agent determines  in good faith may be unduly prejudicial  to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent  with any such direction received from Holders. In addition,  the Trustee will not be required to expend its own funds in following such direction if it does not believe that reasonably satisfactory indemnification or security is assured to it.

SECTION 6.06                                 Limitation on Suits.  A Holder may not institute  any proceeding, judicial or otherwise,  with respect to this Indenture or the Notes, or for the appointment  of a receiver or a trustee, or for any other remedy under this Indenture or the Notes, unless:

(a) the Holder has previously given the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer the Trustee indemnity or security reasonably satisfactory to the Trustee against any costs, liability or expense to be incurred in compliance with such request;

(d) the Trustee does not comply with the request within (x) 60 days after receipt of the written request pursuant  to clause (b) above or (y) 60 days after the receipt of the offer of indemnity or security pursuant to clause (c) above, whichever  occurs later; and

(e) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent  with the request.

SECTION 6.07                                 Rights  of Holders to Receive Payment.
Notwithstanding anything to the contrary, the right of any Holder of a Note to receive payment of the principal of, premium,  if any, or interest on, such Note or any payment under any Guarantee, or to bring suit for the enforcement  of any such payment,  on or after the due date expressed in the Notes, which right shall not be impaired  or affected without  the consent of the Holder.

SECTION 6.08                                 Compliance  Certifica te.   Two Officers  of the Parent Guarantor and the Company must certify to the Trustee in writing,  on or before a date not more than 120 days after the end of each fiscal year, that a review has been conducted of the activities of the Parent Guarantor and the Restricted Subsidiaries  and the Parent Guarantor’s  and the Restricted Subsidiaries’  performance  under this Indenture and that the Parent Guarantor and each

Restricted Subsidiary have fulfilled  all of their respective obligations  thereunder, or, if there has been a default  in the fulfillment  of any such obligation,  specifying each such default  and the nature and status thereof.  Two Officers  of each of the Parent Guarantor and the Company will also be obligated to notify the Trustee in writing of any default or defaults in the performance  of any covenants or agreements  under this Indenture, on or prior to the date that is not more than 30 days after such default.

SECTION 6.09                                 Collectio n Suit by Trustee.  If an Event of Default  in payment of principal or interest specified  in clause (a) or (b) of Section 6.01 occurs and is continuing,  the Trustee may recover judgment  in its own name and as trustee of an express trust for the whole amount of principal and accrued interest  remaining unpaid, together with interest on overdue principal and, to the extent lawful,  overdue installments  of interest, in each case at the rate specified in the Notes, and such further  amount as is sufficient  to cover the properly incurred costs and expenses of collection,  including the properly incurred compensation, expenses, disbursements  and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

SECTION 6.10                                 Trustee May File Proofs of Claim.   The Trustee may file proofs of claim and other papers or documents  as may be necessary or advisable  in order to have the claims  of the Trustee (including any claim for the compensation,  expenses, disbursements  and advances of the Trustee, its agents and counsel, and any other amounts  due the Trustee hereunder) and the Holders allowed in any judicial proceedings  relating to the Company or any Guarantor or their respective creditors or property, and is entitled  and empowered to collect, receive and distribute  any money, securities  or other property payable or deliverable  upon conversion or exchange of the Notes or upon any such claims.   Any custodian, receiver, assignee, trustee, liquidator,  sequestrator or other similar  official  in any such judicial proceeding is hereby authorized  by each Holder to make such payments  to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the properly incurred compensation,  expenses, disbursements  and advances of the Trustee, its agent and counsel, and any other amounts  due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize  or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization,  arrangement,  adjustment  or composition affecting the Notes or the rights of any Holder thereof, or to authorize  the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.11                                 Restoration of Rights  and Remedies.  If the Trustee or any Holder has instituted  a proceeding to enforce any right  or remedy under this Indenture  and the proceeding has been discontinued  or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions  hereunder and thereafter all rights and remedies of the Company, any Guarantors, the Trustee and the Holders will continue  as though no such proceeding had been instituted.

SECTION 6.12                                 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant  in such suit (other than the

Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant  (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.   This Section 6.13 does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

SECTION 6.13                                 Rights  and Remedies Cumulative.   No right  or remedy conferred or reserved to the Trustee or to the Holders under this Indenture  is intended to be exclusive  of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative  and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or exercise of any right or remedy hereunder, or otherwise,  will not prevent the concurrent  assertion or exercise of any other right or remedy.

SECTION 6.14                                 Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default  will impair  any such right or remedy or constitute  a waiver of any such Event of Default or an acquiescence  therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.15                                 Waiver of Stay, Extensio n or Usury Laws.  The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist  upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit  or forgive  the Company or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated  herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance  of this Indenture.  The Company and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer  and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

 THE TRUSTEE

SECTION 7.01                                 General.  (a) The duties and responsibilities  of the Trustee are as set forth herein.  Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b) Except during the continuance  of a Default  or an Event of Default,  the  Agents need perform only those duties that are specifically set forth in this Indenture,  the Notes, the Security Documents  or the Intercreditor  Agreement  (if any) and no others, and no implied covenants or obligations  will be read into this Indenture, the Notes, the Security Documents  or the Intercreditor  Agreement  (if any) against  the Agents.  In case an Event of Default  has occurred and is continuing,  the Trustee shall exercise those rights  and powers vested in it by  this Indenture, the Notes, the Security Documents  or the Intercreditor  Agreement  (if any), and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances  in the conduct of such person’s own affairs.   During the continuance  of an Event of Default,  the Trustee will act only upon the written direction of the Holders of at least 25% of the aggregate principal amount then outstanding.

(c) Should the Trustee become a creditor of the Company or any of the Guarantors, rights  of the Trustee to obtain payment of claims  in certain cases or to realize on certain property received by the Trustee in respect of any such claims,  as security or otherwise, will be limited.   The Trustee is permitted to engage in other transactions  with the Company and its Affiliates  and profit therefrom without  being obliged to account for such profits. The Company hereby irrevocably waives, in favor of the Trustee, any conflict  of interest which may arise by virtue  of the Trustee acting in various capacities under this Indenture or for other customers of the Trustee.  The Company acknowledges  that the Trustee and its affiliates  may have interests  in, or may be providing or may in the future provide financial or other services to other parties with interests which the Company may regard as conflicting with its interests and may possess information (whether or not material to the Company) other than as a result of the Trustee acting as Trustee hereunder, that the Trustee may not be entitled  to share with the Company. Consistent  with its long-standing policy to hold in confidence  the affairs  of its customers, the Trustee will not disclose confidential  information obtained from the Company without  its consent to any of the Trustee’s other customers nor wil  it use on the Company’s behalf any confidential  information obtained from any other customer.  Without  prejudice to the foregoing,  the Company agrees that the Trustee may deal (whether for its own or its customers’ account) in, or advise on, securities  of any party and that such dealing or giving of advice, will not constitute  a conflict  of interest for the purposes of this Indenture.

(d) The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights  it would have if it were not the Trustee, Paying Agent, Note Registrar or such other Agent; provided, that, if it acquires any conflicting interest, it must eliminate  such conflict  within 90 days or resign.

(e) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent  action, its own grossly negligent  failure  to act or its own willful  misconduct,  except that the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.04 or 6.05.

SECTION 7.02                                 Certain Rights  of Trustee.  Subject to Section 7.01:

(a) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution,  certificate,  statement, instrument,  opinion,  report, notice, request, direction,  consent, order, bond, debenture, note, other evidence  of indebtedness  or other paper or document (whether in original or facsimile  form) believed by it to be genuine  and to have been signed or presented by the proper Person, including a director of the Company.  The Trustee need not investigate  any fact or matter stated in the document, but the Trustee shall examine  the document to determine  whether it conforms  to the requirements  of this Indenture (but need not confirm or investigate  the accuracy of mathematical calculations  or other facts stated therein).   The Trustee, in its absolute discretion,  may make further  inquiry or investigation into such facts or matters as it sees fit.

(b) Notwithstanding anything herein to the contrary, before the Trustee acts or refrains  from acting, it may require an Officers’  Certificate  or an Opinion of Counsel conforming to Sections 13.04 and 13.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance  on the certificate  or opinion

(c) The Trustee has no obligation to monitor the financial  performance  of the Company or any Guarantors.

(d) The Trustee may delegate duties to, and may act through,  its attorneys and agents and will not be responsible  for the acts, omissions,  misconduct  or negligence  of any attorney or agent appointed with due care by it hereunder.

(e) The Trustee will be under no obligation to exercise any of the rights  or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities  that might  be incurred by it in compliance  with such request or direction.

(f) The Trustee will not be liable  for any action it takes or omits to take in good faith that it believes  to be authorized  or within its rights  or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.04 or 6.05 relating to the time, method and place of conducting any proceeding for any remedy available  to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;  provided however, that the Trustee’s conduct does not constitute  wil ful misconduct or gross negligence.

(g) The Trustee may consult  with counsel or other professional  advisors of its selection,  and the written advice of such counsel or advisors or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance  thereon.

(h) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights  or powers, unless it receives  security and indemnity satisfactory to it against  any loss, liability or expense.

(i) If any Guarantor is substituted  to make payments on behalf of the Company pursuant to Article  10 or Article  11, the Company shall promptly notify the Trustee and any clearing  house through which the Notes are traded of such substitution.

(j) The Trustee may request that each of the Parent Guarantor and the Company deliver an Officers’ Certificate  setting forth the names of individuals  and/or titles of officers authorized  at such time to take specified  actions pursuant to this Indenture, which Officers’ Certificate  may be signed by any person authorized  to sign an Officers’ Certificate.

(k) The permissive  rights  of the Trustee enumerated herein shall not be construed as duties unless so specified  herein.

(l) The Trustee will treat information relating to the Company as confidential, but (unless  consent is prohibited  by law) the Company consents to the transfer and disclosure  by the Trustee of any information relating to the Company to and between branches, subsidiaries,  representative  offices,  affiliates  and agents of the Trustee and third parties selected by any of them, wherever situated, for confidential  use consistent  with the Trustee’s obligations under this Indenture (including in connection with the provision of any service and for data processing, statistical  and risk analysis  purposes).  The Trustee and any branch, subsidiary, representative  office, affiliate,  agent or third party may transfer and disclose any such information as required by any law, court regulator  or legal process with prior written notice to the Company.

(m) In no event shall the Trustee be responsible  or liable,  directly or indirectly, for any special, indirect,  punitive  or consequential  loss or damage of any kind whatsoever (including,  but not limited  to, loss of profit), irrespective  of whether the Trustee has been advised of the likelihood  of such loss or damage and regardless of the form of action.  The provisions  of this clause shall survive  the termination or expiry of this Agreement  or the resignation or removal of the Trustee.

(n) If an Event of Default  occurs and is continuing,  all Agents will be required to act on the Trustee’s direction.

(o) The Trustee shall have no obligation or duty to monitor, determine  or inquire as to compliance  with any of the covenants contained in Article 4. The Trustee will not be responsible  for the creditworthiness  or solvency of the Company and any Guarantor.

(p) The Trustee shall not be liable for any failure  or delay in the performance  of its obligations  under this Indenture or any other transaction document because of circumstances beyond the Trustee's control, including,  without  limitation,  acts of God, flood, war (whether declared or undeclared), terrorism,  fire, riot, rebellion,  embargo, civil commotion or the like which restrict or prohibit  the performance  of the obligations  contemplated  by this Indenture  or any other transaction document (as the case may be), and other causes beyond the Trustee's control whether or not of the same class or kind as specifically named above.

(q) The Trustee is not obliged to do or omit to do anything which in its reasonable opinion,  would or may be illegal or would constitute  a breach of any law, rule, regulation,  or any decree, order or judgment  of any court, or practice, request, direction,  notice, announcement  or similar  action (whether or not having the force of law) of any relevant government,  government  agency, regulatory authority,  stock exchange or self-regulatory organization to which the Trustee is subject.

(r) The Trustee shall not be liable for errors in judgment  made in good faith by a Responsible  Officer, unless it is proved that the Trustee was grossly negligent  in ascertaining the pertinent facts.

(s) The Trustee shall be entitled  to assume, without  enquiry,  that the Company has performed all of its obligations  in accordance with all of the provisions  of this Indenture, unless notified  to the contrary.

(t) If a default or an Event of Default  shall have occurred, or if the Trustee finds it expedient or necessary, or is requested by the Company to undertake duties which are of an exceptional nature or otherwise outside the scope of the Trustee's normal duties under this Indenture (including,  but not limited  to the processing of payments  in connection with the exercise of redemption rights upon a Change of Control Triggering Event), the Company will pay such additional remuneration as it may agree or, failing such agreement, as determined  by an independent  international merchant  or investment  bank (acting as an expert) selected by the Trustee and, prior to the occurrence of an Event of Default  that is continuing,  also approved by the Company. The expenses involved  in such nomination and such merchant or investment bank's fee will be paid by the Company. The determination of such merchant or investment bank will be conclusive  and binding on the Company and the Trustee.

SECTION 7.03                                 Individual  Rights  of Trustee.  The Trustee, in its individual  or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates  with the same rights it would have if it were not the Trustee.  Any Agent may do the same with like rights.

SECTION 7.04                                 Trustee’s Disclaimer.   The Trustee (a) makes no representation as to the validity or adequacy of this Indenture  or the Notes, (b) is not accountable for the Company’s use or application of the proceeds from the Notes, (c) is not responsible for any statement in the Notes other than its certificate  of authentication and (d) shall not have any responsibility for the Company’s or any Holder’s compliance  with any state or U.S. federal securities  law in connection with the Notes.

SECTION 7.05                                 Notice of Default.   Within 30 days after the earlier of receipt from the Company of notice of the occurrence of any Default  or Event of Default hereunder or the date when such Default  or Event of Default  becomes known to the Trustee,the Trustee will send notice of the Default  to each Holder unless  the Default  or Event of Default  has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold  the notice if and so long as the board of directors, the executive  committee  or a trust committee  of the Trustee in good faith determines  that withholding the notice is in the interest of the Holders.  The Trustee shall not be deemed to have knowledge of any non-compliance  with this Indenture,  a Default  or Event of Default  unless and until a Responsible  Officer obtains actual knowledge  of such Default  or Event of Default  through written notification describing the circumstances  of such non-compliance,  and identifying the circumstances  constituting such default or Event of Default  from the Company or from Holders of not less than 25% in aggregate principal amount of outstanding  Notes. The Trustee shall have no obligation to investigate  whether any Default  or Event of Default  has occurred. In the absence of written notice of a Default  or Event of Default,  the Trustee may assume without any liability in connection with such assumption that there is no Default  or Event of Default.

SECTION 7.06                                 Compensation and Indemnity.   (a)  The Company will pay the Trustee properly incurred compensation as agreed upon in writing for its services.  The compensation of the Trustee is not limited  by any law on compensation of a Trustee of an express trust.  The Company will reimburse  the Trustee upon request for all reasonable and documented expenses, disbursements  and advances (including costs of collection)  incurred or made by the Trustee for its services hereunder, including the compensation and properly incurred expenses of the Trustee’s agents and counsel.

(b) Each of the Company and the Guarantors, jointly and severally,  will indemnify the Trustee or any predecessor Trustee and their agents, employees, officers  and directors for, and hold them harmless  against,  any loss, damage, claim,  including taxes, or liability or reasonable expense, including reasonable legal fees, incurred by it without  gross negligence  or willful misconduct  on its part arising out of or in connection with the acceptance or administration of this Indenture  and its duties under this Indenture and the Notes, including the properly incurred costs and expenses of defending itself against  any claim or liability and of complying with any process served upon it or any of its officers  in connection with the exercise or performance  of any of its powers or duties under this Indenture and the Notes.

(c) To secure the Company’s payment obligations  in this Section, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular  Notes.

(d) This Section 7.06 shall survive  the redemption or maturity of the Notes, the termination of this Indenture,  and resignation or removal of the Trustee.

(e) When the Trustee incurs expenses or renders services pursuant to this Indenture after the occurrence of an Event of Default  specified in Section 6.01(g) or (h) with respect to the Company or any Guarantor, the expenses are intended to constitute  expenses of administration under the United States Bankruptcy Code (Title  11 of the United States Code) or any other similar  law for the relief of debtors.

(f) All rights,  powers, protections and benefits  available  to the Trustee under this Indenture shall apply equally to each of the other capacities of Citicorp International Limited  under this Indenture  (as applicable).

SECTION 7.07                                 Replacement  of Trustee.  (a)  The Trustee may resign at any time by written notice to the Company.

(i) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(ii) The Company may remove the Trustee if:  (A) the Trustee is adjudged a bankrupt or an insolvent;  (B) a receiver or other public  officer takes charge of the Trustee or its property; or (C) the Trustee becomes incapable  of acting.

A resignation or removal of the Trustee and appointment  of a successor Trustee will become effective  only upon the successor Trustee’s acceptance of appointment  as provided in this Section 7.07.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns  or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment  of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment  to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06, (ii) the resignation or removal of the retiring Trustee will become effective,  and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  Upon request of any successor Trustee, the Company will execute any and all instruments  for fully vesting in and confirming to the successor Trustee all such rights,  powers and trusts.  The Company will give notice of any resignation and any removal of the Trustee and each appointment  of a successor Trustee to all Holders, and include  in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement  of the Trustee pursuant to this Section, the Company’s obligations  under Section 7.06 will continue  for the benefit of the retiring Trustee.

SECTION 7.08                                 Successor Trustee by Consolidation,  Merger, Conversion or Transfer.  If the Trustee consolidates  with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets (including the administration of the trust created by this Indenture)  to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

SECTION 7.09                                 Money Held in Trust.  The Trustee will not be liable for interest on any money received by it except as it may agree with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.10                                 Appointment of Co-Trustee. The Trustee may, by written notice to the Company, appoint anyone to act as an additional trustee jointly with the Trustee:

(a) if the Trustee considers such appointment  to be in the interests  of the Holders

(b) to conform with any legal requirement,  restriction or condition in a jurisdiction in which a particular  act is to be performed; or

(c) to obtain a judgment  or to enforce a judgment  or any provision of this Indenture in any jurisdiction.

Subject to the provisions  of this Indenture,  the Trustee may confer on any person so appointed such functions  as it thinks fit.  The Trustee may by written notice to the Company and the person so appointed remove that person.  At the Trustee’s request, the Company wil forthwith do all things  as may be required to perfect such appointment  or removal and it irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so. The Trustee shall not be liable  or responsible  for supervising any such co-trustee or for any misconduct  or negligence  of such co-trustee provided it has exercised reasonable care in selecting such co-trustee.

ARTICLE VIII

 DEFEASANCE AND DISCHARGE

SECTION 8.01                                 Defeasance and Discharge  of Indenture.  The Company shall be deemed to have paid and shall be discharged from any and all obligations  in respect of the Notes, on the 183rd day after the deposit referred to in clause (i) of this Section 8.01 has been made and the provisions  of this Indenture will no longer be in effect with respect to the Notes (except for, among other matters, (i) the rights of Holders to receive payments in respect of the principal,  premium,  if any, and interest on the Notes when such payments are due, solely out of the trust referred to below, (ii) certain obligations  to register the transfer or exchange  of the Notes, to issue temporary Notes, to replace stolen, destroyed, lost or mutilated  Notes, to maintain paying agencies and to hold monies for payment in trust, (iii)  the rights, powers, trusts, duties and immunities  of the Trustee, and the Parent Guarantor’s  and the Company’s obligations  in connection therewith and (iv) the defeasance and discharge  provisions of this Indenture)  if, among other things:

(i) the Company (a) has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government  Obligations  or a combination thereof that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient  to pay the principal of, premium,  if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Notes (and without  consideration of any reinvestment  of interest) and (b) delivers  to the Trustee a certificate  or attestation of an internationally recognized  firm of independent  accountants to the effect that the amount  deposited by the Company is sufficient  to provide payment for the principal of, premium,  if any, and accrued interest on, the Notes on the Stated Maturity of such payment in accordance with the terms of this Indenture and the Notes and an Opinion of Counsel to the effect that the Holders have a valid, perfected, exclusive  Lien over such trust;

(ii) the Company has delivered  to the Trustee (a) either (1) an Opinion of Counsel of recognized  international standing with respect to U.S. federal income tax matters that is based on a change in applicable  U.S. federal income tax law occurring after the Original Issue Date to the effect that beneficial  owners will not recognize  income,  gain or loss for U.S. federal income  tax purposes as a result of the Company’s exercise of its option under this

Section 8.01 and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred or (2) a ruling directed to the Company or the Trustee received from the U.S. Internal Revenue Service to the same effect as the aforementioned  Opinion of Counsel, and (b) an Opinion of Counsel of recognized  international  standing to the effect that the creation of the defeasance trust does not violate  the U.S. Investment  Company Act of 1940, as amended, and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(iii) the Company shall have delivered  to the Trustee an Officers’ Certificate  stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent  of defeating,  hindering,  delaying or defrauding any other of its or any Guarantor’s creditors or others;

(iv) immediately after giving effect to such deposit on a pro forma basis, no Default  or Event of Default,  shall have occurred and be continuing on the date of such deposit or during the period ending on the 183rd day after the date of such deposit, and the deposit and such defeasance shall not result in a breach or violation of, or constitute  a default under, any other agreement  or instrument  to which the Parent Guarantor or any of the Restricted Subsidiaries  is a party or by which the Parent Guarantor or any of the Restricted Subsidiaries  is bound;

(v) the Company has delivered  to the Trustee an Officers’  Certificate and an Opinion of Counsel, each stating that all conditions  precedent relating to the discharge  or defeasance have been complied with; and

(vi) the Company has delivered  irrevocable  instructions  to the Trustee to apply the deposited money toward the payment of the Notes at Stated Maturity (which instructions  may be contained  in the Officers’ Certificate  referred to in clause (v) above).  In the case of either discharge  or defeasance of the Notes, each of the Guarantees will terminate.

SECTION 8.02                                 Covenant Defeasance.  The Company may omit to comply with any term, provision or condition set forth in, and this Indenture will no longer be in effect with respect to, clauses (iii),  (iv), (v)(x) and (vii)  of Section 5.01(a), clauses (iii),  (iv), (v)(x) and (vi) of Section 5.01(b), Article 4 (other than Sections 4.01, 4.02, 4.03, 4.04 and 4.19), clause (c) of Section 6.01 with respect to clauses  (iii),  (iv), (v)(x) and (vii)  of Section 5.01(a), clauses (iii),  (iv), (v)(x) and (vi) of Section 5.01(b) and with respect to the other events set forth in such clause, clause (d) of Section 6.01 with respect to such other covenants and clauses  (e) and (f) of Section 6.01 shall be deemed not to be Events of Default;  provided the following conditions  have been satisfied:

(a) The Company has (x) irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, of cash in U.S. dollars, U.S. Government  Obligations  or a combination thereof that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient  to pay the principal of, premium,  if any, and accrued interest on the Notes on the Stated Maturity of such payments  in accordance with the terms of this Indenture and the Notes (without  consideration of any reinvestment  of interest) and (y) delivers to the Trustee a certificate  or attestation of an internationally recognized  firm of independent  accountants  to the effect that the amount deposited by the Company is sufficient  to provide payment for the principal of, premium,  if any, and accrued interest on, the Notes on the Stated Maturity of such payment in accordance with the terms of this Indenture  and the Notes and an Opinion of Counsel to the effect that the Holders have a valid, perfected, exclusive  Lien over such trust.

(b) The Company has delivered  to the Trustee an Opinion of Counsel of recognized  international standing with respect to U.S. federal income tax matters to the effect that beneficial owners will not recognize  income, gain or loss for U.S. federal income  tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred.

(c) The Company has delivered  to the Trustee an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the U.S. Investment  Company Act of 1940, as amended, and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or  Section 15 of the New York Debtor and Creditor Law.

(d) The Company shal  have delivered to the Trustee an Officers’  Certificate acceptable to the Trustee stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating,  hindering,  delaying or defrauding any other of its creditors or others.

(e) Immediately after giving effect to such deposit on a pro forma basis, no Event of Default,  or event that after the giving of notice or lapse of time or both would become an Event of Default,  shall have occurred and be continuing on the date of such deposit or during the period ending on the 183rd day after the date of such deposit, and the deposit and such defeasance shall not result in a breach or violation of, or constitute  a default under, any other agreement  or instrument  to which the Company or any of the Restricted Subsidiaries  is a party or by which the Company or any of the Restricted Subsidiaries  is bound.

(f) The Company must deliver  to the Trustee an Officers’  Certificate  acceptable to the Trustee and an Opinion of Counsel, each stating that all conditions  precedent relating to such defeasance have been complied  with.

(g) The Company has delivered  irrevocable  instructions  to the Trustee to apply the deposited money toward the payment  of the Notes at Stated Maturity (which instructions may be contained in the Officers’  Certificate  referred to in clause (f) above).

SECTION 8.03                                 Applicatio n of Trust Money.  Subject to Section 8.04, the Trustee will hold in trust the money or U.S. Government  Obligations  deposited with it pursuant to Section 8.01 or 8.02, and apply the deposited money and the proceeds from deposited U.S. Government  Obligations  to the payment of principal of and interest on the Notes in accordance with the Notes and this Indenture.

SECTION 8.04                                 Repayment  to Company.  Subject to Sections 7.06,

8.01 and 8.02, the Trustee will promptly pay to the Company upon written request any excess money held by the Trustee at any time and thereupon be relieved  from all liability with respect to such money.  The Trustee will promptly pay to the Company upon written request any money held for payment with respect to the Notes that remains unclaimed  for six years; provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in the City of New York, or send to each Holder entitled  to such money, notice that the money remains unclaimed  and that after a date specified  in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed  balance of money will be repaid to the Company.  After payment to the Company, Holders entitled  to such money must look solely to the Company for payment, unless applicable  law designates  another Person, and all liability of the Trustee with respect to such money will cease.

SECTION 8.05                                 Reinstatement.   If and for so long as the Trustee is unable to apply any money or U.S. Government  Obligations  held in trust pursuant  to Sections 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment  of any court or governmental authority enjoining,  restraining or otherwise  prohibiting such application,  the Company’s obligations  under this Indenture  and the Notes wil  be reinstated as though no such deposit in trust had been made until such time as the Trustee is permitted to  apply all such money in accordance with this Article VIII.  If the Company makes any payment of principal of or interest on any Notes because of the reinstatement  of its obligations,  it will be subrogated to the rights  of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust by the Trustee.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01                                 Amendments  Without  Consent of Holders.  The Company, the Guarantors, the Trustee and the Collateral Agent may amend or supplement  this Indenture, the Notes, the Intercreditor  Agreement,  if any, or any Security Document and the Guarantees without  the consent of any Holder, to:

(i) cure any ambiguity,  defect, omission  or inconsistency in this Indenture, the Notes, the Intercreditor  Agreement  or any Security Document;

(ii)  comply with Section 5.01;

(iii) evidence and provide for the acceptance of appointment  by a successor Trustee or Collateral Agent; provided that the successor Trustee or Collateral Agent is otherwise qualified  and eligible  to act as such under the terms of this Indenture;

(iv) provide for the issuance of Additional Notes in accordance with the limitations  set forth in this Indenture

(v) in any other case where a supplemental  indenture  to this Indenture is required or permitted  to be entered into pursuant to the provisions  of this Indenture without  the consent of any Holder;

(vi) effect any changes to this Indenture in a manner necessary to comply with the procedures of the relevant  clearing system;

(vii) add any Guarantor or any Guarantee or release any Guarantor from any Guarantee or add or release any Subsidiary Guarantor Pledgor and the corresponding Collateral,  in each case, as provided or permitted by the terms of this Indenture;

(viii) add covenants of the Parent Guarantor and its Restricted Subsidiaries  or Events of Default  for the benefit of Holders or to make changes that would provide additional rights to the Holders or to surrender any right  or power conferred upon the Company or any Guarantor;

(ix) to conform the text of this Indenture, the Notes or the Guarantees to any provision of the section “Description of the Notes” in the Offering Memorandum to the extent that such provision in the section “Description of the Notes” in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture,  the Notes or the Guarantees;

(x) to permit Permitted Pari Passu Secured Indebtedness (including, without  limitation,  permitting the Trustee and the Collateral Agent to enter into the Intercreditor Agreement  or any amendments  to the Security Documents  or this Indenture  and take any other action necessary to permit the creation and registration of Liens on the Collateral to secure Permitted Pari Passu Secured Indebtedness, in accordance with this Indenture);

(xi)  to add additional Collateral to secure the Notes or any Guarantee; or

(xii) make any other change that does not adversely affect the rights  of any Holder under this Indenture, the Notes and the Guarantees.

SECTION 9.02                                 Amendments  With Consent of Holders.  (a)  The Amendments  of this Indenture, the Intercreditor  Agreement  or any Security Documents  may be made by the Company, the Guarantors, the Trustee and the Collateral Agent with the consent of the Holders of not less than a majority in aggregate  principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes may waive future compliance  by the Company or any Guarantor with any provision of this Indenture,  the Notes, the Intercreditor  Agreement  or any Security Document;  provided, however, that no such modification,  amendment  or waiver may, without  the consent of each Holder affected thereby:

(i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(ii)  reduce the principal amount of, or premium, if any, or interest on, any Note;

(iii) change the place, currency or time of payment of principal of, or premium,  if any, or interest on, any Note;

(iv) impair  the right  of any Holder to receive payment  of principal, premium,  if any, or interest on, or to institute  suit for the enforcement  of any payment on or after the Stated Maturity (or, in the case of a redemption,  on or after the redemption date) of any Note or any Guarantee;

(v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify,  amend or supplement  this Indenture;

(vi) make any change in the amendment  or waiver provisions  which require each Holder’s consent;

(vii) waive a Default  or Event of Default  in the payment of principal of, premium,  if any, or interest on the Notes;

(viii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance  with certain provisions  of this Indenture  or for waiver of certain defaults;

(ix) release any Guarantor from its Guarantee, except as provided in this Indenture;

(x) release any Collateral,  except as provided in this Indenture,  the Intercreditor  Agreement  and the Security Documents;

(xi) amend, change or modify any Guarantee in a manner that adversely affects the Holders;

(xii) amend, change or modify any provision of the Intercreditor Agreement,  any Security Document or this Indenture relating to the Collateral,  in a manner that adversely affects the Holders, except in accordance with the other provisions  of the Intercreditor Agreement,  such Security Document, and this Indenture;

(xiii) reduce the amount payable upon a Change of Control Offer or an Offer to Purchase with the Excess Proceeds from an Asset Sale or change the time or manner by which a Change of Control Offer or an Offer to Purchase with the Excess Proceeds from an Asset Sale may be made or by which the Notes must be repurchased pursuant  to a Change of Control Offer or an Offer to Purchase with the Excess Proceeds from an Asset Sale;

(xiv) change the time at which any Notes may be redeemed or repurchased, or the redemption date or the redemption price of the Notes from that stated under Section 3.01 or Section 3.02, whether through an amendment  or waiver of provisions  in the covenants, definitions  or otherwise;

(xv) amend, change or modify the obligation of the Company or any Guarantor to pay Additional  Amounts;  or

(xvi) amend, change or modify any provision of this Indenture or the related definition affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders.

(b) It is not necessary for Holders to approve the particular  form of any proposed amendment,  supplement  or waiver, but is sufficient  if their consent approves the substance thereof.

(c) An amendment,  supplement  or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Notes wil  not be rendered invalid  by such tender.  After an amendment,  supplement  or waiver under this Indenture becomes effective,  the Company is required to give to the Holders a notice briefly describing such amendment, supplement  or waiver.  Any failure  of the Company to give such notice to all the Holders, or any defect therein,  will not impair  or affect the validity of any such amendment,  supplement  or waiver.

SECTION 9.03                                 Effect of Consent.  (a)  After an amendment, supplement  or waiver becomes effective,  it will bind every Holder unless it is of the type requiring the consent of each Holder affected.  If the amendment,  supplement  or waiver is of the type requiring the consent of each Holder affected, the amendment,  supplement  or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment,  supplement  or waiver changes the terms of a Note, the Trustee may require the Holder to deliver  it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms.  The Trustee may also place an appropriate notation on any Note thereafter authenticated.   However, the effectiveness  of the amendment, supplement  or waiver is not affected by any failure  to annotate or exchange  Notes in this fashion.

SECTION 9.04                                 Trustee’s Rights and Obligations.   The Trustee is entitled  to receive, and will be fully protected in relying upon, in addition to the documents required by Section 13.04, an Opinion of Counsel stating that the execution of any amendment, supplement  or waiver authorized  pursuant to this Article is authorized  or permitted by this Indenture and an Officers’ Certificate  stating that al  conditions  precedent have been complied with.  If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement  or waiver so long as the same does not adversely affect the rights  of the Trustee.
The Trustee may, but is not obligated  to, execute any amendment,  supplement  or waiver that affects the Trustee’s own rights,  duties or immunities  under this Indenture.

ARTICLE X

 SUBSIDIARY GUARANTEES

SECTION 10.01                                 The Subsidiary Guarantees.  Subject to the provisions of this Article  10, each of the Subsidiary Guarantors (whether originally a signatory hereto or added pursuant to a supplemental indenture)  hereby, jointly and severally,  guarantees  as  principal obligor to each Holder of a Note authenticated  by the Trustee or the Authentication Agent and to the Trustee and its successors and assigns the due and punctual payment of the principal of, premium,  if any, and interest on, and all other amounts payable to the Holders or the Trustee under this Indenture or the Notes.

SECTION 10.02                                 Guarantee Unconditional.   The obligations  of each Subsidiary Guarantor hereunder are unconditional and absolute and, without  limiting the generality of the foregoing,  will not be released, discharged or otherwise affected by:

(a) any extension,  renewal, settlement,  compromise,  waiver or release in respect of any obligation of the Company under this Indenture  or any Note, by operation of law or otherwise;

(b)  any modification or amendment of or supplement to this Indenture or any Note;

(c) any change in the corporate existence, structure or ownership of the Company, or any insolvency,  bankruptcy, reorganization or other similar  proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;

(d) the existence of any claim, set off or other rights which the Subsidiary Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture  or any unrelated  transactions;  provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity,  irregularity,  or unenforceability relating to or against  the Company for any reason of this Indenture  or any Note; or

(f) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance  whatsoever which might,  but for the provisions  of this paragraph, constitute  a legal or equitable  discharge of or defense to such Subsidiary Guarantor’s  obligations  hereunder.

SECTION 10.03                                 Discharge;  Reinstatement.   Each Subsidiary Guarantor’s obligations  hereunder wil  remain in full force and effect until the principal of, premium,  if any, and interest on the Notes and all other amounts payable by the Company under this Indenture have been paid in full.   If at any time any amount paid under a Note or this Indenture is rescinded or must otherwise be restored, the rights  of the Holders under the Subsidiary Guarantees will be reinstated  with respect to such payments  as though such payment had not been made.  All payments under the Subsidiary Guarantees are required to be made in U.S. dollars.

SECTION 10.04                                 Waiver by the Subsidiary Guarantors.  Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment,  demand, protest and any notice not provided for herein, as well as any requirement  that at any time any action be taken by any Person against  the Company or any other Person.  In particular,  the Subsidiary

Guarantors irrevocably waive their right to require the Trustee to pursue or exhaust the Trustee’s legal or equitable  remedies against the Company prior to exercising the Trustee’s rights  under the Subsidiary Guarantees.

SECTION 10.05                                 Subrogation and Contribution.   Upon making any payment with respect to any obligation of the Company under this Article,  the Subsidiary Guarantor making such payment will be subrogated to the rights of the payee against  the Company with respect to such obligation;  provided that the Subsidiary Guarantor may not  enforce either any right of subrogation,  or any right to receive payment in the nature of contribution,  or otherwise, from any other Subsidiary Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains  unpaid.

SECTION 10.06                                 Stay of Acceleration.   If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency,  bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless  payable by the Subsidiary Guarantors  hereunder forthwith on demand by the Trustee or the Holders.

SECTION 10.07                                 Limitation on Amount of Subsidiary Guarantee. Notwithstanding anything to the contrary in this Article, each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms  that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute  a fraudulent  conveyance under applicable  fraudulent  conveyance  provisions  of the United States Bankruptcy Code or any comparable law of any other jurisdiction.   To effectuate  that intention,  the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations  of each Subsidiary Guarantor under its Subsidiary Guarantee are limited  to an amount not to exceed the maximum amount that can be guaranteed  by the applicable  Subsidiary Guarantor without  rendering the Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance  or fraudulent  transfer or similar  laws affecting the rights  of creditors generally.

SECTION 10.08                                 Ranking of Subsidiary Guarantees.  The Subsidiary Guarantee of each Subsidiary Guarantor:  (a) is a senior obligation of such Subsidiary Guarantor; (b) is senior in right of payment  to any obligations  of such Subsidiary Guarantor expressly subordinated  in right of payment to such Subsidiary Guarantee; (c) ranks at least pari passu in right of payment with all unsubordinated  Indebtedness of such Subsidiary Guarantor (subject to any priority rights  of such unsubordinated  Indebtedness pursuant to applicable  law); (d) is structurally subordinated  to all existing and future obligations  of the Non-Guarantor  Subsidiaries;  and (e) is effectively subordinated to all existing and future  secured obligations  of such Subsidiary Guarantor, to the extent of the value of the collateral securing such obligations (other than the Collateral pledged by such Subsidiary Guarantor).

SECTION 10.09                                 Further Subsidiary Guarantors.  (a)  The Parent Guarantor will,  for the benefit of the Holders of the Notes, cause each of its future Restricted Subsidiaries  (other than Subsidiaries  organized  under the laws of the PRC), promptly upon and  in any event within 30 days after it becomes a Restricted Subsidiary,  to execute and deliver to the Trustee a supplemental indenture  to this Indenture pursuant to which such Restricted Subsidiary will guarantee the payment of the Notes. Notwithstanding the foregoing sentence, the Parent

Guarantor may elect to have any future  Restricted Subsidiary (and its Restricted Subsidiaries) organized  outside the PRC not provide a Subsidiary Guarantee at the time such entity becomes a Restricted Subsidiary;  provided, that, after giving effect to the Consolidated  Assets of such Restricted Subsidiary,  the Consolidated Assets of all Non-Guarantor Subsidiaries  organized outside the PRC do not account for more than 5.0% of the Total Assets as of the date such entity becomes a Restricted Subsidiary.  In addition, if, at any time, the Consolidated Assets of all Non- Guarantor Subsidiaries  organized  outside the PRC exceed 5.0% of the Total Assets, the Parent Guarantor shall cause one or more Non-Guarantor Subsidiaries  organized  outside the PRC to execute and deliver to the Trustee a supplemental  indenture  to this Indenture in the form of Exhibit  G pursuant to which such Non-Guarantor Subsidiaries  will guarantee the payment  of the Notes such that the 5.0% limitation is complied with. Such supplemental  indenture  shall be executed within 30 days from the date of the most recent fiscal quarter for which consolidated financial statements  of the Parent Guarantor (which the Parent Guarantor shall use its reasonable best efforts to compile  on a timely manner and which may include  internal consolidated  financial statements)  are available.  Each Restricted Subsidiary that guarantees the Notes after the Original Issue Date will,  upon execution of the applicable  supplemental indenture  to this Indenture,  be a “Subsidiary Guarantor”.

SECTION 10.10                                 Execution and Delivery of Guarantee.  The execution by each Subsidiary Guarantor of this Indenture  (or a supplemental  indenture  in the form of Exhibit  G) evidences the Subsidiary Guarantee of such Subsidiary Guarantor, whether or not the person signing as an officer  of the Subsidiary Guarantor still holds that office at the time of authentication of any Note.  The delivery of any Note by the Trustee after authentication constitutes  due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

SECTION 10.11                                 Release of the Subsidiary Guarantees.  (a)  A Subsidiary Guarantee given by a Subsidiary Guarantor will be released upon,

(i) repayment  in full of the Notes;

(ii)  a defeasance as provided in Article 8;

(iii) the designation by the Company of a Subsidiary Guarantor as an Unrestricted  Subsidiary in compliance  with the terms of this Indenture;  or

(iv) the sale or merger of a Subsidiary  Guarantor in compliance  with the terms of this Indenture (including Sections 4.11, 4.14 and 5.01) resulting in such Subsidiary Guarantor no longer being a Restricted Subsidiary,  so long as (a) such Subsidiary Guarantor is simultaneously released from its obligations  in respect of any of the Company’s or Parent Guarantor’s other Indebtedness or any Indebtedness of any other Restricted Subsidiary and (b) the proceeds from such sale or disposition are used for the purposes permitted  or required by this Indenture.

(b)           No release of a Subsidiary Guarantor from its Subsidiary Guarantee shall be effective  against the Trustee or any Holder until the Company has delivered  to the Trustee an Officers’  Certificate  stating that al  requirements  relating to such release have been complied with and that such release is authorized  and permitted under the terms of this Indenture.  At the request of the Company, the Trustee will execute and deliver an instrument  evidencing such release.

ARTICLE XI

 PARENT GUARANTEE

SECTION 11.01                                 The Parent Guarantee.  Subject to the provisions  of this Article  11, the Parent Guarantor hereby guarantees  as principal obligor to each Holder of a Note authenticated  by the Trustee or the Authentication Agent and to the Trustee and its successors and assigns the due and punctual payment of the principal of, premium,  if any, and interest on, and all other amounts payable to the Holders or the Trustee under this Indenture  or the Notes.

SECTION 11.02                                 Guarantee Unconditional.   The obligations  of the Parent Guarantor hereunder are unconditional  and absolute and, without  limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(a) any extension,  renewal, settlement,  compromise,  waiver or release in respect of any obligation of the Company under this Indenture  or any Note, by operation of law or otherwise;

(b)  any modification or amendment of or supplement to this Indenture or any Note;

(c) any change in the corporate existence, structure or ownership of the Company, or any insolvency,  bankruptcy, reorganizatio n or other similar  proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;

(d) the existence of any claim, set off or other rights which the Parent Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions;  provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity,  irregularity,  or unenforceability relating to or against  the Company for any reason of this Indenture  or any Note; or

(f) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance  whatsoever which might,  but for the provisions  of this paragraph, constitute  a legal or equitable  discharge of or defense to the Parent Guarantor’s obligations  hereunder.

SECTION 11.03                                 Discharge;  Reinstatement.   The Parent Guarantor’s obligations  hereunder will remain in full force and effect until the principal of, premium,  if any, and interest on the Notes and all other amounts payable by the Company under this Indenture have been paid in full.   If at any time any amount paid under a Note or this Indenture  is rescinded or must otherwise  be restored, the rights of the Holders under the Subsidiary Guarantees will be reinstated with respect to such payments as though such payment had not been made.  All payments under the Subsidiary Guarantees are required to be made in U.S. dollars.

SECTION 11.04                                 Waiver by the Parent Guarantor.  The Parent Guarantor irrevocably waives acceptance hereof, presentment,  demand, protest and any notice not provided for herein, as well as any requirement  that at any time any action be taken by any Person against the Company or any other Person.  In particular,  the Parent Guarantor irrevocably waives its right to require the Trustee to pursue or exhaust the Trustee’s legal or equitable remedies against the Company prior to exercising the Trustee’s rights  under the Parent Guarantee.

SECTION 11.05                                 Subrogation and Contribution.   Upon making any payment with respect to any obligation of the Company under this Article,  the Parent Guarantor making such payment will be subrogated to the rights of the payee against  the Company with respect to such obligation;  provided that the Parent Guarantor may not enforce any right of subrogation or otherwise, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains  unpaid.

SECTION 11.06                                 Stay of Acceleration.   If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency,  bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless  payable by the Parent Guarantor hereunder forthwith on demand by the Trustee or the Holders.

SECTION 11.07                                 Ranking of Parent Guarantee.  The Parent Guarantee: (a) is a general obligation of the Parent Guarantor;  (b) is senior in right of payment to any obligations  of the Parent Guarantor expressly subordinated  in right  of payment to such Parent Guarantee; (c) ranks at least pari passu in right of payment with all unsubordinated  Indebtedness of the Parent Guarantor Guarantor (subject to any priority rights of such unsubordinated Indebtedness pursuant to applicable  law); (d) is structurally subordinated  to all existing and future obligations  of the Non-Guarantor Subsidiaries;  and (e) is effectively subordinated to all existing and future  secured obligations  of the Parent Guarantor, to the extent of the value of the collateral securing such obligations  (other than the Collateral).

SECTION 11.08                                 Executio n and Delivery of Guarantee.  The execution by the Parent Guarantor of this Indenture (or a supplemental indenture  in the form of Exhibit  G) evidences the Parent Guarantee, whether or not the person signing as an officer of the Parent Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes  due delivery of the Parent Guarantee set forth in this Indenture on behalf of the Parent Guarantor.

SECTION 11.09                                 Release of the Parent Guarantee.  (a)  The Parent Guarantee will be released upon,

(i) repayment  in full of the Notes;

(ii)  a defeasance as provided in Article 8;

(iii) upon  the merger or consolidation of the Parent Guarantor with and into the Company that is the continuing Person in such merger or consolidation,  or upon the liquidation of the Parent Guarantor following the transfer of all or substantially all of its assets to the Company that is the continuing Person, in each case in compliance  with this Indenture.

(b) No release of the Parent Guarantor from its Parent Guarantee shall be effective  against the Trustee or any Holder until the Company has delivered  to the Trustee an Officers’  Certificate  stating that al  requirements  relating to such release have been complied with and that such release is authorized  and permitted under the terms of this Indenture.  At the request of the Company, the Trustee will execute and deliver an instrument  evidencing such release.

ARTICLE XII

 SECURITY

SECTION 12.01 Security.  (a) The payment of the principal of and interest and premium,  if any, on the Notes when due, whether on an Interest Payment Date, at maturity,  by acceleration,  repurchase, redemption or otherwise and whether by the Company pursuant to the Notes or by any Guarantor pursuant to its Guarantee, the payment of all other obligations  with respect to, and the performance  of all other obligations  of the Company and the Guarantors under, this Indenture, the Notes, the Guarantees and the Security Documents are secured as provided in the Security Documents  and will be secured by Security Documents hereafter delivered as required or permitted  by this Indenture.  The Parent Guarantor shall cause the Company and each other Guarantor Pledgor to, and the Company and each Guarantor Pledgor shall, (i) deliver  to the Trustee copies of all documents delivered  by any Guarantor Pledgor to the Collateral Agent pursuant to the Security Documents and (ii) do all such acts and things  as may be required by applicable  law, or as may be required by the provisions  of the Security Documents  (including any filings  of continuation statements  and amendments  to Uniform Commercial Code financing  statements that may be necessary to continue  the effectiveness  of such Uniform Commercial Code financing statements)  to maintain (at the sole cost and expense of the Parent Guarantor) the security interest created by the Security  Documents  in the Collateral as a perfected security interest, subject only to Liens permitted by this Indenture.

(b) The Parent Guarantor shall cause, for the benefit of the Holders (and the Trustee and Collateral Agent), to pledge the Capital Stock of the Company and to cause the Company to pledge the Capital Stock of Xinda Holding (HK) Company Limited  on a first- priority basis (subject to Permitted Liens and the Intercreditor  Agreement,  if any) pursuant to share mortgages or share charges on the Original Issue Date in order to secure the obligations  of the Company under the Notes and the Indenture and of the Parent Guarantor and the initial Subsidiary Guarantor under the Indenture  and their respective Guarantees.

SECTION 12.02                                 Security Granted After Issue Date.  The Parent Guarantor shall, for the benefit  of the Holders, pledge, or cause the Company and each  Subsidiary Guarantor to pledge, the Capital Stock owned directly or acquired or otherwise obtained by the Parent Guarantor, Company and/or such Subsidiary Guarantor of any Person that becomes a Subsidiary Guarantor, or additional shares of Capital Stock acquired or otherwise received by the Parent Guarantor or such Subsidiary Guarantor of any Subsidiary Guarantor after the Original Issue Date, within 30 days of such Person becoming a Subsidiary Guarantor or of such acquisition or receipt of additional shares of Capital Stock, to secure the obligations  of the Company under the Notes and this Indenture and of the Parent Guarantor and the Subsidiary Guarantors under this Indenture and their respective Guarantees.

SECTION 12.03                                 Intercreditor  Agreement.  (a) Prior to or concurrently with the first Incurrence of any Permitted Pari Passu Secured Indebtedness (other than Additional Notes), the Trustee and the Collateral Agent shall, without  requiring any instruction or consent from the Holders, be directed by the Company to enter into the Intercreditor Agreement  the Company, the Guarantor Pledgors and the holders of such Permitted Pari Passu Secured Indebtedness (or their representative).  Each of the Holders, by acceptance of any Note or Guarantee, hereby (1) consents to the execution of the Intercreditor  Agreement  and any supplement,  amendments  or modifications  thereto required under this Indenture  and in a form reasonably satisfactory to the Trustee and the Collateral Agent and (2) agrees, for the benefit of the Trustee, that it is solely responsible  for its own independent  appraisal of and investigation into all risks arising under or in connection with the Intercreditor  Agreement  and the Security Documents  and has not relied on and will not at any time rely on the Trustee or the Collateral Agent in respect of such risks.  Neither the Trustee nor the Collateral Agent shall have any liability to any Holder for so entering into the Intercreditor  Agreement.

(b) The Collateral Agent shall act as secured party under the applicable  Security Documents  on behalf of the creditors under the Secured Party Documents,  to follow the instructions  provided to it by one or more of the Creditor Representatives  under the Indenture, the Security Documents  and or the Intercreditor  Agreement,  if any, and to carry out certain other duties.

SECTION 12.04                                 Collateral Agent and Intercreditor  Agent (a) The Company and each of the Holders, by acceptance of any Note or Guarantee, hereby designate and appoint the Trustee as the Collateral Agent under the Security Documents  in respect of the security over the Collateral,  and authorizes  and directs the Trustee and the Collateral Agent to appoint the Intercreditor  Agent under and pursuant to the terms of the Intercreditor  Agreement. The Collateral Agent shall have all the duties, rights  and protections provided in the Security Documents.

(b) The Collateral Agent shall hold the benefit  of all Collateral under the Security Documents  as, and for purposes of enforcing the provisions  of the Security Documents,  all rights and claims  under the Security Documents  shall be vested in it as trustee for the Holders.

(c) Subject to Section 7.01 hereof and Section 12.04(d), as applicable, neither the Trustee, the Collateral Agent and the Agents nor any of their respective officers,  directors, employees, attorneys or agents will be responsible  or liable for the existence,  genuineness, value or protection of any Collateral,  for the legality,  enforceability,  effectiveness  or sufficiency of the Security Documents,  for the creation, perfection,  continuation,  priority,  sufficiency or protection of any Lien, for any defect or deficiency as to any such matters or, in the absence of gross negligence,  bad faith or willful  misconduct  of the Trustee, the Collateral Agent or the Agents, as applicable, for any failure  to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Security Documents  or delay in doing so.

(d) The Collateral Agent:

(i) may refrain from acting in accordance with the Security Documents  or any instructions  and requests until it has received to its reasonable satisfaction:  (i) such compensation for its services to be rendered and (ii) such payment, security or indemnity as it may reasonably require against the costs, expenses and liabilities  to be incurred in complying with the instruction or request;

(ii) may consult with or otherwise engage (at the cost and expense of the Company) legal counsel in connection with any matter arising under this Indenture  or any Security Document  and shall not be liable  for any action taken or omitted to be taken by it in accordance with the advice of such counsel;  and

(iii) may refuse to act on any notice, direction or instruction from the Holders which, in the Collateral Agent’s  opinion to be determined  in its sole discretion,  (i) is contrary to law or the provisions  of this Indenture or the Security Documents or (ii) may expose the Collateral Agent to liability (unless it shall have been indemnified  to its satisfaction for such liability by the Holders giving such notice, direction or instruction).

Except during the continuance  of a Default  or an Event of Default,  no implied covenants or obligations  shall be read into this Indenture  against the Collateral Agent.

SECTION 12.05            Resignation and Removal of Collateral Agent; Appointment  of Successor Collateral Agent. (a) The Collateral Agent may resign from the performance  of all of its functions  and duties under this Indenture  or the Security Documents  at any time upon at least 20 days prior written notice to the Company and the Trustee;  provided that, such resignation shall not take effect unless and until a successor Collateral Agent shall have been appointed.  The Collateral Agent may be removed at any time, with or without  cause, by Act of the Holders of not less than a majority of the principal amount of the Outstanding Notes; provided that such removal shall not take effect unless and until a successor Collateral Agent shall have been appointed.

(b) Upon receiving notice of any such resignation or upon such removal, a successor Collateral Agent shall be appointed by the Company; provided, however, that such successor Collateral Agent shall be (x) a bank or trust company having a combined capital and surplus of at least US$50,000,000 with an office in Hong Kong and (y) authorized  under the laws of the jurisdiction of its incorporation or organization to assume the functions  of the Collateral Agent.  If the appointment  of such successor shall not have become effective  20 days after the Collateral Agent shall have given resignation notice or the removal,  then the retiring Collateral Agent or the Company may petition a court of competent jurisdiction for the appointment  of a successor Collateral Agent.  Such court shall, after such notice as it may deem proper, appoint a successor Collateral Agent meeting the qualifications  specified  herein.  The parties hereto hereby consent to such petition and appointment  so long as such criteria  are met.

(c) The resignation of a Collateral Agent shall become effective  on the date specified  in the notice provided in accordance with Section 12.04(a), or, if a successor Collateral Agent has not been appointed on the date so specified,  on such later date when appointment  of such successor becomes effective.   The resignation or removal of a Collateral Agent shall become effective  only upon the execution and delivery of such documents and/or instruments  as are necessary to transfer the rights and obligations  of the Collateral Agent under the Security Documents  and the recording or filing of such documents, instruments  or financing statements  as may be necessary to maintain the priority and perfection of any security interest granted by any Security Document.   Copies of each such document or instrument  shall be delivered  to the Trustee. The appointment  of a successor Collateral Agent pursuant to this Section 12.04 shall become effective  upon the acceptance of such appointment  (and execution by such successor of the documents, instruments  or financing statements  referred to above) and such successor Collateral Agent shall succeed to and become vested with all the rights,  powers, privileges  and duties of the retiring Collateral Agent and shal  be deemed to be the “Collateral Agent.”

SECTION 12.06        Authorization of Actions to Be Taken. (a) Each Holder, by its acceptance of any Note or Guarantee, consents and agrees to the terms of each Security Document,  as originally in effect and as amended, supplemented  or replaced from time to time in accordance with its terms or the terms of this Indenture,  authorizes  and directs each of the Collateral Agent and the Intercreditor  Agent to enter into the Security Documents  to which it is a party, and empowers each of the Collateral Agent and the Intercreditor  Agent to bind the Holders and other holders of “Secured Obligations” (or any similar  definition in the Intercreditor Agreement)  as set forth in the Security Documents  to which they are a party and the Intercreditor Agreement,  to enter into the Intercreditor  Agreement  or any amendments  to the Security Documents  or this Indenture  and take any other action necessary to permit the creation, intended priority and registration of Liens on the Collateral to secure Permitted Pari Passu Secured Indebtedness in accordance with this Indenture (including,  without  limitation,  the appointment  of any Intercreditor  Agent under the Intercreditor  Agreement  to hold the Collateral on behalf of the Holders, the holders of Permitted Pari Passu Secured Indebtedness and the other Secured Parties), and to perform its obligations  and exercise its rights and powers thereunder

(b) The Collateral Agent is authorized  and empowered to receive for the benefit of the Holders any funds collected or distributed  to the Collateral Agent under the Security Documents  to which the Collateral Agent is a party and, subject to the terms of the Security Documents,  to make further  distributions  of such funds to the Holders according to the provisions  of this Indenture.

(c) Subject to the terms of the Security Documents,  the Trustee may, and shall upon the written direction of the Holders of at least 25% in aggregate  principal amount of Outstanding Notes, (i) give the Collateral Agent a written notice of the occurrence of a continuing Event of Default,  (ii) instruct  the Collateral Agent to foreclose on the Collateral in accordance with the terms of the Security Documents  and (iii)  direct the Collateral Agent to take further action on behalf of the Holders with respect to the Collateral as the Trustee deems appropriate.

(d) Subject to the terms of the Security Documents,  and at the Company’s sole cost and expense, the Trustee is authorized  and empowered to institute  and maintain,  or direct the Collateral Agent to institute  and maintain,  such suits and proceedings as it may deem reasonably expedient  to protect or enforce Liens or the Security Documents  to which the Collateral Agent is a party or to prevent any impairment  of Collateral by any acts that may be unlawful  or in violation of the Security Documents  or this Indenture,  and such suits and proceedings as the Trustee may deem reasonably expedient, at the Company’s sole cost and expense, to preserve or protect its interests and the interests  of the Holders in the Collateral, including power to institute  and maintain suits or proceedings  to restrain the enforcement  of or compliance  with any legislative  or other governmental enactment,  rule or order that may be unconstitutional or otherwise  invalid  if the enforcement  of, or compliance  with, such enactment,  rule or order would impair  the security interest hereunder or be prejudicial  to the interests of Holders or the Trustee.

SECTION 12.07        Release of Collateral Subject to the provisions  of the Intercreditor  Agreement,  the security created in respect of the Collateral granted under the Security Documents  shall be automatically and unconditionally released and discharged in relation to the Notes and the Guarantees:

(i) upon repayment  in full of the Notes;

(ii)   upon the defeasance and discharge of the Notes under Section 8 ;

(iii) upon certain dispositions  of Collateral in compliance  with the covenants under Section 4.11, Section 4.14 and Section 5.01; and

(iv) with respect to security granted by a Subsidiary Guarantor Pledgor, upon the release of the Subsidiary Guarantee of such Subsidiary Guarantor Pledgor in  accordance with the terms of this Indenture.

SECTION 12.08       Payment. All payments received and all amounts held by the Collateral Agent in respect of the Collateral under the Security Documents will be applied as follows:

(i) first, to the Collateral Agent to the extent necessary to reimburse the Collateral Agent for any fees and expenses (including,  but not limited  to, documented fees and expenses of its counsel)  incurred in connection with the collection or distribution of such amounts held or realized  or in connection with expenses incurred in enforcing all available remedies under the Intercreditor  Agreement  and the Security Documents  and preserving the Collateral and all amounts for which the Collateral Agent is entitled  to indemnification under the Intercreditor  Agreement  and the Security Documents;

(ii) second, to the extent not reimbursed  under the preceding paragraph, the Trustee and any other Creditor Representatives,  to the extent necessary to reimburse  the foregoing persons ratably for any unpaid documented fees and expenses (including fees and expenses of their respective  counsels, any paying agents, transfer agents, registrars or other agents in connection therewith appointed in connection with the foregoing and their respective counsels) incurred  under any Secured Party Documents  (or any other document in connection with the foregoing that such paying agents, transfer agents, registrars  or other agents are party to) in connection with the collection or distribution of such amounts held or realized  or in connection with expenses incurred in enforcing all available  remedies  under the Secured Party Documents,  the Intercreditor  Agreement  (if any) and the Security Documents  and preserving the Collateral and all amounts for which the foregoing persons (including any paying agents, transfer agents, registrars or other agents) are entitled  to indemnification under the Secured Party Documents,  the Intercreditor  Agreement  (if any) and the Security Documents;

(iii) third, ratably to each of the Trustee for the benefit  of the Holders, and, to the extent applicable,  to other Creditor Representatives  for the benefit  of the holders of any Permitted Pari Passu Secured Indebtedness to satisfy outstanding obligations  thereunder, in each case, to the extent not paid pursuant to the paragraphs above, in accordance with the terms of the relevant Secured Party Documents;  and

(iv) fourth, any surplus  remaining after such payments will be paid to the Company, the Guarantor Pledgors or to whomever  may be lawfully entitled  thereto.

ARTICLE XIII

 MISCELLANEOUS

SECTION 13.01                                 Ranking.   The Notes are (a) senior obligations  of the Company, (b) senior in right  of payment to any obligations  of the Company expressly subordinated  in right of payment to the Notes, (c) at least pari passu in right  of payment with all unsubordinated  Indebtedness of the Company (subject to any priority rights of such unsubordinated  Indebtedness pursuant to applicable  law), (d) guaranteed by the Guarantors on a senior basis, subject to the limitations  set forth in Article  10, (e) structurally subordinated  to all existing and future obligations  of the Non-Guarantor Subsidiaries  and (f) effectively  subordinated  to all existing and future secured obligations  of the Company to the extent of the value of the collateral securing such obligations  (other than the Collateral).

SECTION 13.02                                 [Reserved].  [Reserved]

SECTION 13.03                                 Notices.  (a)  All notices or demands required or permitted by the terms of the Notes or this Indenture  to be given to or by the Holders are  required to be in writing and may be given or served by being sent by prepaid courier or by being deposited, first-class  postage prepaid, in the United States mails  (if intended for the Company, any Guarantor or the Trustee) addressed to the Company, such Guarantor or the Trustee, as the case may be, at the Corporate Trust Office of the Trustee and, if intended for any Holder, addressed to such Holder at such Holder’s last address as it appears in the Note register (or otherwise delivered  to such Holders in accordance with applicable  DTC, Euroclear or Clearstream procedures).  Copies of any notice or communication to a Holder, if given by the Company, will be mailed  to the Trustee at the same time.  Defect in mailing a notice or communication to any particular  Holder will not affect its sufficiency with respect to other Holders.

(b) Any such notice or demand will be deemed to have been sufficiently given or served when so sent or deposited and, if to the Holders, when delivered in accordance with the applicable rules and procedures of the relevant clearing system.  Any such notice shall be deemed to have been delivered on the day such notice is delivered  to the relevant clearing system or if by mail, when so sent or deposited.

(c) Where this Indenture provides for notice, the notice may be waived in  writing by the Person entitled  to receive such notice, either before or after the event, and the waiver will be the equivalent  of the notice.  Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in  reliance  upon such waivers.

SECTION 13.04                                 Certificate  and Opinion as to Conditions  Precedent.  (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company wil  furnish to the Trustee at the Trustee’s request:

(i) an Officers’  Certificate  stating that, in the opinion of the signers, all conditions  precedent, if any; provided for in this Indenture  relating to the proposed action have been complied  with;

(ii) an Opinion of Counsel stating that all such conditions  precedent have been complied  with; and

(iii) an incumbency certificate  giving the names and specimen signatures  of Authorized  Officers  for any such Authorized  Officers who have not previously provided specimen signatures  to the Trustee.

(b) In any case where several matters are required to be certified  by, or covered by an Opinion of Counsel of, any specified Person, it is not necessary that all such matters be certified  by, or covered by the Opinion of Counsel of, only one such Person, or that they be so certified  or covered by only one document, but one such Person may certify or give an Opinion of Counsel with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an Opinion of Counsel as to such matters in one or several documents.

(c) Any certificate  of an Officer of the Company or any Guarantor may be based, insofar  as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which his certificate  is based are erroneous.  Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate  of, or representations  by, an officer or officers  of the Company or a Guarantor stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate  or representations  with respect to such matters are erroneous.

(d) Where any Person is required to make, give or execute two or more applications,  requests, consents, certificates,  statements,  opinions  or other instruments  under this Indenture, they may, but need not, be consolidated  and form one instrument.

SECTION 13.05                                 Statements Required in Certificate  or Opinion.   Each certificate  or opinion with respect to compliance  with a condition or covenant provided for in this Indenture must include:

(a) a statement that each person signing the certificate  or opinion  has read the covenant or condition and the related definitions;

(b) a brief statement  as to the nature and scope of the examination or investigation upon which the statement  or opinion contained in the certificate  or opinion is based;

(c) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied  with; provided that an Opinion of Counsel may rely on an Officers’  Certificate  or certificates  of public officials  with respect to matters of fact.

SECTION 13.06                                 Payment Date Other Than a Business  Day.  If any payment with respect to a payment  of any principal of, or premium (if any), or interest on, any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business  Day, then the payment need not be made on such date, but may be made on the next succeeding Business  Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

SECTION 13.07                                 Governing Law, Consent to Jurisdiction;  Waiver of Immunities.   (a)  Each of the Notes, the Subsidiary Guarantees and this Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The Company and each of the Guarantors  hereby irrevocably submits  to the non-exclusive  jurisdiction of any United States federal or New York state court sitting in the Borough of Manhattan,  The City of New York in connection with any suit, action or proceeding arising out, of or relating to, this Indenture,  the Notes or any Guarantee or any transaction contemplated  thereby.  The Company and each of the Guarantors irrevocably and unconditionally waives, to the fullest  extent permitted by applicable  law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient  forum.  To the extent that the Company or any Guarantor, as the case may be, has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company or such Guarantor, as the case may be, irrevocably waives such immunity in respect of its obligations  hereunder or under any Note, or any Guarantee, as applicable.   The Company and each of the Guarantors agree that final judgment  in any such suit, action or proceeding brought in such a court shall be conclusive  and binding upon the Company or the Guarantor, as the case may be, and, to the extent permitted  by applicable  law, may be enforced in any court to the jurisdiction of which the Company or any of the Guarantors, as the case may be, is subject by a suit upon such judgment  or in any manner provided by law; provided that service of process is effected upon the Company or any of the Guarantors, as the case may be, in the manner specified  in the following subsection or as otherwise permitted  by applicable law.

(c) As long as any of the Notes remain outstanding,  the Company and each of  the Guarantors will at all times have an authorized  agent in the City of New York, upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture, any Note or any Guarantee.  Service of process upon such agent and written notice of such service mailed or delivered to the Company or any Guarantor, as the case may be, shall to the fullest  extent permitted by applicable  law be deemed in every respect effective  service of process upon the Company or such Guarantor, as the case may be, in any such legal action or proceeding.  The Company and each of the Guarantors  designate and appoint Law Debenture Corporate Services Inc. for receipt of service of process in any such suit, action or proceeding, and covenants and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent at 400 Madison Avenue, 4th Floor, New York, New York 10017, United States.  Notwithstanding the foregoing,  the Company or any Guarantor may, with prior written notice to the Trustee, terminate  the appointment  of Xinda Holding (HK) US Sub Inc and appoint another agent for the above purposes so that the Company and the Guarantors shall at all times have an agent for the above purposes in the City of New York.

(d) The Company and each of the Guarantors  hereby irrevocably waives, to the fullest  extent permitted by applicable  law, any requirement  or other provision of law, rule, regulation or practice which requires or otherwise establishes  as a condition to the institution, prosecution or completion of any suit, action or proceeding (including appeals) arising out of or relating to this Indenture  or any Note or any Guarantee, the posting of any bond or the furnishing,  directly or indirectly,  of any other security.

SECTION 13.08                                 No Adverse Interpretation of Other Agreements.   This Indenture may not be used to interpret another indenture  or loan or debt agreement of the Company or any of the Company, and no such indenture  or loan or debt agreement may be used to interpret  this Indenture.

SECTION 13.09                                 Successors.  All agreements  of the Company or any Guarantor in this Indenture  and the Notes will bind its successors.  All agreements  of the Trustee in this Indenture will bind its successor.

SECTION 13.10                                 Duplicate  Originals.   The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original,  but all of them together represent the same agreement.

SECTION 13.11                                 Separability.   In case any provision in this Indenture  or in the Notes is invalid,  illegal  or unenforceable,  the validity,  legality and enforceability of the remaining provisions  will not in any way be affected or impaired  thereby.

SECTION 13.12                                 Table of Contents and Headings.  The Table of Contents, Cross-Reference Table and headings  of the Articles  and Sections of this Indenture have been inserted for convenience  of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions  of this Indenture.

SECTION 13.13                                 No Personal Liability of Incorporators, Stockholders,  Members, Officers,  Directors, or Employees.   No recourse for the payment of the principal of, premium,  if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation,  covenant or agreement  of the Company or any of the Guarantors in this Indenture, or in any of the Notes or the Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, stockholder, member, partner, officer, director, employee or controlling person of the Company or any of the Guarantors or of any successor Person thereof (other than the Company in respect of the Notes and each Guarantor in respect of its Guarantee).  Each Holder, by accepting the Notes, waives and releases all such liability.   The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees. Such waiver may not be effective  to waive liabilities  under any applicable law.

IN WITNESS WHEREOF the parties hereto have caused this Indenture to be duly executed as of the date first written above.

FAVOR SEA LIMITED as Issuer

By:	/s/ JIE HAN
Name: JIE HAN
Title: Chairman and CEO

CHINA XD PLASTICS COMPAY LIMITED as Parent Guarantor

By:	/s/ JIE HAN
Name: JIE HAN
Title: Chairman and CEO

XINDA HOLDING (HK) COMPANY LIMITED as Subsidiary Guarantor

By:	/s/ JIE HAN
Name: JIE HAN
Title: Chairman and CEO

[SIGNATURE PAGE TO INDENTURE]

Citicorp International Limited as Trustee

By:	/s/ Terrance Young
Name: Terrance Young
Title: Vice President

Citicorp International Limited as Collateral Agent

By:	/s/ Terrance Young
Name: Terrance Young
Title: Vice President

EXHIBIT A

[FACE OF NOTE]

[INSERT LEGENDS, AS APPROPRIATE] FAVOR SEA LIMITED

11.75% Guaranteed Senior Notes due 2019

No. [S-]1 [A-]2                                                                                            US$[                        ]

[Common Code No. 102628357] 1
[ISIN No. USG33353AA46] 1
[CUSIP No. G33353 AA4] 1

[Common Code No. 102817168] 2
[ISIN No. US312086AA95] 2
[CUSIP No. 312086 AA9] 2

Favor Sea Limited,  a company incorporated under the laws of the British Virgin Islands, promises to pay to [Cede & Co.] or registered assigns the principal sum [specified  in Schedule A hereto]*  [of US$[ ]]**, on February 4, 2019.

Interest Payment Dates:  February 4 and August 4, commencing August 4, 2014. Interest Record Dates: January 21 and July 21

The Notes are issuable in denominations  of US$200,000 and integral multiples  of US$1,000 in excess thereof.

Additional provisions  of this Note are set forth on the reverse hereof.

*	Insert for Global Notes.

**      Insert for Certificated  Notes.

1      Insert for Regulation  S Global  Notes.

2      Insert for Restricted  Global  Notes.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized  officer.

Dated:                                           , 20[●]

FAVOR SEA LIMITED
By: ________________________________
Name: Title:

CERTIFICATE  OF AUTHENTICATION

This is one of the 11.75% Guaranteed Senior Notes due 2019 described in the Indenture referred to in this Note.

Date:   ________________

CITICORP INTERNATIONAL LIMITED, AS TRUSTEE
By: ________________________________
Authorized Officer

FORM OF REVERSE OF NOTE

FAVOR SEA LIMITED

11.75% Guaranteed Senior Notes due 2019

1.  Principal and Interest.
The Company promises  to pay the principal of this Note on February 4, 2019.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 11.75% per annum.

Interest will be payable semiannually in arrears (to the Holders of record of the Notes at the close of business on January 21 and July 21 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing  August 4, 2014.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default  in the payment of interest and if this Note is authenticated  between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has-been paid, from the Original Issue Date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Interest not paid when due and any interest on principal,  premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business  Day.  At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.	Indenture; Guarantee.

This is one of the Notes issued under an Indenture, dated as of February 4, 2014 (as amended from time to time, the “Indenture ”),  among Favor Sea Limited,  a company incorporated with limited  liability under the laws of the British Virgin Islands (the “Company”), the Guarantors and Citicorp International Limited,  as Trustee and as Collateral Agent. Capitalized  terms used herein are used as defined in the Indenture unless otherwise  indicated. The terms of the Notes include  those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms.  To the extent permitted by applicable  law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture  will prevail.

The Notes are senior obligations  of the Company.  The Indenture limits  the original aggregate principal amount of the Notes to US$150,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional  Notes vote together for all purposes as a single  class.

3.	Optional Redemption.

(a) On or after February 4, 2017, the Company may on any one or more occasions redeem all or any part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest,  if any, on the Notes redeemed, to (but not including)  the applicable  date of redemption,  if redeemed during the twelve-month period beginning on February 4 of the years indicated  below, subject to the rights of Holders of Notes on the relevant  Record Date to receive interest on the relevant Interest Payment Date:

Period	Re de mption Price
2017	105.875%
2018	102.938%

(b) The Company may at its option redeem the Notes, in whole but not in part, at any time prior to February 4, 2017, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable  Premium as of, and accrued and unpaid interest, if any, to (but not including),  the redemption date.

(c) At any time and from time to time prior to February 4, 2017, the Company may at its option redeem up to 35% of the aggregate principal amount of the Notes with the Net Cash Proceeds of one or more sales of Common Stock of the Parent Guarantor in an Equity Offering at a redemption price of 111.75% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to (but not including)  the redemption date; provided that at least 65% of the aggregate principal amount of the Notes issued on the Original Issue Date remains outstanding after each such redemption and any such redemption takes place within 60 days after the closing of the related Equity Offering.

(d) The Company wil  give not less than 30 days’ nor more than 60 days’ notice of any redemption.

(e) If less than all of the Notes are to be redeemed, the Trustee will select Notes for redemption as follows:  (i) if the Notes are listed on any national securities  exchange, in compliance  with the requirements  of the principal securities  exchange on which the Notes are listed; or (ii) if the Notes are not listed on any national securities  exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

(f) A Note of US$200,000 in principal amount or less shall not be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount to be redeemed. A new Note in principal amount equal to the unredeemed portion will be issued upon cancellation of the original  Note. On and after the redemption date, interest will cease to accrue on Notes or portions of them called for redemption.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without  coupons in denominations  of US$200,000 and any multiple  of US$1,000 in excess thereof.  A Holder may register the transfer or exchange  of Notes in accordance with the Indenture.  The Trustee may require a Holder to furnish appropriate endorsements  and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange  any Note or certain portions of a Note.

5.	Defaults and Remedies.

If an Event of Default,  as defined in the Indenture, occurs and is continuing,  the Trustee or the Holders of at least 25% in principal  amount of the Notes then outstanding may declare all the Notes to be immediately due and payable.  If a bankruptcy or insolvency default with respect to the Company occurs and is continuing,  the Notes automatically become immediately due and payable.  Holders may not enforce the Indenture or the Notes except as provided in the  Indenture.  The Trustee may require security and indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations,  Holders of a majority in principal amount of the Notes then Outstanding  may direct the Trustee in its exercise of remedies.

6.	Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. Without  notice to or the consent of any Holder, the Company and the Trustee may amend or supplement  the Indenture or the Notes to, among other things,  cure any ambiguity,  defect or inconsistency,  or make any other change that does not materially and adversely affect the rights  of any Holder.

7.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate  of authentication on the other side of this Note.
8.	Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.	Abbreviations.

Customary abbreviations  may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties),  3T TEN (=joint tenants with right of survivorship  and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without  charge.

TRANSFER NOTICE

FOR VALUE RECEIVED  the undersigned  registered holder hereby sell(s), assign(s)  and transfer(s)  unto

Insert Taxpayer Identifica tio n No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

In connection with any transfer of this Note:

[Check One]

☐	(a)	this Note is being transferred to the Company or a subsidiary thereof;

☐	(b)
this Note is being transferred  pursuant to and in accordance with Rule  144A under the U.S. Securities  Act of 1933, as amended (the “Securities Act”) and, accordingly,  the undersigned  does hereby further  certify that this Note is being transferred to a Person that the undersigned  reasonably believes is purchasing this Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment  discretion,  and such Person and each such account is a “qualified  institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements  of Rule 144A and in accordance with any applicable securities  laws of any state of the United States. Upon consummation of the proposed transfer, the Note will continue  to be subject to the restrictions  on transfer enumerated  in the Restricted Notes Legend, the Indenture and the Securities  Act;

☐	(c)
this Note is being transferred  pursuant to and in accordance with Regulation S (and if the transfer is being made prior to the expiration of the Distribution Compliance  Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream) and:

(A)	the offer of this Note was not made to a Person in the United States;

(B)	either:

(i)
at the time the buy order was originated,  the transferee was outside the United States or the undersigned  and any person acting on its behalf reasonably believed  that the transferee was outside the United States, or

(ii)
the transaction was executed in, on or through the facilities  of a designated offshore  securities  market and neither the undersigned nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(C)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(D)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(E)	upon consummation of the proposed transfer, the Note will continue to be subject to the restrictions on transfer enumerated in the Regulation S Legend, the Indenture and the Securities Act.

☐	(d)	this Note is being transferred in a transaction permitted by Rule 144 under the Securities Act

☐	(e)	this Note is being transferred pursuant to an effective registration statement under the Securities Act; or

☐	(f)
the undersigned  did not purchase this Note as part of the initial distribution thereof and the transfer is being effected pursuant to and in accordance with an applicable  exemption (other than (a) through (d) above) from the registration requirements  under the Securities  Act and the undersigned  has delivered  to the Trustee such additional evidence that the Company or the Trustee may require as to compliance  with such available  exemption.

If none of the foregoing boxes is checked, the Trustee or other Registrar  shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions  to any such transfer or registration set forth herein and in Section 2.05 of the  Indenture shall have been satisfied.

Date:    ______________________     _____________________________________________

NOTICE:  The signature  to this assignment  must correspond with the name as written upon the face of the within- mentioned  instrument  in every particular,  without  alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED.

The undersigned  represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment  discretion and that it and any such account is a “qualified  institutional  buyer” within  the meaning of Rule 144A under the

Securities  Act and is aware that the sale to it is being made in reliance  on Rule 144A and acknowledges  that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined  not to request such information and that  it is aware that the transferor  is relying upon the undersigned’s  foregoing representations  in order to claim the exemption from registration provided by Rule 144A.

Date: ______________________ _____________________________________________

NOTICE:  To be executed by an executive  officer

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture,  check the box:

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture,  state the amount (in original principal amount) below:

US$ _________________________.

Date:  __________________

Your Signature:    ________________________________

(Sign exactly as your name appears on the other side of this Note)

Signature  Guarantee3: ________________________________________

3
Signatures must be guaranteed by an “eligible  guarantor institution” meeting  the requirements  of the Trustee, which requirements include membership  or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program”  as may be determined  by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the United States Se curities Exchange  Act of 1934,  as amended.

[Insert in Global Notes]

Schedule A

SCHEDULE OF EXCHANGES  OF NOTES

The initial principal amount of this Global Note is US$   ________________________ .

The following changes in the aggregate principal amount of Notes represented by this Global Note have been made:

Date	Amount of decrease in aggregate principal amount of Notes	Amount of increase in aggregate principal amount of Notes	Outstanding Balance	Signature

GUARANTEE

Each Guarantor has fully and unconditionally guaranteed to the holder of the Note upon which this Guarantee is endorsed the due and punctual payment of the principal of and interest on and all other amounts (including, without limitation, Additional Amounts) payable under such Note provided for pursuant to the Indenture, dated as of February 4, 2014 (the “Indenture”) among Favor Sea Limited (the “Company”), the Guarantors and the Trustee, and the terms of such Note when and as the same shall become due and payable, whether at the stated maturity (including, without limitation, Additional Amounts), by declaration of acceleration, by call for redemption or otherwise, in each case in accordance with the terms of such Note and of the Indenture.

The obligations of each Guarantor to the holder of the Note to which this Guarantee relates are expressly set forth in Article 10 of the Indenture, and reference is hereby made to such Article and the Indenture for the precise terms of the Guarantee.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is endorsed shall have been executed by the Trustee in the manner set forth in the Indenture.

Terms not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture.

CHINA XD PLASTICS COMPANY LIMITED as Parent Guarantor
By: ________________________________
Name: Title:

XINDA HOLDING (HK) COMPANY LIMITED as Subsidiary Guarantor
By: ________________________________
Name: Title:

EXHIBIT B

FORM OF TRANSFER CERTIFICATE  FOR TRANSFER FROM RESTRICTED GLOBAL NOTE TO REGULATION S GLOBAL NOTE

[Date]

Citibank, N.A., London Branch
c/o Citibank, N.A., Dublin Branch
One North Wall Quay
Dublin 1, Ireland

Re:           Favor Sea Limited
11.75% Guaranteed Senior Notes due 2019

Reference is hereby made to the Indenture, dated as of February 4, 2014 (the “Indenture”), among Favor Sea Limited  (the “Issuer”), the Guarantors party thereto and Citicorp International Limited,  as Trustee and as Collateral Agent. Capitalized  terms used but not defined herein shall have the meanings  given to them in the Indenture.

This letter relates to US$_________________________  principal amount of the Notes which are evidenced by one or more Restricted Global Notes (CUSIP No. 312086 AA9 / ISIN No. US312086AA95) and held with DTC in the name of [insert name of transferor]  (the “Transferor”).   The Transferor  has requested a transfer of such beneficial interest in the Notes to a person that will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. G33353 AA4 / ISIN No. USG33353AA46).

In connection with such request and in respect of such Notes, the Transferor  does hereby certify that such transfer has been effected pursuant to and in accordance with either (i) Rule 903 or Rule 904 (as applicable)  under the United States Securities  Act of 1933, as amended (the “Securities Act”), or (i ) Rule 144 under the Securities  Act, and accordingly the Transferor does hereby further certify that:

(1) if the transfer has been effected pursuant to Rule 903 or Rule 904:

(A) the offer of the Notes was not made to a person in the United  States; and

(B) either

(i) at the time the buy order was originated,  the transferee was outside the United States or the Transferor  and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(ii) the transaction was executed in, on or through the facilities  of a designated offshore  securities  market and neither the Transferor nor any person acting on

B-1

its behalf knows that the transaction was pre arranged with a buyer in the United States; and

(C) no directed selling efforts have been made in contravention of the requirements  of Rule 903(b) or 904(b) of Regulation S, as applicable;  and

(D) the transaction is not part of a plan or scheme to evade the registration requirements  of the Securities  Act; or

(2) if the transfer has been effected pursuant to Rule 144, the Notes have been transferred in a transaction permitted by Rule 144 and the undersigned  has delivered  to the Trustee, the Paying Agent or the Registrar  such additional evidence that the Issuer, the Trustee, the Paying Agent or the Registrar  may require as to compliance  with such available  exemption.

[The Transferor further certifies that the beneficial interest transferred shall be held immediately thereafter through Euroclear or Clearstream.]4

This certificate and the statements contained herein are made for your benefit  and the benefit  of the Issuer and the Initial Purchasers of the Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities  Act.

[Insert Name of Transferor]

By:
Name: Title:

Dated:______________, ______

4 Insert if transfer is being made prior to the expiration  of the Distribution Compliance  Period.

B-2

EXHIBIT C

FORM OF TRANSFER CERTIFICATE  FOR TRANSFER FROM REGULATION S GLOBAL NOTE TO RESTRICTED GLOBAL NOTE

[Date]

Citibank, N.A., London Branch
 c/o Citibank, N.A., Dublin Branch
One North Wall Quay
Dublin 1, Ireland

Re:           Favor Sea Limited
11.75% Guaranteed Senior Notes due 2019

Reference is hereby made to the Indenture, dated as of February 4, 2014 (the “Indenture”), among Favor Sea Limited  (the “Issuer”), the Guarantors party thereto and Citicorp International Limited,  as Trustee and as Collateral Agent. Capitalized  terms used but not defined herein shall have the meanings  given to them in the Indenture.

This letter relates to US$ __________________ principal amount of the Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No. G33353 AA4 / ISIN No. USG33353AA46) and held with DTC in the name of [insert name of transferor] (the “Transferor”).   The Transferor  has requested a transfer of such beneficial interest in the Notes to a person that will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Restricted Global Notes (CUSIP No. 312086 AA9 / ISIN No. US312086AA95).

In connection with such request and in respect of such Notes, the Transferee  hereby agrees that any future resale, pledge or transfer of such Notes may be made only (i) to the Issuer  or any subsidiary thereof, (i ) to a person whom the sel er reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities  Act of 1933, as amended (the “Securities Act”), in a transaction meeting the requirements  of Rule 144A, (i i)  in an offshore transaction complying with Rule 903 or Rule 904 (as applicable)  of Regulation S under the Securities  Act, (iv) pursuant to an exemption from registration under the Securities  Act provided by Rule 144 (if  available),  (v) pursuant to any other available  exemption from the registration requirements  under the Securities  Act (provided that as a condition to the registration of transfer of any such Notes pursuant to this clause (v) the Issuer or the Trustee may require delivery of any documents or other evidence (including but not limited  to an opinion of counsel) that it, in its sole discretion,  may deem necessary or appropriate to evidence compliance  with such exemption),  or (vi) pursuant to an effective  registration statement  under the Securities  Act, and in each of such cases in accordance with any applicable  securities  laws of any state of the United States or any other jurisdiction.   The Transferee will notify any purchaser of Notes from  it of the resale restrictions  referred to above, if then applicable.

C-1

This certificate  and the statements  contained herein are made for your benefit  and the benefit  of the Issuer and the Initial  Purchasers of the Notes being transferred.

[Insert Name of Transferor]

By:
Name: Title:

Dated: ________________ ,  ______

cc:           Favor Sea Limited

C-2

EXHIBIT D

FORM OF EXCHANGE CERTIFICATE  FOR EXCHANGE OF REGULATION S GLOBAL NOTE FOR RESTRICTED GLOBAL NOTE

[Date]

Citibank, N.A., London Branch
c/o Citibank, N.A., Dublin Branch
One North Wall Quay
Dublin 1, Ireland

Re:           Favor Sea Limited
11.75% Guaranteed Senior Notes due 2019

Reference is hereby made to the Indenture, dated as of February 4, 2014 (the “Indenture”), among Favor Sea Limited  (the “Issuer”), the Guarantors party thereto and Citicorp International Limited,  as Trustee and as Collateral Agent. Capitalized  terms used but not defined herein shall have the meanings  given to them in the Indenture.

This letter relates to US$ ___________________ principal amount of the Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No. G33353 AA4 / ISIN No. USG33353AA46) and held with DTC in the name of [insert name of transferor] (the “Transferor”).   The Transferor  has requested a transfer of such beneficial interest in the Notes to a person that will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Restricted Global Notes (CUSIP No. 312086 AA9 / ISIN No.US312086AA95).

In connection with such request and in respect of such Notes, the Holder hereby agrees that any future resale, pledge or transfer of such Notes may be made only (i) to the Issuer or any subsidiary thereof, (i ) to a person whom the sel er reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities  Act of 1933, as amended (the “Securities Act”), in a transaction meeting the requirements  of Rule 144A, (iii)  in an offshore transaction complying with Rule 903 or Rule 904 (as applicable)  of Regulation S under the Securities  Act, (iv) pursuant to an exemption from registration under the Securities  Act provided by Rule 144 under the Securities  Act (if available),  (v) pursuant to any other available exemption from the registration requirements  under the Securities  Act (provided that as a condition to the registration of transfer of any such Notes pursuant to this clause (v) the Issuer or the Trustee may require delivery of any documents  or other evidence (including but not limited

D-1

to an opinion of counsel) that it, in its sole discretion,  may deem necessary or appropriate to evidence compliance  with such exemption),  or (vi) pursuant to an effective  registration statement under the Securities  Act, and in each of such cases in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.   The Holder will notify any purchaser of Notes from it of the resale restrictions  referred to above, if then applicable.

The Holder further  represents and warrants that either:

☐	it is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933); or

☐
it is not a dealer (as defined in the Securities  Act) and is a U.S. person (within the meaning of Regulation  S under the Securities  Act of 1933) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements  under the Securities  Act of 1933; or

☐	it is a dealer (as defined in the Securities Act) and its interest in this Note does not constitute the whole or a part of an unsold allotment to or subscription by it for the Notes.

This certificate  and the statements  contained herein are made for your benefit  and the benefit  of the Issuer and the Initial  Purchasers of the Notes being transferred.

[Insert Name of Transferor]

By:
Name: Title:

Dated:   _______________ , ______

cc:           Favor Sea Limited

D-2

EXHIBIT E

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM CERTIFICATED NOTE TO CERTIFICATED NOTE

[Date]

Citibank, N.A., London Branch
 c/o Citibank, N.A., Dublin Branch
One North Wall Quay
Dublin 1, Ireland

Re:	Favor Sea Limited 11.75 % Guaranteed Senior Notes due 2019

Reference is hereby made to the Indenture, dated as of February 4, 2014 (the “Indenture”), among Favor Sea Limited  (the “Issuer”), the Guarantors party thereto and Citicorp International Limited,  as Trustee and as Collateral Agent. Capitalized  terms used but not defined herein shall have the meanings  given to them in the Indenture.

This letter relates to US__________________________   principal amount of the Notes presented or surrendered on the date hereof (the “Surrendered  Notes”) which are registered in the name of [insert name of transferor] (the “Transferor”).   The Transferor  has requested a transfer of such Surrendered Notes registered in the name of a person (the “Transferee”) other than the Transferor.

In connection with such request and in respect of such Surrendered Notes, the Transferor does hereby certify that:

[CHECK ONE]

(1)	the Surrendered Notes are being transferred to the Issuer;

or

(2)
the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”) and, accordingly, the Transferor does hereby further certify that the Surrendered Notes are being transferred to a person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, in each case in a transaction meeting the requirements of Rule 144A under the Securities Act and in accordance with any applicable securities laws of any state of the United States;

or

(3)	the Surrendered Notes are being transferred pursuant to and in accordance with Regulation S under the Securities Act (“Regulation S”) and:

(A)	the offer of the Surrendered Notes was not made to a person in the United States;

(B)	either:

(i)
at the time the buy order was originated,  the transferee was outside the United States or the Transferor  and any person acting on its behalf reasonably believed  that the transferee was outside the United States, or

(ii)
the transaction was executed in, on or through the facilities  of a designated offshore  securities  market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(C)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(D)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or

(4)	the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

or

(5)
the Transferor is not the Initial Purchaser of the Surrendered Notes and the transfer is being effected pursuant to and in accordance with an applicable exemption (other than (1) through (4) above) from the registration requirements under the Securities  Act and the Transferor has delivered to the Trustee such additional evidence that the Issuer or the Trustee may require as to compliance with such available  exemption.

This certificate  and the statements  contained herein are made for your benefit  and the benefit  of the Issuer and the Initial  Purchasers of the Notes being transferred.

[Insert Name of Transferor]

By:
Name: Title:

Dated: _______________ , ______

cc:           Favor Sea Limited

EXHIBIT F

FORM OF AUTHORIZATION  CERTIFICATE

I, [Name], [Title],  of [                                                            ], acting on behalf of [Favor Sea Limited  (the “Company”)]/[Name  of Guarantor (the “Guarantor”)],  hereby certify that:

(A) the persons listed below are (i) Authorized  Officers for purposes of the Indenture dated as of February 4, 2014 among Favor Sea Limited,  a company incorporated with limited liability under the laws of the British Virgin Islands (the “Company”),  the Guarantors  party thereto, Citicorp International  Limited,  as Trustee and as Collateral Agent, (ii) duly elected or appointed, qualified  and acting as the holder of the respective office or offices  set forth opposite his name and (iii)  the duly authorized  persons who executed or will execute the [Notes]/[Indenture]/[Guarantee  endorsed on the Notes] by their manual or facsimile  signatures and were at the time of such execution,  duly elected or appointed, qualified  and acting as the holder of the office set forth opposite their names;

(B)  each signature appearing below is the person’s genuine signature; and
(C) attached hereto as Schedule I is a true, correct and complete specimen of the certificates  representing the Notes.

Authorized  Officers:

Name	Company	Title	Signature

IN WITNESS WHEREOF, I have hereunto signed my name.

Date:                        , 20[●]

[FAVOR SEA LIMITED]/[NAME OF GUARANTOR]
By: ________________________________
Name: Title:

Schedule I to Exhibit  F

Specimen Certificate Representing the Notes

EXHIBIT G

SUPPLEMENTAL  INDENTURE

dated as of  _________ , ____

among

FAVOR SEA LIMITED

and

Guarantors  (as defined in the Indenture)

and

[name of new guarantor]

and

Citicorp International  Limited,
 as Trustee and as Collateral Agent

______________________________
11.75% Guaranteed Senior Notes Due 2019

THIS SUPPLEMENTAL INDENTURE (this “Supplemental  Indenture”), entered into as of ________________ ,_________________ , among Favor Sea Limited,  a company incorporated with limited liability under the laws of the British Virgin Islands (the “Company”),  the Guarantors  and [insert each new Guarantor executing this Supplemental Indenture  and its jurisdiction of incorporation]  (each an “Undersigned”)  and Citicorp International Limited,  as trustee (the “Trustee”) and as Collateral Agent.  Capitalized  terms used but not defined herein shal  have the meanings  given to them in the Indenture.

RECITALS

WHEREAS, the Company, the Guarantors party thereto, the Trustee and the Collateral Agent entered into the Indenture, dated as of February 4, 2014 (the “Indenture”),  relating to the Company’s 11.75% Guaranteed Senior Notes Due 2019 (the “Notes”).

WHEREAS, as a condition to the Trustee and the Collateral Agent entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause each of its future Subsidiaries  (other than those organized  under the laws of the PRC), promptly upon becoming a Restricted Subsidiary,  to execute and deliver to the Trustee and the Collateral Agent a supplemental indenture  to the Indenture pursuant to which such Restricted Subsidiary will Guarantee the payments of the Notes.

AGREEMENT

NOW, THEREFORE,  in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental  Indenture hereby agree as follows:

Section 1.                      Capitalized  terms used herein and not otherwise  defined herein are used as defined in the Indenture.

Section 2.                      Each Undersigned,  by its execution of this Supplemental  Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable  to Subsidiary Guarantors, including,  but not limited  to, Article  10 thereof.

Section 3.                      This Supplemental Indenture  shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.                      This Supplemental Indenture  may be signed in various counterparts which together will constitute  one and the same instrument.

Section 5.                      This Supplemental Indenture  is an amendment  supplemental  to the Indenture and the Indenture and this Supplemental  Indenture will henceforth be read together.

Section 6.                      The Trustee shall not be responsible  in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein all of which are made solely by the Company and the Subsidiary Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental  Indenture to be duly executed as of the date first above written.

[FAVOR SEA LIMITED for itself and on behalf of all the Guarantors*
By: ________________________________
Name: Title:

CITICORP INTERNATIONAL LIMITED, as Trustee
By: ________________________________
Name: Title:

CITICORP INTERNATIONAL LIMITED, as Collateral Agent
By: ________________________________
Name: Title:

[New Guarantor]
By: ________________________________
Name: Title:

*  Pursuant to a power of attorney granting attorney in fact to execute the instruments contemplated.

EXHIBIT H

TRUSTEE, PAYING AGENT AND TRANSFER AGENT AND REGISTRAR

Trustee

Citicorp International Limited
50th Floor, Citibank  Tower, Citibank  Plaza 3 Garden Road
Central Hong Kong

Paying Agent and Transfer Agent

Citibank, N.A., London Branch
c/o Citibank, N.A., Dublin Branch
One North Wall Quay
Dublin 1, Ireland

Registrar

Citibank, N.A., London Branch
c/o Citibank, N.A., Dublin
Branch One North Wall Quay
Dublin 1, Ireland

H-1

Guarantors

SCHEDULE I

China XD Plastics Company Limited

Xinda Holding (HK) Company Limited

Sch. II-1

SCHEDULE II CERTAIN TERMS OF THE INTERCREDITOR AGREEMENT

The Intercreditor  Agreement  shall provide, among other things,  that:

(1) the Holders and the holders of any future  Permitted Pari Passu Secured Indebtedness (or their representative  or agent) will share equal priority and pro rata entitlement in and to the Collateral;

(2) the Collateral shall only be substituted  or released and Liens only be granted on the Collateral to the extent permitted under the Secured Party Documents;

(3) the conditions  under which the Collateral Agent shall enforce the rights  of the Secured Parties shall enforce their rights with respect to the Collateral and the Indebtedness secured thereby will be as described in (5) below; and

(4) the Collateral Agent will enforce the Collateral in accordance with a written instruction by any Creditor Representative  to do so if it does not receive any conflicting instruction,  and in the case of conflicting instructions  delivered by two or more Creditor Representatives,  the Collateral Agent will only enforce the Collateral upon receiving written instructions  from the Majority Creditors. The Collateral Agent is not obligated  to take any action if it identifies  such conflict  and no written instruction from the Majority Creditors pertaining to such conflict  has been received by the Collateral Agent.

Sch. II-2